UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant ☐

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[X]	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

FTI CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)
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777 South Flagler Drive Phillips Point Suite 1500 West Tower West Palm Beach, Florida 33401 (561) 515-1900

April 23, 2009

Dear Stockholder:

     You are cordially invited to attend the 2009 Annual Meeting of Stockholders of FTI Consulting, Inc. on June 3, 2009, at 9:30 a.m., EDT, at its executive office located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

     This year, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, on or about April 23, 2009 we began mailing to our stockholders of record on March 30, 2009 a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our 2008 Annual Report to Stockholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report to Stockholders and a form of proxy card. We believe that the notice and access method expedites stockholders’ receipt of proxy materials and the annual report, while helping the environment and lowing costs. On or about April 23, 2009, we also began mailing a full set of the proxy materials and the 2008 Annual Report of Stockholders to FTI stockholders who previously requested delivery of the materials in paper copy.

     Your vote is important. Whether or not you plan to attend this meeting, we urge you to vote as soon as possible. We invite you to use the convenience of Internet or telephone voting by following the instructions on pages 4 and 5 of the proxy statement. Alternatively, you may also vote by returning a proxy card, if you received a paper copy of the proxy statement. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

     If you plan to attend the meeting in person, please respond affirmatively to the request for that information on the Internet, or mark that box on the proxy card if you received a paper copy of the proxy statement. You will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

JACK B. DUNN, IV
President and Chief Executive Officer

FTI CONSULTING, INC.
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date: June 3, 2009
Time: 9:30 a.m., EDT
Place: FTI Consulting, Inc., Executive Office, 777 Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401

Dear Stockholder:

     At the Annual Meeting, we will ask you to:

  elect as Class I directors the two nominees named in the proxy statement;

  approve the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan);

  ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  transact any other business as may property come before the meeting.

     The Board of Directors recommends a vote FOR the election of each of the two nominees for Class I director named in the proxy statement, FOR the approval of amendments to the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors, and FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

     Stockholders of record at the close of business on March 30, 2009, will be entitled to notice of and to vote at the 2009 Annual Meeting and any adjournment or postponement of the meeting.

By Order of the Board of Directors,

JOANNE F. CATANESE
Associate General Counsel and Secretary
April 23, 2009

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Please vote as promptly as possible even if you plan to attend the meeting. We invite you to utilize the convenience of Internet or telephone voting. For information on how to vote your shares, see the instructions included on the Notice of Internet Availability of Proxy Materials or the instruction form from your broker or other fiduciary, as applicable, and under “Information About the 2009 Meeting and Voting” beginning on page 1 of the proxy statement. Alternatively, we encourage you to vote by completing, signing and dating the proxy card if your received paper copies of this proxy statement and returning it in the enclosed envelope. If you have questions about voting your shares, please contact our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. If you decide to change your vote, you may revoke your proxy in the manner described in the proxy statement, at any time before it is voted.

777 South Flagler Drive Phillips Point Suite 1500 West Tower West Palm Beach, Florida 33401 (561) 515-1900

April 23, 2009

_____________________

PROXY STATEMENT FOR ANNUAL MEETING
_____________________

     This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2009 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2009 Annual Meeting of Stockholders will be held on June 3, 2009, at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

     On or about April 23, 2009, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2008 Annual Report to Stockholders online and we began mailing a full set of the proxy materials and 2008 Annual Report to Stockholders to stockholders who previously requested delivery in paper copy. For information on how to vote your shares of our common stock, see the Notice of Internet Availability of Proxy Materials, the instructions included on the proxy card or the instruction form you receive from your broker or other fiduciary, and the information under “Information About the 2009 Annual Meeting and Voting.” Stockholders who, according to our records, owned shares of FTI common stock at the close of business on March 30, 2009 will be entitled to vote at the 2009 Annual Meeting.

INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

     The Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation, has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with our Annual Meeting of Stockholders, which will take place on Wednesday, June 3, 2009. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) to assist you in voting your shares.

What information is contained in the proxy materials?

     The proxy materials include the proxy statement for the 2009 Annual Meeting of Stockholders and 2008 Annual Report to Stockholders. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or voting instruction card for the annual meeting.

     The information in this proxy statement relates to the proposals to be voted on at the 2009 Annual Meeting of Stockholders, the voting process, the two nominees for Class I director named in this proxy statement, information about our Board and its Committees, the compensation of non-employee directors and our chief executive officer, chief financial officer and other three most highly paid executive officers for year ended December 31, 2008, and certain other information we are required to provide to you. We have summarized information in this proxy statement that you should consider in deciding how to vote on the proposals being submitted to a vote of our stockholders at this meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials?

     We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials over the Internet, As permitted under the SEC rule we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access this proxy statement and our 2008 Annual Report to Stockholders for the fiscal year ended December 31, 2008 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

     In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Why did I receive a full set of proxy materials and the 2008 Annual Report to Stockholders by mail?

     We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and some of our stockholders who live outside of the United States, with paper copies of proxy materials instead of the Notice of the Internet Availability of Proxy Materials and FTI’s 2008 Annual Report to Stockholders.

     In addition, we are providing notice of the availability of the proxy materials by email to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an email containing a link to the website where the proxy materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

     Your Notice of the Internet Availability of Proxy Materials will contain instructions on how to:

  view our proxy materials for the 2009 Annual Meeting of Stockholders on the Internet;

  view our 2008 Annual Report to Stockholders on the Internet; and

  instruct us to send our future proxy materials to you electronically by email.

How may I obtain a paper copy of the proxy materials?

     Stockholders receiving a Notice about the Internet availability of the proxy materials and 2008 Annual Report to Stockholders by mail will find instructions about how to obtain a paper copy of the proxy materials and annual report on their Notice. Stockholders receiving a Notice by email will find instructions about how to obtain paper copies as part of the email. All stockholders of record on March 30, 2009 who do not receive a Notice by mail or email will receive a paper copy of the proxy materials by mail.

How may I obtain a copy of FTI Consulting, Inc.’s 2008 Annual Report to Stockholders and other financial information?

     Stockholders may request a free copy of our 2008 Annual Report to Stockholders, which includes our 2008 Annual Report on Form 10-K filed with the SEC on March 2, 2009, from:

FTI Consulting, Inc.
Attn: Corporate Secretary
500 East Pratt Street
Suite 1400
Baltimore, MD 21202
(410) 951-4800

     Alternatively, stockholders can access the 2008 Annual Report to Stockholders, which includes our 2008 Annual Report on Form 10-K, and other financial information, on our website at http:/ir.fticonsulting.com/phoenix.zhtml?c=82634&p=irol-sec.

     We will furnish any exhibit to the 2008 Annual Report on Form 10-K if specifically requested at no charge.

Who is soliciting my proxy?

     We are sending you this proxy statement because our Board is seeking a proxy to vote your shares of common stock at our 2009 Annual Meeting of Stockholders, because you were a stockholder at the close of business on March 30, 2009, the record date, and are entitled to vote at the meeting. This proxy statement is intended to assist you in deciding how to vote your shares.

When and where will FTI hold the 2009 Annual Meeting of Stockholders?

     FTI’s 2009 Annual Meeting of Stockholders will be held on Wednesday, June 3, 2009, at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900.

Who pays the costs of the proxy solicitation?

     FTI will pay the cost of soliciting proxies. In addition to the mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

     We also have hired Morrow & Co., LLC (“Morrow”), 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of votes. We will pay Morrow a base fee of $20,000 plus customary costs and expenses for these services.

     In accordance with the regulations of the SEC and the New York Stock Exchange (“NYSE”), we also pay the fees and expenses of any other proxy solicitation firm engaged by us and will reimburse brokerage firms and other nominees and fiduciaries for their expenses incurred in sending Notices or proxy materials to beneficial owners of our common stock as of the record date.

How many votes must be present to hold the 2009 Annual Meeting of Stockholders?

     On March 30, 2009, the record date for the 2009 Annual Meeting of Stockholders, 51,325,310 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions and “broker non-votes” will be counted as shares of common stock that are present at the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

     At the Annual Meeting, we will ask you to:

  elect as Class I directors the two nominees named in the proxy statement;

  approve the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan);

  ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  transact any other business as may properly come before the meeting.

How do I vote my shares?

     You have one vote for each share of our common stock that you owned of record at the close of business on March 30, 2009. Even if you plan to attend the annual meeting in person, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting. By voting by proxy you will be directing the person or persons designated on the proxy card as your proxies to vote your shares of common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

  How can I vote in person? Shares held in your name as the stockholder of record may be voted in person at the annual meeting. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the broker or other nominee or fiduciary that holds your shares giving you the right to vote the shares.

  How can I vote by Internet? Stockholders who received a Notice of Internet Availability of Proxy Materials by mail may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received Notice by email may submit proxies over the Internet by following the instructions included in the email. Stockholders who have received paper copies of the proxy materials, including a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., EDT, on June 2, 2009. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, please do NOT return a paper proxy card.

  How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Telephone voting is available 24 hours a day until 11:59 P.M., EDT, on June 2, 2009. If you vote by telephone, please do NOT return a paper proxy card. Stockholders who are beneficial owners and who receive a voting instruction card by mail may vote by telephone by calling the number specified on the voting instruction card provided by their broker or other nominee or fiduciary. Those stockholders should check the voting instruction card for telephone voting availability.

  How can I vote by mail? Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

What does it mean if I received more than one proxy card or instruction form?

     If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold shares in different ways or in multiple names (e.g., joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign and return my proxy card or instruction form?

     If you are a registered “record” stockholder and do not vote your shares by Internet, or if you receive paper copies of the proxy materials, by telephone or mail, you must attend the Annual Meeting in order to vote.

     If your shares are held in a brokerage account or by another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” you must following the voting instructions forwarded to you by or on behalf of your broker or other nominee or fiduciary. Brokerage firms and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker or other nominee of fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

     Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal 1, the election of the two nominees named in the proxy statement as Class I directors, and Proposal 3, the ratification of the retention of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009, are considered routine matters for which brokers or other nominees or fiduciaries may vote in the absence of specific instructions.

     When a proposal is not considered “routine” and the broker or other nominees or fiduciaries has not received voting instructions from the beneficial owner of the shares with respect to such proposal; such firm cannot vote the shares on that proposal. Proposal 2, to amend and restate the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors, is not considered routine and brokerage firms and other nominees or fiduciaries may not vote on this proposal in the absence of specific instructions. Shares of common stock that a broker or other nominee or fiduciary is not authorized to vote are counted as “broker non-votes.”

How will my shares of FTI common stock be voted if I do not specify my voting instructions on the proxy card?

     If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies as follows:

  FOR the election of the two nominees for Class I directors named in the proxy statement;

  FOR the approval of the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan);

  FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  in accordance with the discretion of the named proxies on any other business that may properly come before the meeting.

How can I revoke my proxy and change my vote prior to the meeting?

     You may change your vote at any time prior to the vote at the Annual Meeting. You may change your vote in any one of four ways:

  You may notify our Corporate Secretary at FTI Consulting, Inc. 500 East Pratt Street, Suite 1400, Baltimore, MD 21202, in writing that you wish to revoke your proxy.

  You may submit a proxy dated later than your original proxy.

  You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of our common stock at the Annual Meeting.

  For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary, or if you obtained a legal proxy from giving you the right to vote your shares, by attending the meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals?

Proposal 1: Elect as Class I Directors the two nominees named in the proxy statement	The nominees for election as Class I directors who receive the highest number of “FOR” votes will be elected as directors. This number is called a “plurality.”

Proposal 2: Approve the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan)

Under Maryland law, approval of the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan) requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal (provided that the total votes cast on Proposal 2 represents over 50% in interest of all securities entitled to vote on the proposal).

Proposal 3: Ratify the retention of KPMG LLP as FTI’s independent registered public accounting firm for the fiscal year ending December 31, 2009

Ratification of the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009 requires a majority of the votes cast at the Annual Meeting be voted “FOR” this proposal.

What impact will abstentions and broker non-votes have on the proposals?

     Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 1 or 3 and will have no impact on the result of the vote for these Proposals. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your withholding of authority will not count as votes cast either for or against the nominee and will have no impact on the election of a director.

     Under the NYSE stockholder approval requirements, abstentions are treated as votes cast. Accordingly, they will have the effect of a vote against Proposal 2. Because broker non-votes are not counted as votes cast under the NYSE stockholder approval requirements, they could have an impact on satisfying the NYSE requirement that the total vote cast on Proposal 2 represents over 50% in interest of all securities entitled to vote on that Proposal.

How does the Board recommend that I vote?

     Our Board recommends that you vote your shares:

  FOR the election of the two nominees as Class I director named in the proxy statement;

  FOR the approval of the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan); and

  FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

How can I obtain FTI’s corporate governance information?

     The FTI website home page is www.fticonsulting.com. You may also go directly to http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx for the following information which is also available in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800:

  Policies of the Board, including, its Corporate Governance Guidelines and Categorical Standards of Director Independence;

  Charters for the Audit, Nominating and Corporate Governance and Compensation Committees; and

  other FTI policies, including, our Policy on Conflicts of Interest; Policy on Disclosure Controls; Policy on Ethics and Business Conduct; Policy Statement on Inside Information and Insider Trading; Anti-Corruption Policy, Internal Audit Charter and Whistleblower Policy.

ADDITIONAL INFORMATION

     On or about April 23, 2009, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the 2008 Annual Report to Stockholders, to FTI stockholders of record on March 30, 2009. The Annual Report to Stockholders does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI.

     You may access FTI’s Annual Report on Form 10-K for the year ended December 31, 2008 and other information on our website at: http://ir.fticonsulting.com/phoenix.zhtml?c=82634&p=irol-sec. Alternatively, you may request a free copy of the Annual Report on Form 10-K and other periodic reports and materials filed with the SEC by contacting our Corporate Secretary, c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. We will also furnish without charge copies of the exhibits and schedules to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 if specifically requested.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following three proposals at the 2009 Annual Meeting of Stockholders. We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on the proposal in our best judgment.

PROPOSAL NO. 1 — ELECT AS CLASS I DIRECTORS THE TWO NOMINEES NAMED IN THE PROXY STATEMENT

     Our Board is divided into three classes. We currently have ten directors, with Class I and III each having three directors and Class II having four directors. The members of each class are elected for three-year terms. The terms of each class expire at successive meetings so that stockholders elect one class of directors at each annual meeting. Class I directors will stand for election by stockholders at the 2009 Annual Meeting. The terms of the Class II directors and Class III directors will expire at the annual meetings of stockholders to be held in 2010 and 2011, respectively. Gary C. Wendt’s term as a director will expire at the 2009 Annual Meeting of Stockholders and he will not continue as a director. On April 8, 2009, the Board authorized the reduction of the size of Class I from three to two directors to be effective upon election of the nominees for director at the 2009 Annual Meeting of Stockholders. See “Information About the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nomination Process – Identification and Nomination of Candidates as Class I Directors for Election at 2009 Annual Meeting of Stockholders” for a discussion of the director identification, appointment and nomination process.

     Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following two persons for election as Class I directors at the 2009 Annual Meeting of Stockholders:

Denis J. Callaghan

Matthew F. McHugh

     Denis J. Callaghan and Matthew F. McHugh currently are members of Class I of the Board. Mr. Callaghan has been a director since 2000 and Mr. McHugh has been a director since 2005. The Board has affirmatively concluded that Messrs. Callaghan and McHugh qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees — Independence of Directors.”

     Each of the two nominees for Class I director, if elected, will serve for a three-year term until the annual meeting of stockholders in 2012. We do not know any reason why any nominee would be unable to serve as a director. If any of the nominees cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the class of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     More detailed information about each of the nominees is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Information About the Nominees for Class I Director and Other Directors.”

The Board of Directors Unanimously Recommends That You Vote FOR the Election of
All the Nominees as Class I Directors.

PROPOSAL NO. 2 — APPROVE THE AMENDMENT AND RESTATEMENT OF THE FTI CONSULTING, INC. DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS (TO BE RENAMED THE FTI CONSULTING, INC. 2009 OMNIBUS INCENTIVE COMPENSATION PLAN)

INTRODUCTION

     On March 31, 2009, our Board approved the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors, as amended (the “Deferred Compensation Plan”), which was originally approved by stockholders on June 6, 2006 (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (and to be referred to as the “2009 Plan”)), subject to approval by our stockholders at this 2009 Annual Meeting of Stockholders. The 2009 Plan is intended to advance the interests of FTI by providing incentives to our officers, employees, non-employee directors and other individual service providers, attracting and retaining key professionals, and increasing their proprietary interest in the success of FTI. Notably, FTI is not asking stockholders to approve an increase in the aggregate number of shares of common stock available for issuance under the 2009 Plan.

     The 2009 Plan will retain all the provisions of the Deferred Compensation Plan as in effect prior to its amendment and restatement, which allows (i) employees at the senior managing director and practice group leader levels or higher or other highly compensated positions with FTI and our subsidiaries in and outside of the U.S. (collectively, referred to as “Key Employees”), to voluntarily defer a portion of their annual cash bonus payments and substitute deferred stock units and (ii) FTI’s non-employee directors to elect to defer all or a portion of their annual cash and equity compensation and substitute stock units or restricted stock units, as applicable, in each case representing the right to receive one share of our common stock for each stock unit and restricted stock unit upon a pay-out event. Executive officers and other officers of FTI designated as officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are not eligible and will continue not to be eligible to participate in the deferral features of the 2009 Plan.

     The amendment and restatement of the 2009 Plan incorporates the provisions of the 2009 Plan as currently in effect and includes the following key modifications:

i.

adding the authority to grant incentive and non-qualified stock options and stock appreciation rights and stock-based awards, including restricted stock, unrestricted stock, performance stock, phantom stock, stock unit and restricted stock unit awards (“2009 Plan Awards”), of which an aggregate of 900,000 shares of common stock would be available for restricted and unrestricted stock awards as well as other stock-based awards, including phantom stock, performance awards, stock units, restricted stock units and performance units;

ii.

adding all employees, executive officers, non-employee directors and individual service providers of FTI and our subsidiaries and affiliates as individuals eligible to receive grants of 2009 Plan Awards in the discretion of the administrator (“2009 Plan Participants”);

iii.

adding performance goals and annual per participant grant limitations so that certain awards granted under the 2009 Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”); and

iv.	renaming the plan as our 2009 Omnibus Incentive Compensation Plan.

     If the requisite stockholder approval is not obtained, elements of the 2009 Plan requiring the approval of stockholders will not take effect but FTI will continue to administer the plan in accordance with its current terms and conditions.

     As of March 30, 2009, the record date, (i) 1,226,492 shares of common stock remain available under the 2009 Plan, (ii) our FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as Amended and Restated Effective May 14, 2008 (the “2006 Plan”), had 93,125 shares of common stock available that could be used to make awards, all of which may be granted as incentive and non-qualified stock options and stock appreciation rights, but only 47,086 of which may be used for stock-based awards, including restricted and unrestricted stock awards, and (iii) no authorized shares remain available for award under the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated Effective May 14, 2008 (the “2004 Plan”).

     In order to facilitate approval of this proposal and to address potential stockholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, we commit to our stockholders that for the next three years (commencing on January 1, 2009) we will limit the number of shares of common stock subject to options, stock appreciation rights and stock awards under our equity compensation plans, including the 2009 Plan, to an average of 4.01% of our weighted average basic shares outstanding, which is the Burn Rate limit established by Institutional Shareholder Services for FTI’s industry group. This represents a reduction from FTI’s average of 4.17% over the three previous fiscal years. For purposes of the calculation used to determine compliance with the limitation described in the foregoing sentence, stock-based awards will count as equivalent to (1) 1.5 option shares, if our annual stock price volatility is 54.6% or higher, (2) two option shares, if our annual stock price volatility is between 36.1% and 54.6%, (3) 2.5 option shares, if our annual stock price volatility is between 24.9% and 36.1%, (4) three (3) option shares, if our annual stock price volatility is between 16.5% and 24.9%, (5) three and one-half (3.5) option shares, if our annual stock price volatility is between 7.9% and 16.5%, and (6) four (4) option shares if our annual stock price volatility is less than 7.9%.

Usage of Equity Awards by FTI

     The table below sets forth the stock option and stock-based awards awarded by the administrator of FTI’s equity plans for the years ended December 31, 2008, December 31, 2007 and December 31, 2006 and the weighted average number of shares outstanding at the end of each year:

Net Full
			Net Options			Value Shares
			Granted			Granted
			Minus			Minus	Weighted
			Unearned		Performance-	Unearned	Average
		Performance-	Performance-		Based Full	Performance-	Fully
		Based Options	Based Option	Full-Value	Value Shares	Based Full	Diluted	Weighted
	Options	Granted and	Awards in	Shares	Granted and	Value Shares	Shares	Average
Year Ended	Granted	Not Earned	Column (b)	Granted	Not Earned	in Column(e)	Outstanding	Basic Shares
December 31,	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Outstanding
2006	2,057,104	135,000	1,922,104	373,969	85,000	288,969	40,526,000	39,741,000

2007	1,045,565	-0-	1,045,565	386,825	26,500	360,325	45,974,000	43,028,000

2008	428,986	-0-	428,986	374,868	77,521	297,347	53,603,000	49,193,000

     The table below shows information relating to shares of FTI common stock issuable upon the exercise of stock options and the vesting of unvested shares of our common stock (including restricted stock), in each case including performance-based awards, awarded under our equity plans that are outstanding as of March 30, 2009:

Weighted Average
Stock Based Awards		Weighted Average Exercise	Remaining Option
Outstanding	Stock Options Outstanding	Price Per Option Share ($)	Term (in Years)
(a)	(b)	(c)	(d)
1,394,421(1)	n/a	n/a	n/a
	5,291,236	30.74	6.71
____________________

n/a means not applicable

(1)	Includes (i) 274,918 unvested shares of restricted stock and 0 unearned performance-based stock awards awarded under the 2004 Plan, (ii) 664,287 unvested shares of restricted stock and 189,021 unearned performance-based stock awards awarded under the 2006 Plan and (iii) 266,000 unreleased or restricted stock units under the Deferred Compensation Plan.

(2)	Includes unexercised stock options exercisable for (i) 1,224,366 shares of common stock awarded under the 1997 Stock Option Plan, as amended (which plan terminated by its terms in 2007), (ii) 1,882,669 shares of common stock awarded under the 2004 Plan, and (iii) 2,184,201 shares of common stock awarded under the 2006 Plan, of which 135,000 are unearned performance-based awards.

Why You Should Vote in Favor of the 2009 Plan

     As of March 30, 2009 there were 93,125 authorized shares of FTI common stock available under our 2006 Plan for new equity awards, of which 47,086 shares could be used for stock-based awards, including restricted stock awards. That number of shares is not sufficient to meet our anticipated needs under FTI’s Senior Managing Director Incentive Compensation Program (the “IC Program”) and for other purposes. We are not asking stockholders for approval of additional new shares. We are asking stockholders to make available the currently authorized 1,226,492 shares of FTI common stock under our Deferred Compensation Plan for the additional purposes described above. The Company would be limited in its ability to grant new awards by the number of authorized shares of common stock then available under the 2009 Plan.

     We believe our future success and profitability depend heavily on our ability to retain Key Employees by providing them with a compensation package that meets or exceeds that offered by our competitors. As a professional services firm, equity is a key component of our overall compensation package. We believe it encourages our Key Employees, executive officers and other employees to remain with FTI and closely aligns their interests with those of our stockholders. We also believe it is a useful recruiting tool and we use equity compensation to compete for top talent. We also use equity to facilitate our acquisition of other businesses and companies and to induce the top talent with a company or business that we acquire to join us following completion of such acquisition.

     The adoption of the 2006 Plan coincided with the introduction of our IC Program, which is designed to retain and reward Key Employees invited to join the program through significant up-front and annual stock option and restricted stock awards in consideration of them entering into long-term written employment agreements and deferring one-third of their annual cash bonus award into the form of restricted shares that vest over three years. We believe that the following charts support statistically the favorable impact of our historical use of equity-based compensation to our growth and stockholder value from 2005 through 2008.

     As these charts illustrate (i) our revenue generating headcount grew from 1,005 as of year end 2005, to 1,596 as of year end 2006, 1,954 as of year end 2007 and 2,536 as of year end 2008, for a compound growth rate (“CGR”) of 35.8%, (ii) our annual revenue increased from $539.5 million for fiscal 2005, to $707.9 million for fiscal 2006, $1.0 billion for fiscal 2007 and $1.3 billion for fiscal 2008, reflecting a compound annual growth rate of 33.8%, and (iii) stockholders equity has grown from $454.3 million for fiscal 2005, to $565.1 million for fiscal 2006, $972.3 for fiscal 2007 and $1.124 billion for fiscal 2008, representing a compound total stockholder return on our common stock such that $100,000 invested in our common stock on March 30, 2005 would have grown to approximately $235,683 on March 30, 2009, based on the closing price of FTI common stock as reported on the NYSE for March 30, 2009 of $48.81 per share. We believe that if we presented this data for years prior to 2005, the growth would be even more dramatic.

     In deciding whether to approve the proposal to approve the modifications to the 2009 Plan, stockholders should also consider the following key factors:

  Approval of the amendments will not increase the number of authorized shares to be issued under the 2009 Plan. We are not seeking approval to add shares to the 2009 Plan. The number of shares available was previously approved by stockholders of the Company on June 6, 2006. We are only seeking authority to expand the type of awards and the participants to whom awards may be made.

  We are an expert-driven professional services firm and our success depends on our highly educated expert work force. We assist clients in addressing a broad range of business challenges, such as bankruptcy, restructuring, credit issues and indebtedness, mergers and acquisitions, interim business management, electronic discovery, the management and retrieval of electronically stored information, reputation management and strategic communications. Our professionals have expertise in highly specialized industries, including real estate and construction, automotive, telecommunications, healthcare, energy and utilities, chemicals, banking, insurance, pharmaceuticals, retail, information technology and communications, and media and entertainment. Our experienced professionals include many individuals who are widely recognized as experts in their respective fields. Our professionals include PhDs, JDs, MBAs, CPAs, CPA-ABVs (who are CPAs accredited in business valuations), CPA-CFFs (who are CPAs certified in financial forensics), CRAs (Certified Risk Analysts), Certified Turnaround Professionals, Certified Insolvency and Reorganization Advisors, Certified Fraud Examiners, ASAs (Accredited Senior Appraisers), construction engineers and former senior government officials. Competition for professionals with the level of expertise, specializations and education that we employ is intense. Between December 31, 2005 and December 31, 2008, the number of professionals we employ grew from 1,005 to 2,523, which supported revenue growth from approximately $539.5 million to $1.3 billion during the same period. Our future growth depends on our ability to retain and continue to attract the level of professional who are critical to our success.

  We believe that the companies against whom we compete for business and/or employees may attain an unfair advantage when recruiting and retaining professionals if we are unable to offer equity-based compensation. Our competitors that can offer equity incentives may gain an advantage over us in the recruiting and retention of professional revenue generating employees. We compete with publicly traded consulting companies offering services similar to those that we provide who may have more equity available to incentivize their employees. We also compete with private companies that do not have the same public company constraints relating to the equity participation interests they offer their professionals, including private consulting partnerships offering services similar to ours, accounting firms, law firm partnerships, private banks and investment banks, and private equity firms.

  As we have grown, we have been increasing and broadening the use of equity as a key retention tool. We credit our IC Program that went into effect in 2006 as directly contributing to the significant improvement in our retention of Key Employees. The benefits under our IC Program include significant payments upon the execution and during the term of each employment agreement in the form of stock options and restricted stock awards. During 2006, 2007 and 2008, we granted the following equity awards under the IC Program:
			Stock	Restricted		Bonus	Bonus
	Initial Stock	Initial	Option	Stock	Equity	Matching	Matching
	Option	Restricted	Grants to	Awards to	Awards in	Equity	Equity
	Grants to	Stock Awards	Existing	Existing	Substitution	Awards:	Awards:
Year Ended	New Plan	to New Plan	Plan	Plan	of Deferred	Stock	Restricted	Segments
December 31,	Participants	Participants	Participants	Participants	Cash Bonus	Options	Stock	Participating
2006	685,000	99,500	—	—	—	—	—	Corporate Finance

2007	730,000	140,000	25,000	3,500	61,486	61,486	33,350	Corporate Finance, Forensic and Litigation Consulting, Technology

2008	129,000	20,420	18,000	6,000	117,750	117,750	61,821	Corporate Finance, Forensic and Litigation Consulting, Technology, Economic Consulting

     We expect the number of participants in the IC Program to increase each year as current written employment agreements approach their expiration date, as special arrangements entered into with professionals who joined us in connection with acquisitions come to an end and as part of our annual performance evaluation process. We also expect to add Key Employees in our Strategic Communications segment as participants in the IC Program. Each year we evaluate whether current participants should be eligible for additional awards under this program. Our executive officers are not eligible to participate in the IC Program. As of March 30, 2009, there were 58 Key Employees who participate in the IC Program representing 23% of employees in the position of practice leader, senior manager director or senior vice president in our business segments.

  We believe increased equity ownership in FTI is an important retention tool and has contributed to a reduction in turnover of Key Employees to 7.1% in 2008 from 8.8% in 2005. We credit our IC Program as directly contributing to the significant improvement in our retention of Key Employees by inducing those who participate in the IC Program to stay and by inspiring those who aspire to participate in the IC Program to continue in our employ. In order to participate in the IC Program, those professionals must enter into long-term written employment agreements with a typical term of five years, which include annual renewal provisions that provide that the agreements will renew for one year, from year to year, beginning at the end of their initial terms unless a party provides written notice of non-renewal to the other party.

  We believe equity compensation aligns the interests of Key Employees and others, including our executive officers, non-employee directors, other employees and individual service providers with the interests of our stockholders better than cash-based compensation alone. Participants in the IC Program have associated long-term stock ownership requirements that require them to own freely tradable shares of our common stock equivalent to a specified percentage of the initial stock option granted to him or her on each vesting date or otherwise the initial award shares that would otherwise vest on such date will be forfeited. This encourages long-term ownership of our common stock by our Key Employees, which connects them to a common incentive and aligns their interests with those of our stockholders.

  In addition, our IC Program requires participants to defer one-third of their annual cash bonus payments each year by substituting restricted shares with an equivalent value, thereby, putting a significant portion of our Key Employees’ cash compensation at risk along with FTI’s stockholders. Those restricted shares vest at the approximate rate of one-third each year beginning on the first anniversary of grant, thereby directly tying the interests of the participants to stockholders. The interests of participants are further tied to the success of FTI and the interests of stockholders through the five year vesting requirements associated with the additional matching awards that participants receive each year.
  We will be required to make payments under the IC Program and Non-Employee Director Compensation Plan in cash rather than stock if we do not have sufficient shares of our common stock available under stockholder approved equity compensation plans to make required payments. Our obligations to make payments to our non-employee directors and participants in our IC Program will convert into an obligation to make such payments in cash as opposed to shares of common stock, if we do not have sufficient shares authorized under a stockholder approved equity plan at the time a payment is required to be made. We believe that cash payments do not tie the interests of our Key Employees, non-employee directors and officers with the interests of our stockholders like equity awards do. The cash payments would be subject to the same vesting terms as associated with the applicable equity awards, however, we would be required to pay a 6% simple interest return on the cash payments until they are released to the recipient. We believe that our cash could be better employed growing our business organically and through acquisitions as opposed to making these payments in cash. If we have to make these payments in cash our ability to expand our services and geographic reach may be impaired.

  From 2005 through 2008 we have repurchased 1,992,800 shares of our common stock in the open market thereby partially off setting any potential dilution from the award of stock options and restricted stock during that same period. In the last four years, we have repurchased 1,992,800 shares of common stock for an aggregate purchase price of $64,161,649 under stock repurchase programs authorized by our Board, net of stock repurchases settled in August 2005 to repurchase $125.3 million of common shares through the combination of direct share repurchases and an accelerated stock buyback program associated with the issuance of our 3 3/4% senior subordinated convertible notes due 2012 in August 2005. Our stock repurchases impact potential dilution by reducing the total number of common shares.

  The 2009 Plan incorporates best practices plan terms and governance standards. The 2009 Plan does not provide for the automatic reload of stock options, permit the repricing of stock options without the approval of stockholders, contain an evergreen provision, permit loans to plan participants to finance the acquisition of shares and permit the grant of stock options with an exercise price per share less than 100% of the fair market value of a share of our common stock on the date of grant.

DESCRIPTION OF THE 2009 PLAN

Summary

     The following is a summary of the 2009 Plan (as amended and restated). The following general summary is qualified in its entirety by the complete text of the 2009 Plan attached to this proxy statement as Appendix A. You may request a copy of the 2009 Plan, free of charge, from the Corporate Secretary of FTI Consulting, Inc. at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800.

Shares Available; Limitation on Issuance of Stock-Based Awards

     A total of 1,500,000 shares of FTI common stock was initially authorized for issuance under the 2009 Plan by our stockholders at the annual meeting of stockholders held on June 6, 2006. As of March 30, 2009, the record date, 1,226,492 shares of our common stock remained available for issuance under the 2009 Plan, of which an aggregate of 900,000 shares would be available for direct restricted stock, unrestricted stock, restricted stock units, stock units, performance stock, phantom stock and other stock-based awards.

     The maximum number of shares of our common stock granted during any calendar year to any one individual under the 2009 Plan will be limited to 200,000 shares of our common stock per type of award. Such per-individual limit will not be adjusted for any 2009 Plan Award (and related shares of common stock) of an individual that has been terminated, surrendered or canceled.

     The maximum dollar award that may be paid to any one individual as cash-based awards under the 2009 Plan in any year shall not exceed the aggregate amount of $15.0 million.

     Not more than five percent (5%) of stock-based awards granted under the 2009 Plan that are stock awards, phantom stock awards, performance awards or other stock-based awards shall be granted with pro rata vesting periods ending less than (a) in the case of performance stock awards granted under the 2009 Plan, one-year measured from the date of grant, and (b) in the case of awards granted under the 2009 Plan that are stock awards, phantom stock awards or other stock-based awards, three years measured from the date of grant.

     The maximum number of shares of our common stock as to which 2009 Plan Awards may be granted, in the aggregate and with respect to any type of 2009 Plan Award, the maximum number of shares with respect to which 2009 Plan Awards may be granted during any one calendar year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding 2009 Plan Awards, may be subject to adjustment in the event of a non-change in control transaction affecting our common stock, or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants or other similar events. Shares of common stock that relate to 2009 Plan Awards that have been settled in cash, terminate or expire unexercised, or are repurchased, or otherwise forfeited will be restored to the 2009 Plan and thereafter will be available for future 2009 Plan Awards; provided, however, that any shares that are repurchased by us in connection with any 2009 Plan Award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the “Code”) and shares withheld to pay tax withholding obligations with respect to an award will not be restored to the plan. The shares of common stock to be issued under the 2009 Plan will come from authorized but unissued shares of our common stock, treasury shares or our open market purchases of our common stock.

Plan Administration; Terms of 2009 Plan Awards

     The 2009 Plan will be administered by a committee of the Board comprised (to the extent determined to be necessary or advisable by the Board) of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act. The administrator, has the sole authority to interpret the 2009 Plan and set the terms of all 2009 Plan Awards, including the authority to: (1) determine the eligible persons to whom, and the time or times at which 2009 Plan Awards shall be granted; (2) determine the types of 2009 Plan Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each 2009 Plan Award; (4) impose such other terms, limitations, restrictions and conditions upon any 2009 Plan Award as the administrator shall deem appropriate; (5) establish the performance goals and payment terms of performance-based awards, (6) determine conclusively whether (and, if applicable, when) a participant is a “specified employee” or “disabled” (as each term or terms of similar import are defined in the 2009 Plan), or has experienced a “separation from service” or “unforeseeable emergency” (as each term is defined in the 2009 Plan), and shall make such determination consistent with Section 409A of the Internal Revenue Code (“Code Section 409A”); (7) accelerate or otherwise change the time in which a 2009 Plan Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such 2009 Plan Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of a 2009 Plan Award following termination of a participant’s employment or other relationship with the FTI or its affiliates; provided, however, that (a) the Board may accelerate vesting terms and conditions and lapse of restrictions of outstanding 2009 Plan Awards for reasons of (i) death, (ii) disability, (iii) change in control, (iv) retirement, or (v) an event of termination (including termination by FTI or its affiliates without cause, termination by grantee for good reason, or settlement or waiver of claims or proceedings arising out of a termination by FTI or its affiliates without cause), and (b) no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder; and (8) establish objectives and conditions, if any, for earning 2009 Plan Awards and determining whether 2009 Plan Awards will be paid after the end of a performance period.

No Stock Option and Stock Appreciation Right Reloads, Repricings or Cancellations

     The 2009 Plan does not provide for the automatic reload of stock options once they are exercised. In addition, the 2009 Plan prohibits the repricing, replacement or regrant of any stock options or stock appreciation rights granted under the 2009 Plan, (i) through cancellation and replacement or regrant with lower priced options or stock appreciation rights, (ii) through exchange, replacement or buyouts of awarded options or stock appreciation rights with cash, or (iii) by lowering the option exercise price or stock appreciation right base price of a previously granted 2009 Plan Award, without the prior approval of our stockholders.

No Annual “Evergreen” Provision

     The 2009 Plan provides for a fixed allocation of shares of common stock.

No Loans

     The 2009 Plan does not authorize FTI to make loans to plan participants to finance the acquisition of shares.

No Discount Stock Options

     The 2009 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of a share of our common stock on the date of grant.

Types of 2009 Plan Awards and Grants

     Pursuant to written award agreements, and subject to the provisions of the 2009 Plan, the administrator may award stock options (including nonstatutory and incentive stock options), stock appreciation rights, restricted and unrestricted stock, stock and cash-based phantom stock, performance awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof as described below:

a.	Stock Options. A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, but in no event will any option term exceed ten years. All options must have an exercise price at least equal to the closing price of one share of FTI common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the date of grant. The administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of common stock, or through a broker cashless exercise program.

b.	Stock Appreciation Rights. The administrator may from time to time grant to eligible participants awards of stock appreciation rights (“SARs”). A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the applicable award agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of common stock or cash, or any combination of shares of common stock and cash, as determined in the sole discretion of the administrator. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of common stock, the number of shares will be determined by dividing such portion by the fair market value of a share of common stock on the exercise date. No fractional shares will be used for such payment and the administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. For purposes of counting against the aggregate share limitation of the 2009 Plan, SARs to be settled in shares of common stock will be counted in full, regardless of the number of actual shares issued upon settlement of the SARs.

c.	Stock Awards. Restricted stock is shares of common stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. Unrestricted stock consists of shares of common stock that are not subject to forfeiture or vesting conditions. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered so long as it is subject to forfeiture or has not vested. A holder of restricted stock will generally have all the rights of a holder of shares of common stock, including the right to receive any dividends and to vote, even during the restricted period. Any dividends with respect to shares of restricted stock that are payable in shares of common stock will be paid in the form of shares of restricted stock, and any cash dividends with respect to shares of restricted stock will be reserved and held by us for the holder and paid upon the satisfaction of applicable vesting conditions in a manner consistent with the requirements of Code Section 409A.

d.	Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units are full value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes, and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our common stock, in cash, or in a combination of shares of common stock and cash, as determined in the sole discretion of the administrator. Except as otherwise provided in the applicable award agreement, in the sole discretion of the administrator, the holder of stock units will not have any rights of a stockholder with respect to any shares of common stock represented by a stock unit solely as a result of the grant of a stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of common stock, or a combination of cash and shares of common stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the administrator. The performance goals will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified goals such as business or operating goals, revenue or other financial goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. The performance period may be one year or longer. Upon completion of a performance period, the administrator will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied.

f.	Other Stock-Based Awards. Other stock-based awards are awards, which are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Other stock-based awards may be denominated in cash, in shares of common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of common stock, or in any combination of the foregoing and may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock or other securities and cash, all as determined in the sole discretion of the administrator. The administrator will set the terms and amounts of other stock-based awards, if any, pursuant to a written award agreement.

g.	Other Cash-Based Awards. The administrator may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of our assets, and will be payable in only cash.

Incentive Stock Option Limits

     For purposes of the grant of incentive stock options under the 2009 Plan, (i) only the first $100,000 of shares of common stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment, (ii) the exercise price must at least equal 100% of the fair market value of the shares on the date of grant of the option (or, in the case of incentive stock options granted to a 10% stockholder of FTI, at least 110% of the fair market value of our common stock), and (iii) the maximum term of an incentive stock option is ten years from the date of grant (or, in the case of incentive stock options granted to a 10% stockholder of FTI, five years from the date of grant).

No Separate Consideration

     We will not receive separate consideration for the granting of 2009 Plan Awards under the 2009 Plan, other than related to the services the participants provide or as otherwise required by applicable law.

Change in Control

     In the event of any transaction resulting in a “change in control” (as defined in the 2009 Plan) of FTI, outstanding stock options and other awards that are payable in or convertible into common stock under the 2009 Plan will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of equivalent awards of, the surviving or successor entity or parent thereof. In the event of such termination, (i) the outstanding stock options and other awards that will terminate upon the effective time of the change in control will become fully vested immediately before the effective time of the change in control and (ii) the holders of stock options and other awards under the 2009 Plan will be permitted, immediately before the change in control, to exercise or convert all portions of such stock options or other awards under the 2009 Plan that are then exercisable or convertible or which become exercisable or convertible upon or immediately prior to the effective time of the change in control. The administrator may, in its discretion, provide for a different treatment of outstanding awards in the applicable award agreement.

Amendments and Termination

     The Board may terminate, amend or modify the 2009 Plan or any portion thereof at any time; provided, however, that without approval of our stockholders, no such amendment or modification will be made that (a) increases the total number of shares of common stock that may be granted under the 2009 Plan, in the aggregate, with respect to any type of award, or with respect to any individual during any one calendar year (except in each case for adjustments to common stock for corporate transactions or other events such as stock splits, reverse stock splits and stock dividends, as provided in the 2009 Plan) or (b) is required to be submitted to stockholders for approval under applicable law or the rules of the SEC and/or NYSE (or other principal securities exchange on which shares of our common stock are then listed). Except as otherwise determined by the Board, termination of the 2009 Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to 2009 Plan Awards granted under the Plan prior to the date of such termination. The administrator may take such actions as it deems appropriate to ensure that the 2009 Plan and 2009 Plan Awards comply with any tax, securities or other applicable laws. In general, no amendment or termination of the 2009 Plan will adversely affect the rights of a participant that has been established prior to such amendment or termination absent the written consent of the affected participant.

Vesting and Transferability of 2009 Plan Awards

     Subject to the limitations of the 2009 Plan, the administrator, in its discretion, has the general authority to enact terms and conditions with respect to the vesting or exercisability of a 2009 Plan Award during and following the end of a participant’s employment or other relationship with FTI or its subsidiaries or affiliates. In general, no award under the 2009 Plan may be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution.

Eligibility and Awards

     As of March 30, 2009, approximately 3,428 employees, including 257 senior managing directors, five practice leaders, 16 officers and eight non-employee directors, as well as individual service providers of FTI and our subsidiaries will be eligible to participate in the 2009 Plan. The administrator has the authority to select participants and to determine the amount, type and terms of each award granted under the 2009 Plan. The administrator may also grant new 2009 Plan Awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards. We cannot fully determine at this time the type of awards, number of shares subject to awards, exercise prices or dollar values of benefits that will be granted pursuant to the 2009 Plan, however, the Company is in the process of negotiating new employment terms with the head and chief financial officer of our Strategic Communications segment, including the possible award of stock options exercisable for a number of shares of FTI common stock with an aggregate value of $1,650,000 (as determined in accordance with Black-Scholes or such other valuation method as is used for our GAAP financials) and restricted stock with an aggregate value of $850,000, and may seek approval of the administrator for such awards prior to the Annual Meeting of Stockholders, subject to stockholder approval of the 2009 Plan.

     The following table sets forth the aggregate number of stock option, restricted stock and performance-based stock awards granted under the 2006 Plan, 2004 Plan and Deferred Compensation Plan during the year ended December 31, 2008, to each of our named executive officers (“NEOs”), all executive officers as a group, all directors who are not executive officers as a group and our non-executive officer employee group. The fair market value of one share of FTI common stock on March 30, 2009, as reported on the NYSE for that day, was $48.81.

	Stock Awards			Option Awards
	Aggregate
	Number of
	Shares of
	Restricted		Aggregated	Aggregate		Weighted	Aggregate
	Stock,		Dollar	Number		Average	Dollar
	Restricted		Value of	of Shares		Exercise	Value of
	Stock Units		Stock	Underlying		Price Per	Option
	or Stock		Awards	Option		Share	Award
	Units		($)(1)	Awards		($)	($)(1)
Name and Position	(a)		(b)	(c)		(d)	(e)
Jack B. Dunn, IV	76,920	(2)	5,499,909	45,000		68.88	1,373,175
President and Chief Executive Officer,
Director(2)

Dennis J. Shaughnessy	—		—	—			—
Executive Chairman of the Board

Jorge A. Celaya	—		—	—		—	—
Executive Vice President and
Chief Financial Officer

Dominic DiNapoli	6,000		381,000	—		—	—
Executive Vice President and
Chief Operating Officer

Declan M. Kelly	15,000	(3)(4)	1,110,750	75,000	(3)(4)	74.05	2,242,838
Executive Vice President and
Chief Integration Officer(3)(4)

Executive Group (9 persons)	117,280		8,276,902	121,274		72.04	3,649,231

Non-Executive Director Group (8 persons)	8,163		452,802	—		—	—

Non-Executive Officer Employee Group	3,200		203,200	—		—	—
(7 persons)

____________________

(1)	Represents the aggregate grant date fair value pursuant to FAS Statement 123(R) of each stock and option award, as applicable, made during the year ended December 31, 2008 to the person or groups indicated. Assumptions used in the calculations of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of FTI in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009.

(2)	Includes:

  performance-based restricted stock award to the executive by the Compensation Committee pursuant to the 2006 Plan with a value equivalent to $5.0 million, which number of shares of restricted stock has been determined by dividing (i) $5.0 million, by (ii) the closing price per share of FTI common stock as reported on the NYSE for the grant date of August 11, 2008 (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – LTIP Awards”);

  automatic standing restricted stock awards authorized by our Compensation Committee on July 31, 2008, pursuant to our 2006 Plan, with a value equivalent to $250,000, which number of shares of restricted stock has been determined by dividing (i) $250,000, by (ii) the closing price per share of FTI common stock as reported on the NYSE for the day following the date of the relevant quarterly and annual FTI earnings release (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – 2008 Equity Compensation – Standing Equity Awards to our CEO”); and

  automatic standing stock option awards first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our 2004 Plan, exercisable for 22,500 shares of our common stock (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – 2008 Equity Compensation – Standing Equity Awards to our CEO”).

(3)	Includes 10,000 shares of performance-based restricted stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan with a grant date of August 11, 2008 (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – LTIP Awards”).

(4)	Includes 5,000 shares of restricted stock and a stock option exercisable for 75,000 shares of common stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan with a grant date of August 11, 2008. The shares of restricted stock will vest in five equal installments of 1,000 shares on the first through fifth anniversary of the date of grant, such that the restricted shares will be fully vested on August 11, 2013. The stock option will vest in five equal installments of 15,000 shares on the first through fifth anniversary date of the date of grant, such that the stock option will be fully vested on August 11, 2013.

2009 PLAN AWARDS TO EMPLOYEES IN FOREIGN COUNTRIES

     The administrator has the authority to grant 2009 Plan Awards to employees of FTI and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the 2009 Plan that the administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the 2009 Plan. The administrator has delegated to a management committee the authority to establish or approve sub-plans to the 2009 Plan to comply with foreign laws (but not the authority to grant awards or set the terms of awards). The administrator may allocate all or a portion of authorized shares under the 2009 Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the 2009 Plan in effect for other participants; provided, however, that the administrator, without stockholder approval, may not (a) increase individual share ownership limitations in the 2009 Plan, (b) increase the number of shares available under the 2009 Plan (c) increase the number of shares available for stock-based awards under the 2009 Plan; (d) increase the limitations on cash-based awards under the 2009 Plan or (e) cause the 2009 Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the management committee may amend, modify, administer and terminate, as well as prescribe, amend and rescind rules relating to, such sub-plans.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide to the U.S. federal income tax consequences of incentive stock options and nonstatutory stock options, which are authorized for grant under the 2009 Plan, under current law. It does not attempt to describe all possible federal or other tax consequences of participation in the 2009 Plan or tax consequences based on particular circumstances. The tax consequences may vary for non-U.S. awards.

Incentive Stock Options

     An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an optionholder may be subject to the alternative minimum tax if the fair market value of our common stock on the date of exercise exceeds the optionholder’s purchase price for the shares. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the optionholder will normally recognize ordinary income in the tax year during which he disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares, or (ii) the sales price and the purchase of such shares. The optionholder will normally also recognize capital gain equal to the difference, if any, between the sales price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sales price is less than the purchase price of the disposed shares), the optionholder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

     Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonstatutory stock option.

Other Considerations

     The Code allows publicly held corporations to deduct compensation in excess of $1,000,000 paid to a corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of 2009 Plan Awards under the 2009 Plan that are based on performance goals, and compensation arising from grants of stock options and stock appreciation rights granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1,000,000 limitation on deductibility. However, other considerations, such as providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the administrator’s decisions. The administrator has and expects to continue to authorize payment of compensation to executive officers outside the limits of Code Section 162(m).

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3 — RATIFY THE RETENTION OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009

     The Audit Committee has retained the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s books and accounts for the fiscal year ending December 31, 2009. KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB) and the SEC governing auditor independence.

     KPMG’s representative will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2008 and December 31, 2007, and other matters relating to the procurement of services.

     We are seeking stockholder ratification of that action. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our By-Laws or otherwise, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of an independent registered public accounting firm.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

INDEPENDENCE OF DIRECTORS

     For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with FTI or our subsidiaries, and is not otherwise automatically disqualified by the NYSE independence standards. The Board has established Categorical Standards of Director Independence, which recognize that a director is “independent” if he or she does not have a material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us). In connection with, and to assist in making, that determination, the Categorical Standards of Director Independence require the Board to consider whether a director meets the following categorical standards: (A) during the past three years, the Company has not employed the director and has not employed (except in a non-officer capacity) any of his or her immediate family members; (B) (i) the director is not a current partner or employee of a firm that is the Company’s internal or external auditor, (ii) none of his or her immediate family members is a current partner of such firm, (iii) none of his or her immediate family members is currently an employee of such firm who personally works on the Company’s audit, or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time; (C) during the past three years, neither the director nor any of his or her immediate family members has been employed as an executive officer of another company where any of the Company’s present executives serve or served on such other company’s compensation committee; (D) during the past three years, neither the director nor any of his or her immediate family members has received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (E) the director has not served as an executive officer or employee, and none of his or her immediate family members has served as an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; provided, that, such restriction shall not apply if three years have passed since such payments fell below the threshold; (F) the director is not an employee, officer, director or trustee of a foundation, university or other non-profit organization to which we give, directly or indirectly, through the provision of services, more than the greater of $1.0 million or 2% of the organization’s consolidated gross revenues in any fiscal year; provided, that, such restriction shall not apply if three years have passed since such charitable contributions by us fell below the threshold; and (G) considering all facts and circumstances that the Board determines are relevant, the director does not, directly or indirectly, have a material relationship with us.

     The Board, upon the recommendations of the Nominating and Corporate Governance Committee, determined that for the year ended December 31, 2008, each of the following non-employee directors, including the two nominees for Class I director for election by stockholders at the 2009 Annual Meeting, do not have a direct or indirect material relationship with the Company that would render him or her not independent and satisfies the independence requirements set forth in the Company’s Categorical Standards of Director Independence and Section 303A of the NYSE corporate governance rules. Our Categorical Standards of Director Independence are available on out website at http://www.fticonsulting.com/en_us/about/governance/pages/default.aspx.

(1) Brenda J. Bacon	(5) Gerard E. Holthaus
(2) Mark H. Berey	(6) Matthew F. McHugh
(3) Denis J. Callaghan	(7) Gary C. Wendt
(4) James W. Crownover

     In affirmatively finding that Brenda J. Bacon has no direct or indirect material relationship with the Company and is independent, the Board considered that Ms. Bacon is president and chief executive officer of Brandywine Senior Living, a company that is owned by a private equity firm affiliated with Warburg Pincus, which has been a client during the past three years. Sales to Warburg Pincus amounted to less than the greater of $1.0 million or 2% of that firm’s consolidated gross revenues during each of 2007 and 2006. The Company did not provide services to Warburg Pincus during 2008.

     For the year ended December 31, 2008, the Board affirmatively found that Gerard E. Holthaus had no direct or indirect material relationship with the Company and was independent. The Board considered that Mr. Holthaus is chairman of the board and chief executive officer of Algeco Scotsman, a company that has engaged us to provide services during the past three years. Sales to Algeco Scotsman in 2007 were less than the greater of $1.0 million or 2% of that company’s consolidated gross revenues during 2007. The Company did not provide services to Algeco Scotsman or its subsidiary, Williams Scotsman International, Inc. during 2008 or 2006.

     In April 2009, FTI was advised that it will be engaged to provide financial advisory services to certain lenders to Algeco Scotsman. FTI may enter into a formal letter of engagement at any time. Algeco Scotsman will reimburse the lenders for fees they pay to FTI, as is customary in these types of relationships. Under NYSE listing standards and FTI’s Categorical Standards of Director Independence, this engagement is not of a type that automatically disqualifies Mr. Holthaus from being considered an “independent director.” The Board and the Nominating and Corporate Governance Committee convened a joint meeting on April 15, 2009, to consider director independence, Committee membership and related issues. Upon consideration of the facts and circumstances of the engagement, including the anticipated amount of fees and uncertainty about the scope of work that FTI might be asked to undertake over time, upon the recommendation of the Nominating and Corporate Governance Committee, the Board concluded that it could not affirmatively find that Mr. Holthaus is independent for at least the duration of the engagement. The Board concluded that it would re-evaluate the situation and decide whether it could make an affirmative determination that Mr. Holthaus is independent, if the engagement does not go forward or at such time as the engagement is completed. As a result, under the NYSE standards for committee membership, Mr. Holthaus could no longer be chairman and a member of the Audit Committee and a member of the Compensation Committee. Mr. Holthaus also stepped down as presiding director. At the same meeting, the Board appointed Mark Berey as Chair of the Audit Committee. Mr. Berey qualifies as a Financial Expert under the rules of the SEC. Also, on April 15, 2009, the non-management and independent directors appointed Matthew McHugh, Chair of the Nominating and Corporate Governance Committee, as presiding director.

     The Board has affirmatively determined that George P. Stamas, a partner with Kirkland & Ellis LLP, is not independent. Although sales to and purchases from Kirkland & Ellis amounted to less than the greater of $1.0 million or 2% of that firm’s revenues during 2008, 2007 and 2006, the Board reached its conclusion based on the nature of the legal services provided by Kirkland & Ellis to the Company and anticipated future services. Jack B. Dunn, IV and Dennis J. Shaughnessy do not qualify as independent directors because they are executive officers of the Company.

     In 2008 and during the preceding three years, we have not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organizations gross revenues.

INFORMATION ABOUT THE NOMINEES FOR CLASS I DIRECTOR AND THE OTHER DIRECTORS

     Each of Messrs. Callaghan and McHugh is currently a Class I director of FTI. The Class I nominees were recommended for nomination by the Nominating and Corporate Governance Committee, and nominated by the full Board on April 8, 2009. See “Proposals to be Presented at the Annual Meeting — Proposal 1 — Elect as Class I Directors the Two Nominees Named in the Proxy Statement” and “ — Nominating and Corporate Governance Committee – Director Nomination Process” in this proxy statement for additional information.

       Information about the two nominees for Class I director and the other directors is set forth below:

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Nominees for Class I Director

Denis J. Callaghan	66	2000

Mr. Callaghan retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of Equity Research in 1992, Mr. Callaghan was responsible for the Insurance and Financial Services Research Groups of Alex. Brown & Sons Incorporated.

				Audit Committee Nominating and Corporate Governance Committee	None

Matthew F. McHugh	70	2005

Congressman McHugh, after retiring from Congress, was a senior advisor at The World Bank, acting as senior counselor to the President from May 1993 to June 2005, as an employee until December 2000, and beginning in December 2000 as a consultant. From 1975 through 1992, Congressman McHugh was a U.S. Representative in Congress for the 27th and 28th congressional Districts of New York. He was also a member of the House Appropriations Committee, from 1978 through 1992, and the House Permanent Select Committee on Intelligence, from 1985 through 1990. In 1991, he was appointed Acting Chairman of the Committee on Standards of Official Conduct.

				Compensation Committee Nominating and Corporate Governance Committee (Chair)	None

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class II Directors

Brenda J. Bacon	58	2006

Ms. Bacon is President and Chief Executive Officer of Brandywine Senior Living, a company she co-founded in 1996 and which now owns and operates 19 senior living communities in five states. Ms. Bacon became President and Chief Executive Officer in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer. From 1989 to 1993, Ms. Bacon served as Chief of Management and Planning, a cabinet-level position under New Jersey Governor James J. Florio. In this capacity, she oversaw all health care and human services reform efforts and departments, and served as a senior advisor to the Governor. Ms. Bacon currently serves on the Board of the Assisted Living Federation of America and the Executive Board of the American Senior Housing Association.

				Compensation Committee Nominating and Corporate Governance Committee	None

James W. Crownover	65	2006

Mr. Crownover had a 30-year career with McKinsey & Company, Inc. when he retired in 1998. He headed McKinsey’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also is Chairman of Rice University’s Board of Trustees.

Compensation Committee Nominating and Corporate Governance Committee	Chemtura
Corporation –
Director and a
member of the
Organization,
Compensation
and Governance
and Safety, Health
and Environment
Committees

Weingarten Realty
Investors – Director
and member of
Governance and
Audit (Chair)
Committees

Republic Services,
Inc. – Director
and a member
of its Integration
and Corporate
Governance
Committees

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class II Directors

Dennis J. Shaughnessy	61	1992

Since October 2004, Mr. Shaughnessy has been our executive Chairman of the Board. From 1989 to October 2004, Mr. Shaughnessy was a General Partner of Grotech Capital Group, Inc., a private equity firm. He continues to be a non-voting special general partner of certain partnerships affiliated with Grotech Capital Group. Prior to becoming a General Partner of Grotech Capital Group in 1989, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc.

				None	TESSCO Technologies, Inc. – Director and a member of the Compensation and Nominating Committees

George P. Stamas	57	1992

Since 2002, Mr. Stamas has been a Partner of the law firm of Kirkland & Ellis LLP. He is also a Venture Partner of New Enterprise Associates, a venture capital firm. Mr. Stamas was Vice Chairman of the Board of Directors of Deutsche Bank Securities Inc. from 1999 to January 2002. He is a limited partner of the Baltimore Orioles L.P., the Washington Capitals and the Washington Wizards.

				None	NexCen Brands, Inc. – Director

Class III Directors

Mark H. Berey	57	2004

Mr. Berey is President of MHB Ventures LLC, a real estate and hospitality consulting company founded by him in September 2007. Since February 2008, Mr. Berey has also served as an Executive Vice President of Miller Global Properties. From its formation in 2001 to December 2007, Mr. Berey was Executive Vice President and Chief Financial Officer and a director of Avendra, LLC a procurement company serving the hospitality industry in North America and the Caribbean.

				Audit Committee Nominating and Corporate Governance Committee	None

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class III Directors

Jack B. Dunn, IV	57	1992

Jack B. Dunn, IV has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated and directed its Baltimore corporate finance and investment banking activities. Mr. Dunn is a limited partner of the Baltimore Orioles L.P.

				None	Pepco Holdings, Inc. – Director and a member of its Compensation and Corporate Governance/ Nominating Committees (Chair)

Gerard E. Holthaus	59	2004

Since November 2007, Mr. Holthaus has been Chairman and Chief Executive Officer of Algeco Scotsman, the largest provider of mobile office space and modular buildings throughout the world. From April 1997 to October 2007, Mr. Holthaus was President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. He is a certified public accountant.

				Audit Committee (Chair) Compensation Committee	None

Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Non-Continuing Current Class I Director

Gary C. Wendt	67	2006

From March 2001 to present, Mr. Wendt has been non-executive Chairman of India Value Fund Advisors Private Limited, an advisor to private equity funds. From June 2000 to September 2002, M. Wendt served as President and Chief Executive Officer of Conseco, Inc. Mr. Wendt was the Chairman and Chief Executive Officer of GE Capital Services from June 1985 to January 1999. In 1999, Mr. Wendt founded two businesses in India, EXL, a back-office service company that was subsequently sold to a private equity advisor, and GW Capital Advisors, which subsequently became India Value Fund Advisors Limited. In 2007, Mr. Wendt founded and is the Chairman and a director of Deerpath Advisors, an advisor to a small business association based limited partnership that makes loans to small businesses in the U.S.

				Audit Committee Compensation Committee (Chair)	None

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

     Our policy is that each director should attend all meetings of the Board and each Committee on which he or she serves, unless excused by the Board for reasons of serious illness or extreme hardship. During 2008, the Board held seven regular and four special meetings for a total of 11 meetings, the Audit Committee held six regular and four special meetings for a total of 10 meetings, the Nominating and Corporate Governance Committee held seven regular meetings, and the Compensation Committee held six regular and four special meetings for a total of 10 meetings. Each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee(s) for purposes of presenting this information.

     During 2008, each director attended at least 75% of the regular and special meetings of the Board and each Committee on which he or she served held during the time period he or she served as a director.

Director Attendance at Other Meetings

     Non-management directors met in closed sessions without management five times during 2008. Each of the non-management directors attended at least 75% of those meetings. Independent directors met five times during 2008. Every independent director attended all of those meetings. The Company’s policy is that all directors should attend the annual meeting of stockholders absent a good reason. All continuing directors attended our 2008 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

     During 2008, our Board of Directors had three standing committees: Audit, Compensation and Nominating and Corporate Governance. The responsibilities and functions of the Audit, Compensation and Nominating and Corporate Governance Committees are described in their respective Charters, which are available on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. In addition to the standing Committees, during 2008, the Board convened a special committee, composed of Mark Berey and Gerard Holthaus, to review and report to the Board on various tax planning considerations. The special committee met once in 2008.

     The members of each Committee during 2008 who are currently directors of FTI, a description of the primary functions of each Committee, and the total number of regular and special meetings held by each Committee in 2008, are described below:

Audit Committee

     The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the rules of the NYSE. During the year ended December 31, 2008, the Board has determined that Gerard E. Holthaus, then Chair of the Audit Committee, was the Audit Committee Financial Expert within the meaning stipulated by the SEC. On April 15, 2009, the Board concluded that it could not affirmatively find that Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of this determination, Mr. Holthaus went off of the Audit Committee and Mark Berey was appointed as Chair of the Audit Committee effective April 15, 2009. Mr. Berey qualifies as a Financial Expert within the meaning stipulated by the SEC.

     The Board has approved the Charter of the Audit Committee, last amended and restated as of March 31, 2009, which has been recommended by Nominating and Corporate Governance Committee and adopted by the Audit Committee. A copy of the Charter of the Audit Committee is available on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. The Charter of the Audit Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees. The Audit Committee recommends changes to its Charter to the Nominating and Corporate Governance Committee and the Board for approval. The Charter of the Audit Committee (as Amended and Restated Effective March 31, 2009) has been amended to conform the provisions relating to the independence of FTI’s independent registered public accounting firm to PCAOB Rule 3526 that went into effect in the third quarter of 2008. A copy of the Audit Committee Charter (as Amended and Restated Effective March 31, 2009) is attached to this proxy statement as Appendix B.

Total Number of
Regular and Special
Name of Committee and		Meetings
Members(1)	Functions of the Committee	Held in 2008
Audit Committee: Gerard E. Holthaus (Chair)(2) Mark H. Berey(2) James W. Crownover Gary C. Wendt
  Selects, appoints, oversees and approves fees of, our independent registered public accounting firm.
  Reviews and discusses the scope of the annual audit and our independent registered public accounting firm’s written communications to the Audit Committee and management.
  Oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow.
  Approves audit and non-audit services by our independent registered public accounting firm and authorizes payment of applicable fees.
  Reviews and discusses our periodic reports filed with the SEC.
  Reviews and discusses our earnings press releases and communications with financial analysts and investors.
  Reviews and oversees our internal audit activities as well as financial, disclosure and internal controls.
  Oversees and monitors our Whistleblower Policy and related reports.
  Inquires of management and the independent auditors about significant risks or exposures, including, but not limited to, financial risks, and assesses the steps management has taken to minimize such risks.
  Discusses FTI’s guidelines and policies with respect to risk assessment and risk management.
  Obtains assurances from management, our head of internal auditing and the independent registered public accounting firm that none of them are aware that FTI and its subsidiaries are not in conformity with applicable legal requirements and the Company’s Policy on Ethics and Business Conduct and other policies.
  Reviews, discusses and approves insider and affiliated party transactions.
  Advises the Board with respect to FTI’s policies and procedures regarding compliance with applicable laws and regulations and with FTI’s Policy on Ethics and Business Conduct.
  Performs an annual self-evaluation of the Audit Committee.
  Reviews its Charter and recommends changes.
  Prepares and issues the Report of the Audit Committee in this proxy statement.
10
____________________

(1)	Effective February 25, 2009 (a) James Crownover rotated off of the Audit Committee and was appointed to the Compensation Committee and (b) Denis Callaghan was appointed to the Audit Committee and rotated off of the Compensation Committee.

(2)	On April 15, 2009, the Board concluded it could not affirmatively find that Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of the Board’s conclusion, Mr. Holthaus went off of the Audit Committee and Mr. Berey assumed the position of Chair of the Audit Committee effective April 15, 2009.

Compensation Committee

     The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and rules of the NYSE. All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Code. All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 under the Exchange Act. The Compensation Committee operates under a written Charter, last amended and restated as of August 1, 2008, which was recommended by the Nominating and Corporate Governance Committee, approved by the Board of Directors and adopted by the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. The Charter of the Compensation Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to compensation committees. The Compensation Committee recommends changes to its Charter to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Compensation Committee has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 2, 2009.

     Mr. Dunn, our Chief Executive Officer (“CEO”) and Mr. Shaughnessy, our Executive Chairman of the Board (“Chairman”), attend substantially all regularly scheduled Compensation Committee meetings but do not attend executive sessions and specially scheduled meetings of the Compensation Committee to which they have not been invited. Other officers and employees of the Company may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items. None of our named executive officers (“NEOs”) and other non-members of the Compensation Committee vote on matters before the Compensation Committee; however, the Compensation Committee and Board of Directors solicit recommendations from Mr. Dunn and Mr. Shaughnessy on compensation matters, including as they relate to their own compensation and the compensation of our NEOs and other officers. In 2008, the Compensation Committee also worked with management, including our Executive Vice President – General Counsel and our Corporate Secretary, to set the agenda for each meeting and prepare the meeting materials. Our Corporate Secretary acts as secretary of the Compensation Committee meetings, other than the closed executive sessions and special meetings to which she is not invited. Actions taken in closed or special session are reported by the Chair of the Compensation Committee to our Corporate Secretary who records them in the minutes of the applicable meeting.

     Mr. Dunn and Mr. Shaughnessy perform individual self-assessments during the fourth quarter and/or first quarter of the year. The Compensation Committee has delegated to the presiding director of the Board the responsibility of administering that self-assessment process, reviewing the self-assessments and holding discussions with those executives. The presiding director reports the results of the self-assessments to the Chairs of the Compensation Committee and Nominating and Corporate Governance Committee. The Compensation and/or Nominating and Corporate Governance Committee may hold discussions with Messrs. Dunn and Shaughnessy. Messrs. Dunn and Shaughnessy make recommendations to the Compensation Committee regarding their own compensation, but will not be present when final compensation decisions are made. The above performance evaluation procedures were followed for the years ended December 31, 2007 and 2008.

     Messrs. Dunn and Shaughnessy annually (or more often) evaluate the performance of our CFO and other officers at the executive vice president level or higher (our executive officers) against long- and short-term performance goals and their expectations for those executives. Mr. Dunn and Mr. Shaughnessy report the results of their performance reviews to the Compensation Committee. Mr. Dunn and Shaughnessy participate in the Compensation Committee’s compensation setting process for Mr. Celaya, our Executive Vice President and Chief Financial Officer (our “CFO”) and other NEOs and officers, including, recommending the amounts and forms of cash and equity, long- and short-term and at-risk compensation that will be paid to them as well as related payment terms. The Compensation Committee did not individually meet with those officers regarding 2008 compensation decisions.

     FTI’s chief financial officer, from time to time, may participate in the Compensation Committee’s compensation-setting process in connection with the establishment of financially-driven performance goals. Management assists the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels; and by recommending individual performance measures and/or target award levels. For the 2008 plan year, the performance-based goals under the FTI Consulting, Inc. Incentive Compensation Plan in which certain NEOs participated were a range of year-end fully diluted earnings per share.

     In the past, the Compensation Committee has selectively engaged outside compensation consultants for advice regarding compensation issues. In 2008, the Compensation Committee engaged a compensation consultant in connection with discussions with Mr. Dunn regarding the extension of his contract and related payments.

Total Number of
Regular and Special
Name of Committee		Committee Meetings
and Members(1)	Functions of the Committee	Held in 2008
Compensation Committee: Gary C. Wendt, Chair Denis J. Callaghan Gerard E. Holthaus(2) Matthew F. McHugh
  Approves compensation of FTI’s president and chief executive officer and executive chairman of the board.
  Approves compensation of other executive officers.
  Administers our equity based compensation plans.
  Establishes performance goals, individual target awards, subjective criteria and oversees all aspects of our executive officer incentive compensation plan.
  Approves awards of stock options and other forms of equity-based compensation under our equity compensation plans.
  Reviews and approves employment, consulting and other contracts or arrangements with present and former executive officers.
  Performs annual performance evaluations of our chief executive officer and chairman of the board in conjunction with the presiding director and Nominating and Corporate Governance Committee.
  Advises the Board on our other compensation programs, including our 401(k) and health, life and welfare benefit plans.
  Performs an annual self-evaluation of the Compensation Committee.
  Reviews its Charter and recommends changes.
  Prepares and issues the Compensation Committee Report in this proxy statement.
10
____________________

(1)	Effective February 25, 2009, (a) James Crownover joined the Compensation Committee and rotated off of the Audit Committee, (b) Denis Callaghan rotated off of the Compensation Committee and joined the Audit Committee, and (c) Brenda Bacon was appointed as a new member of the Compensation Committee.

(2)	On April 15, 2009, the Board concluded it could not affirmatively find that Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of the Board’s conclusion, Mr. Holthaus went off of the Compensation Committee effective April 15, 2009.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board and compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. The Nominating and Corporate Governance Committee operates under a written Charter, last amended and restated as of August 1, 2008, which has been approved by the Board and adopted by that Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. The Charter of the Nominating and Corporate Governance Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to nominating and governance committees. The Nominating and Corporate Governance Committee recommends changes to its Charter to the Board for approval. A copy of the Charter of the Nominating and Corporate Governance Committee has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 2, 2009.

Total Number of
Regular and Special
Name of Committee		Committee Meetings
and Members	Functions of the Committee	Held in 2008
Nominating and Corporate Governance Committee: Matthew F. McHugh, Chair Brenda J. Bacon Mark H. Berey Denis J. Callaghan James W. Crownover
  Identifies, qualifies and recommends the slate of director nominees for election to our Board.
  Reviews and recommends non-employee director compensation.
  Identifies, qualifies and recommends the slate of nominee members and Chairs for appointment to the Committees.
  Identifies, qualifies and recommends candidates to fill vacancies occurring between annual stockholder meetings.
  Monitors compliance with, reviews and recommends changes to, our Corporate Governance Guidelines and the Committee Charters.
  Reviews and recommends changes to our other policies and practices relating to corporate governance and responsibility.
  Monitors, reviews and responds to stockholder communications with non-management directors.
  Oversees the process for director education.
  Oversees the process for Board and Committee annual self-evaluations.
  Oversees the process for performance evaluations of our chief executive officer and chairman of the board in conjunction with the presiding director and Compensation Committee.
  Responsible for the process relating to succession planning for the chief executive officer, chairman of the board and other executive officer positions.
  Reviews directors’ and officers’ liability insurance terms and limits.
  Performs an annual self-evaluation of the Nominating and Corporate Governance Committee.
7

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE – DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Class I Directors for Election at 2009 Annual Meeting of Stockholders

     Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business, operations, long-term and short-term plans, applicable legal and listing requirements and other factors they consider relevant. The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance – Stockholder

Nominees for Director” below. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

     In addition to the Categorical Standards of Director Independence and applicable NYSE and SEC independence standards, the Nominating and Corporate Governance Committee considers other factors, as it determines to be appropriate, in evaluating candidates for nominees as directors. Some of the other factors considered by the Nominating and Corporate Governance Committee include:

(1)	demonstrated strength of character and integrity, credibility and sound judgment;

(2)	managerial experience in a relatively complex organization or experience dealing with complex problems;

(3)	sufficient time to devote to the affairs of FTI;

(4)	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed three;

(5)	the extent to which the candidate would fill a present need on the Board; and

(6)	any other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his or her service.

     On April 2, 2009, the Nominating and Corporate Governance Committee took action to recommend that the Board nominate Messrs. Callaghan and McHugh as Class I directors to stand for election at the 2009 Annual Meeting of Stockholders. On April 8, 2009, the Board accepted the recommendation of the Nominating and Corporate Governance Committee and nominated Messrs. Callaghan and McHugh to stand for election as Class I directors at the 2009 Annual Meeting of Stockholders. The Board also approved a reduction of the size of Class I to two directors from three directors effective upon the election of directors at the meeting. Under FTI’s By-Laws and the Maryland General Corporation Law, the Board has the authority to increase or decrease the size of the Board and any class and to fill any vacancy resulting from an increase in the size of the Board. Any person appointed by the Board to fill a vacancy as a director would serve until the next annual meeting of stockholders unless he or she resigns, dies or is not nominated for reelection. The Nominating and Corporate Governance may identify, communicate with and consider new candidates for the position of director prior to the 2009 Annual Meeting of Stockholders and may make recommendations to the Board with regard to the appointment of a new director, however, as of the date of this proxy statement, no decision has been made by the Committee or the Board whether to increase the size of the Board or appoint a candidate as a director.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND STOCK OWNERSHIP GUIDELINES

General

     Employee directors do not receive any separate compensation for their Board activities. We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may travel on the corporate aircraft to Board events. We do not pay fees for attendance at Board and Committee meetings.

     In 2005, the Board, upon the recommendation of the Compensation Committee, adopted the FTI Consulting, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). Under that plan, starting in 2005 through 2007, non-employee directors were eligible to receive a combination of an (i) annual retainer, which the director could elect to receive in cash, in stock options or in deferred stock units and (ii) an equity award granted on a three year cycle that the director could elect to receive in the form of stock options, shares of restricted stock or deferred restricted stock units. Non-employee directors received a three-year cyclical equity award under that compensation plan as follows: Brenda J. Bacon – December 11, 2006; Mark H. Berey – June 7, 2007; Denis J. Callaghan – July 24, 2006; James W. Crownover – October 25, 2006; Gerard E. Holthaus – June 7, 2007; Matthew F. McHugh –

October 26, 2005; George P. Stamas – June 5, 2005; and Gary C. Wendt – June 6, 2006. The plan did not provide for proration or require the director to repay the annual retainer and three-year cyclical equity award if a director only serves a portion of the period covered by the award or does not stand for reelection by stockholders during a year when his or her term is up. In setting the terms of non-employee director compensation, the Board and the Compensation Committee considered the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board and its Committees.

     At its February 20, 2008 meeting, the Board approved changes to the Director Compensation Plan that went into effect for 2008. At its February 25, 2009 meeting, the Board approved changes to the amount of the annual retainer payments and authorized a separate annual payment to the presiding director, which will go into effect for 2009. At its March 31, 2009 meeting, the Board approved changes to provide for the acceleration of vesting of equity awards in the event of a non-employee director’s cessation of service at the expiration of the then-current term as a director of the Company due to (i) the Company’s failure to re-nominate such non-employee director for service on the Board, (ii) the request of such non-employee director, or as a result of a voluntary resignation, or (iii) the Company’s stockholders failing to re-elect such non-employee director for service on the Board, in each applicable case other than for cause, as determined by the Board in its good-faith discretion.

     The terms of the current Director Compensation Plan are discussed below:

Amended Non-Employee Director Compensation Plan

     General

     The amendments to the Director Compensation Plan were designed to equate the annual aggregate value of non-employee compensation payments for 2008 and future years with the intended annual aggregate value of the non-employee compensation package in 2005, which totaled approximately $300,000 per annum based on the price per share of FTI common stock at that time.

     Annual Retainer

     The annual retainer amount payable to non-employee directors for 2008 did not change, remaining at $50,000. Non-employee directors who served as Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $5,000 for a total payment of $55,000 and the Chair of the Audit Committee receives an additional $10,000 for a total payment of $60,000. Starting in 2009, the Chair of the Compensation Committee will receive an additional $7,250 for a total annual retainer payment of $57,250. Also beginning in 2009, the Board authorized an additional annual payment of $15,000 to the presiding director. Currently, Matthew F. McHugh is the presiding director of the non-management directors. Non-employee directors, will be entitled to elect payment of the annual retainer in the form of cash or fully vested stock units. Payment in the form of stock options will no longer be included as an alternative form of payment.

     Annual Equity Award

     Currently, non-employee directors will receive an annual payment denominated at a fixed value of $250,000 (US dollars) per year in the form of restricted stock or deferred restricted stock units valued at the closing price per share of FTI common stock as reported on the NYSE for the date of grant. The restricted stock and restricted stock units will be nontransferable and will vest in full on the first anniversary of the date of grant. The restricted stock units will be settled in shares of common stock. Vesting of restricted stock and restricted stock units will accelerate upon the non-employee director’s death or permanent disability, immediately prior to a change in control and in the event of a non-employee director’s cessation of service at the expiration of the then-current term as a director of the Company due to the Company’s failure to re-nominate such non-employee director for service on the Board (other than for cause as described under “ – General” above. Restricted stock and restricted stock units that have not vested upon a director leaving the Board for any other reason will be forfeited. If no shares are then available under a stockholder approved equity compensation plan, the non-employee director will receive the payment in cash, subject to the vesting terms described above.

     Participation and Payment Dates under the Amended Non-Employee Director Compensation Plan

     New non-employee directors joining the Board after December 31, 2007, will receive their first annual retainer payment on the date they join the Board and their first annual equity award on the date of the annual meeting of stockholders for the year they join the Board. Beginning in 2008, incumbent non-employee directors began receiving the annual retainer payment on the date of the annual meeting of stockholders each year. Each incumbent director has or will become eligible to receive the annual equity award on the annual stockholder meeting date for the year following his or her name: Matthew F. McHugh and George P. Stamas – 2008, Brenda J. Bacon, Denis J. Callaghan and James W. Crownover – 2009 and Mark H. Berey and Gerard E. Holthaus – 2010, assuming each is a member of the Board following the annual stockholders meeting for that year. Thereafter, the annual equity award will be made on the annual stockholders’ meeting date each year. The annual equity award for the first year that a non-employee director participates in the amended plan will be prorated based on the date that such director would have otherwise received payment under the plan as in effect prior to 2008, and the annual retainer and annual equity award to a new director who joins the Board in 2009 or later will be prorated, depending on when such director first joins the Board.

     Non-Employee Director Deferred Compensation Election

     Non-employee directors may elect to defer all or a portion of their annual retainer and equity award. Deferred annual retainers will be designated as a number of stock units determined by dividing (i) the applicable annual retainer payment (and presiding director payment, if applicable), by (ii) the closing price per share of FTI common stock as reported on the NYSE for the applicable date. All stock units will be (i) immediately vested and (ii) non-transferable.

     Each director who elects to defer his or her annual equity payment will receive a number of restricted stock units determined by dividing (i) $250,000 by (ii) the closing price per share of FTI common stock as reported on the NYSE for the date of grant. Restricted stock units will be (i) subject to vesting on the first anniversary of the date of grant, (ii) nontransferable and (iii) settled in shares of common stock, to the extent vested. Non-employee directors may elect a payment date for a year’s deferred award in accordance with Code Section 409A. The deferred award will be paid out to the applicable non-employee director or his or her estate on the earlier to occur of (i) the elective payment date (if one has been elected), (ii) the non-employee director’s death, permanent disability or other date that he or she is no longer a director of the Company, and (iii) change in control. Vesting of stock options, restricted stock units and restricted stock will accelerate in the event of a non-employee director’s cessation of service at the expiration of the then-current term as a director of FTI as described under “ – General” above. Restricted stock units that have not vested upon a director leaving the Board for any other reason will be forfeited. Non-employee directors with restricted stock units will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement.

     If a director elects to defer his or her annual retainer in the form of stock units and/or annual equity payment in the form of restricted stock units, dividend equivalents will be credited in the form of additional stock units or restricted stock units, should the Board declare and pay dividends on our common stock. Stock units or restricted stock units are awarded pursuant to the Deferred Compensation Plan.

Director Summary Compensation Table

     The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2008:

	Pro Rated
	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
	($)(1)	($)(2)	($)(3)	($)(4)	($)
Name of Non-Employee Director	(a)	(b)	(c)	(d)	(e)
Current Directors:
Brenda J. Bacon	25,205	340,082	—	—	365,287
Mark H. Berey	50,274	459,712	—	—	509,986
Denis J. Callaghan	—	43,932	292,364	—	336,296
James W. Crownover	31,233	332,747	—	—	363,980
Gerard E. Holthaus	60,329	459,712	—	—	520,041
Matthew F. McHugh	34,356	358,292	—	—	392,648
George P. Stamas	50,548	141,247	95,139	—	286,934
Gary C. Wendt	55,452	323,541	—	—	378,993

(1)	Includes additional retainer fees in excess of $50,000 per annum that were paid to the Chairs of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee in the amounts of $10,000, $5,000 and $5,000, respectively. All non-employee directors elected to receive their annual retainers in cash, other than Mr. Callaghan who elected to receive the 2008 annual retainer in the form of 792 deferred stock units.

(2)	Reflects the aggregate compensation costs recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS Statement 123(R) and may include amounts from awards granted in and prior to 2008. Assumptions used in the calculations of these amounts are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Events Affecting our Operations” and “Note 1 – Description of Business and Significant Accounting Policies – Share- Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009.

The grant date fair value of stock awards granted to each non-employee director in 2008 was: Brenda J. Bacon – $0.00; Mark H. Berey – $0.00; Denis J. Callaghan – $43,932; James W. Crownover – $0.00; Gerard E. Holthaus – $0.00; Matthew F. McHugh – $156,148; George P. Stamas – $252,721 and Gary C. Wendt – $0.00, in each case based on the closing price per share of FTI common stock as reported on the NYSE for the applicable grant date.

As of December 31, 2008, each director has the following aggregate number of unvested restricted stock awards or unreleased stock unit and restricted stock unit awards: Brenda J. Bacon – 12,500; Mark H. Berey – 18,750; Denis J. Callaghan – 792; James W. Crownover – 37,500; Gerard E. Holthaus – 37,500; Matthew F. McHugh – 2,815; George P. Stamas – 4,556 and Gary C. Wendt – 37,500, pursuant to the 2006 Plan, 2004 Plan or Deferred Compensation Plan, as applicable. These stock awards have been included in the Stock Ownership Table for each director.

(3)	Reflects the aggregate compensation costs recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS Statement 123(R) and may include amounts from awards granted in and prior to 2008. Assumptions used in the calculations of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Events Affecting our Operations” and “Note 1 – Description of Business and Significant Accounting Policies – Share- Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009.

There were no stock options granted to non-employee directors in 2008. As of December 31, 2008, each director has unexercised stock options outstanding exercisable for the following number of shares of common stock: Brenda J. Bacon – 7,206; Mark H. Berey – 73,000; Denis J. Callaghan – 198,898; James W. Crownover – 0; Gerard E. Holthaus – 110,000; Matthew F. McHugh – 0; George P. Stamas – 102,945 and Gary C. Wendt – 0, pursuant to the 1997 Stock Option Plan, as amended (the “1997 Plan”), the 2004 Plan or the 2006 Plan, as applicable. These stock option awards have been included in the Stock Ownership Table for each director to the extent they have vested or will vest within 60 days of March 30, 2009.

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000.

Non-Employee Director Equity Ownership Guidelines

     We have adopted equity ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are encouraged to attain an investment level in our equity securities having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director is encouraged to attain this investment level by the third anniversary of the date the first non-employee director equity compensation award is received by him or her (the “Equity Ownership Compliance Date”). Shares of common stock owned by the non-employee director and shares of common stock held in trust over which the non-employee director has or shares investment and/ or voting power are counted towards attaining the investment level. Option holdings, whether or not vested, do not count. However, restricted stock and deferred stock units, to the extent vested, will be counted towards such director’s equity ownership. All non-employee directors currently have FTI stock holdings that meet or exceed the non-employee director equity ownership guidelines.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

     We have long believed that sound principles of corporate governance are required to build stockholder value. Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Policy on Ethics and Business Conduct, Policy on Conflicts of Interest, Anti-Corruption Policy, Whistleblower Policy, Policy on Disclosure Controls, Committee Charters and Policy Statement on Inside Information and Insider Trading, can be found on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. A copy of the Charter of the Audit Committee as amended and restated effective March 31, 2009 is furnished with this proxy statement as Appendix B. Copies of the Charters of the Nominating and Corporate Governance and Compensation Committees, each as amended and restated effective August 1, 2008, have been filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 2, 2009. We filed our Policy on Ethics and Business Conduct [as Amended and Restated Effective December 18, 2008] as an exhibit to our Current Report on Form 8-K dated December 18, 2008 filed with the SEC on December 22, 2008.

     The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with laws and rules of the SEC, the NYSE or other governmental or applicable regulatory authorities. We will provide printed copies of the corporate governance documents, including, without limitation, the Charters of the Committees, the Corporate Governance Guidelines and the Policy on Ethics and Business Conduct, Policy on Conflicts of Interest and Anti-Corruption Policy to any person, without charge, upon request to our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800.

     In January and February 2009, the Board and each Committee conducted their 2008 self-evaluations. The presiding director compiled the data. The Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees to determine whether any revisions to existing practices or policies or new practices or policies were advisable.

PRESIDING DIRECTOR

     Our non-management directors meet in closed (executive) sessions without the presence of management periodically throughout the year. During 2008, our non-management directors (which consist of our independent non-employee directors and Mr. Stamas) met in closed (executive) session five times without management. During 2008, our independent directors met in closed (executive) session five times without management. Gerard Holthaus was the presiding director for the year ended December 31, 2008 and was reappointed as presiding director by the non-management directors at the Board meeting held on March 31, 2009. On April 15, 2009, the Board concluded it could not affirmatively find that Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of that decision, Mr. Holthaus stepped down as presiding director and the non-management and independent directors appointed Matthew McHugh to that position effective April 15, 2009.

CODE OF CONDUCT

     Our written Policy on Ethics and Business Conduct (the “Code of Ethics” and together with the Policy on Conflicts of Interest and the Anti-Corruption Policy, the “Ethics Policy”) reflects our longstanding policies. The Ethics Policy applies to financial professionals, including our CFO, Corporate Controller and Corporate Treasurer, as well as our Chairman, President and CEO, Chief Operating Officer and other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the Foreign Corrupt Practices Act, and other legal requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics is publicly available and can be found on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Ethics Policy to our Chairman, President and CEO, CFO, Chief Operating Officer or Corporate Controller, Corporate Treasurer and any of our other officers, financial professionals and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

STOCKHOLDER NOMINEES FOR DIRECTOR

     We did not receive any notices of stockholder nominees for director prior to the deadline for 2009 nominations described in our 2008 proxy statement. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our By-Laws, including: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors by the SEC’s proxy rules and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of our capital stock owned beneficially or of record by such stockholder and such beneficial owner, as applicable, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by the SEC’s proxy rules. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Under our By-Laws a stockholder must deliver notice of nominees for director to our Corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the

60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. For the annual meeting of stockholders in 2010, we must receive this notice no earlier than December 24, 2009 and no later than January 23, 2010. You may obtain a copy of our By-Laws, without charge, or submit a nominee for director, by writing to our Corporate Secretary, c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. We filed a copy of our By-Laws, as amended and restated through September 17, 2004, with the SEC on November 9, 2004 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. We filed Amendment No. 6 to our By-Laws Amendment dated as of December 18, 2008 with the SEC on December 22, 2008 as an exhibit to our Current Report on Form 8-K dated December 18, 2008. We filed Amendment No. 7 to our By-Laws Amendment dated as of February 25, 2009 with the SEC on March 3, 2009 as an exhibit to our Current Report on Form 8-K dated February 25, 2009.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

     Our Whistleblower Policy covers communications with the non-management directors. It is available on our website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx. Stockholders, employees and other interested persons can communicate with an individual director, the Chair of the Audit Committee, the presiding director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website can be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports can be placed by calling toll free (866) 294-3576. EthicsPoint will send reports to designated recipients within FTI, which includes our Executive Vice President and General Counsel, Associate General Counsel and Corporate Secretary, and Executive Vice President and Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our General Counsel at (410) 951-4800, by mail to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, or by e-mail to eric.miller@fticonsulting.com. The designated recipients will forward interested party communications, depending upon the subject matter, to the Chair of the Nominating and Corporate Governance Committee or Audit Committee, the presiding director, or other appropriate person who is responsible for ensuring that the interested persons’ concerns are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven-years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 51,325,310 shares of our common stock issued and outstanding on March 30, 2009, the record date of this 2009 Annual Meeting of Stockholders. The following table shows the beneficial ownership of our common stock as of March 30, 2009, by:

  each of the NEOs,

  each person known to own beneficially more than 5% of our outstanding common stock,

  each of our directors,

  each of our other executive officers, and

  all of our executive officers and directors as a group.

     The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner(1)	Beneficially Owned	Beneficially Owned (%)
Jack B. Dunn, IV(2)	676,901	1.31
Dennis J. Shaughnessy(3)	394,897	*
David G. Bannister(4)	164,396	*
Roger D. Carlile(5)	77,209	*
Jorge A. Celaya(6)	24,260	*
Dominic DiNapoli(7)	322,219	*
Declan M. Kelly(8)	27,000
John A. MacColl(9)	69,554	*
Eric B. Miller(10)	54,870	*
Catherine M. Freeman(11)	7,000	*
Curt A. H. Jeschke, Jr.(12)	17,641	*
Brenda J. Bacon(13)	35,331	*
Mark H. Berey(14)	111,000	*
Denis J. Callaghan(15)	218,465	*
James W. Crownover(16)	34,850	*
Gerard E. Holthaus(17)	131,875	*
Matthew F. McHugh(18)	18,340	*
George P. Stamas(19)	110,364	*
Gary C. Wendt(20)	75,575	*
FMR Corp.	7,610,001	14.82
82 Devonshire Street
Boston, MA 02109(21)
All directors and executive officers as a group (17 persons)	2,547,106	4.81
____________________

*	Less than 1%.

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

(2)	Includes:

  10,622 shares of restricted stock awarded on September 23, 2004 that are subject to forfeiture, which will vest in five equal annual installments of 20% on each anniversary of such date, such that 100% of such restricted shares will be vested on September 24, 2009;

  a performance-based award of 10,000 shares of restricted stock with a grant date of October 24, 2006 and a performance-based award of 26,500 shares of restricted stock with a grant date of April 24, 2007 that are subject to forfeiture, which will vest on December 31, 2009, as the requisite performance goals have been attained as of the year ended December 31, 2008;

  67,521 shares of restricted stock with a grant date of August 11, 2008 that are subject to forfeiture until they vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the year ended December 31, 2008 and the years ending December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012, have been achieved (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – LTIP Awards – 2008 Performance-Based Equity Awards to our CEO, Chairman and CIO”);

  460,930 shares of common stock issuable upon the exercise of stock options;

  18,000 shares of common stock over which Mr. Dunn and his spouse share voting and investment power; and

  450 shares of common stock over which Mr. Dunn and his son share voting and investment power.

(3)	Includes:

  91,512 shares of restricted stock awarded on October 18, 2004 that are subject to forfeiture, which will vest and become nonforfeitable as to one-tenth on each anniversary of such date, such that 100% of such restricted shares be will be vested on October 18, 2014;

  Includes a performance-based award of 50,000 shares of restricted stock granted on October 24, 2006 that is subject to forfeiture, which will vest on December 31, 2009, as the requisite performance goals have been attained as of the year ended December 31, 2008;

  33,692 shares of restricted stock with a grant date of January 2, 2009 that are subject to forfeiture until they vest in three annual installments of 33.33% on the first anniversary, 33.33% on the second anniversary and 33.34% on the third anniversary of the date of grant; provided that the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the years ending December 31, 2009, December 31, 2010 and December 31, 2011 have been achieved (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – LTIP Awards – 2008 Performance-Based Equity Awards to our CEO, Chairman and CIO”); and

  160,000 shares of our common stock issuable upon exercise of stock options, of which 60,000 shares remain unexercised from a stock option awarded to Mr. Shaughnessy in his capacity as a non-employee director before he joined us as an executive officer.

(4)	Includes:

  125,000 of our common stock issuable upon exercise of stock options;

  a performance-based award of 25,000 shares of restricted stock awarded on October 24, 2006 that are subject to forfeiture, which will vest on December 31, 2009, as the requisite performance goals have been attained as of the year ended December 31, 2008; and

  4,000 shares of restricted stock awarded on February 29, 2008 that are subject to forfeiture, which will vest as to one-third on each anniversary of the date of grant, such that 100% will be vested on March 1, 2011.

(5)	Includes:

  16,920 shares of our common stock issuable upon exercise of stock options;

  1,274 fully vested stock units under our Deferred Compensation Plan;

  850 shares of restricted stock awarded on March 14, 2008 that are subject to forfeiture, which will vest as to one-third on the first, second and third anniversary of the date of grant, such that 100% will be vested on March 14, 2011; and

  652 shares of restricted stock awarded on March 14, 2008 that are subject to forfeiture, which will vest in annual installments of 20% on the day following the first through fifth anniversary dates of the grant date, such that 100% will be vested on March 14, 2013.

(6)	Includes:

  6,667 shares of restricted stock awarded on July 9, 2007 that are subject to forfeiture, which will vest as to one-third on the first, second and third anniversary of the date of grant, such that 100% will be vested on July 9, 2010; and

  15,000 shares of our common stock issuable upon exercise of stock options.

(7)	Includes:

  83,334 shares of restricted stock awarded on November 1, 2005 that are subject to forfeiture, which will vest as to one-ninth on December 31, 2006 and one-ninth on each anniversary of such date, such that 100% of such restricted shares will be vested on December 31, 2014;

  4,000 shares of restricted stock awarded on February 29, 2008 that are subject to forfeiture, which will vest as to one-third on each anniversary of the date of grant, such that 100% will be vested on March 1, 2011; and

  217,500 shares of our common stock issuable upon exercise of stock options.

(8)	Includes 10,000 shares of restricted stock with a grant date of August 11, 2008 that are subject to forfeiture, which will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the year ended December 31, 2008 and the years ending December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012, have been achieved (see “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation – LTIP Awards – 2008 Performance-Based Equity Awards to our CEO, Chairman and CIO”). On November 26, 2007, Mr. Kelly entered into a European style collar arrangement consisting of a call option expiring November 30, 2009 and a put option expiring on November 30, 2009 for 103,643 shares of common stock with a securities broker. The common stock subject to the collar was acquired by Mr. Kelly as partial purchase price consideration for the share capital of FD International (Holdings) Limited owned by him, which was acquired by FTI in October 2006.

(9)	Includes 56,893 shares of our common stock issuable upon exercise of stock options.

(10)	Includes:

  3,334 shares of restricted stock awarded on June 6, 2006 that are subject to forfeiture, which will vest as to one-third on each anniversary of such date, such that 100% of such restricted shares will be vested on June 6, 2009;

  24,000 shares of restricted stock awarded on July 31, 2007 that are subject to forfeiture, which will vest as to one-fifth on each anniversary of such date, such that 100% of such restricted shares will be vested on July 31, 2012; and

  23,333 shares issuable on exercise of stock options.

(11)	Includes (i) 5,000 shares of restricted stock awarded on November 12, 2007 that are subject to forfeiture, which will vest as to one-half on the second anniversary and one-half on the third anniversary of the date of grant, such that 100% will be vested on November 12, 2010 and (ii) 2,000 shares of our common stock issuable upon exercise of stock options.

(12)	Includes 16,666 shares of our common stock issuable upon exercise of stock options.

(13)	Includes (i) 9,375 shares of restricted stock awarded on December 11, 2006 that are subject to forfeiture, which will vest as to one-twelfth on each three-month period beginning on the first three-month period after such date of grant, such that 100% of such restricted shares will be vested on December 11, 2009 and (ii) 7,206 shares of our common stock issuable upon exercise of options.

(14)	Includes (i) 15,625 shares of restricted stock awarded on June 7, 2007 that are subject to forfeiture, which will vest as to one-twelfth on each three-month period beginning on the first three-month period after such date of grant, such that 100% of such restricted shares will be vested on June 7, 2010 and (ii) 73,000 shares of our common stock issuable upon exercise of stock options.

(15)	Includes (i) 211,398 shares of our common stock issuable upon exercise of stock options and (ii) 792 shares of our common stock issuable upon settlement of stock units issued under our Deferred Compensation Plan. Upon a termination event under the plan, Mr. Callaghan will receive one share of our common stock for each stock unit in his account.

(16)	Includes 31,250 shares of our common stock issuable upon settlement of restricted stock units issued under our Deferred Compensation Plan. Upon a termination event under the plan, Mr. Crownover will receive one share of our common stock for each vested restricted stock unit in his account.

(17)	Includes (i) 110,000 shares of our common stock issuable upon exercise of stock options and (ii) 21,875 shares of our common stock issuable upon settlement of restricted stock units issued under our Deferred Compensation Plan. Upon a termination event under the plan, Mr. Holthaus will receive one share of our common stock for each vested restricted stock unit in his account.

(18)	Includes 2,815 shares of restricted stock awarded on June 10, 2008 that are subject to forfeiture, which will vest in full on June 10, 2009.

(19)	Includes:

  2,863 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power;

  102,945 shares of our common stock issuable upon exercise of stock options; and

  4,556 shares of restricted stock awarded on June 10, 2008 that are subject to forfeiture, which will vest on June 10, 2009.

(20)	Includes 34,375 shares of our common stock issuable upon settlement of restricted stock units issued under our Deferred Compensation Plan. Upon a termination event under the plan, Mr. Wendt will receive one share of our common stock for each vested restricted stock unit in his account.

(21)	Based on Schedule 13G/A filed on February 17, 2009. The reporting person reported sole voting power with respect to 496,203 shares of common stock and sole dispositive power with respect to 7,610,001 shares of common stock. These securities are owned by various investment funds affiliated with FMR Corp., which have the right to direct the voting and disposition of shares of our common stock and the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, FMR Corp. is deemed to be a beneficial owner of such securities. The number of shares of common stock of FTI Consulting Inc owned by the investment companies or other affiliates of FMR LLC at December 31, 2008 included an aggregate of 41,342 shares of common stock resulting from the assumed conversion of $1,292,000 aggregate principal amount of FTI CONSULTING CV 3.75 7/15/12 (31.998 shares of Common Stock for each $1,000 principal amount of debenture).

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE AND KEY OFFICERS

     We have set forth below information about each of our executive officers and other key officers who is not also a director:

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
David G. Bannister	53	2005	Executive Vice President— Corporate Development and Chief Administrative Officer

Mr. Bannister joined us as Senior Vice President—Business Development in May 2005 and he assumed the position of Executive Vice President–Corporate Development in June 2006. In December 2008, Mr. Bannister was appointed to the additional position of Chief Administrative Officer. From 1998 to 2004, Mr. Bannister was a General Partner of Grotech Capital Group. From 1983 to 1998, Mr. Bannister was employed in the investment banking division of Alex Brown & Sons Incorporated holding the position of Managing Director when he left in 1998. Mr. Bannister is a director of Landstar System, Inc., the Chairman of its Audit Committee and a member of other committees.

Roger D. Carlile	46	2009	Executive Vice President and Chief Human Resources Officer

Mr. Carlile has been an Executive Vice President and our Chief Human Resources Officer since January 2009. From November 2003 to January 2009, Mr. Carlile was a Senior Managing Director heading our Forensic and Litigation Consulting business segment.

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
Jorge A. Celaya	43	2007	Executive Vice President and Chief Financial Officer

Mr. Celaya has been Executive Vice President and Chief Financial Officer since July 2007. From March 2007 to July 2007, Mr. Celaya performed M&A consulting. Mr. Celaya served as Executive Vice President, Chief Financial Officer and a member of the Executive Committee of Sitel Corporation, a global provider of BPO services, from October 2003 to February 2007 when it was merged in a take-private transaction. From 1990 to October 2003, Mr. Celaya was employed by Schlumberger Limited in various operating and senior corporate financial management positions, including service in Europe and Latin America. Beginning in May 2002 to August 2003, Mr. Celaya was Chief Financial Officer of NPTest, Inc., a semiconductor company and Schlumberger spin-off.

Dominic DiNapoli	54	2004	Executive Vice President and Chief Operating Officer

Mr. DiNapoli has been an Executive Vice President and our Chief Operating Officer since February 2004. From August 2002 to February 2004, Mr. DiNapoli was a Senior Managing Director in our Corporate Finance/Restructuring segment. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services (BRS) practice.

Declan M. Kelly	40	2008	Executive Vice President and Chief Integration Officer

Mr. Kelly has been an Executive Vice President and our Chief Integration Officer since June 2008. From 2002 to June 2008, Mr. Kelly was President and Chief Executive Officer of FD US Communications, Inc., a U.S. subsidiary of FD International (Holdings) Limited, a strategic communications company that we acquired in October 2006.

John A. MacColl	60	2006	Executive Vice President and Chief Risk and Compliance Officer

Mr. MacColl has been an Executive Vice President and our Chief Risk Officer since January 2006. In August 2007, Mr. MacColl assumed the position of Chief Compliance Officer. From January 2006 to February 2008, he also held the position of Chief Legal Officer. From April 2004 to April 2005, Mr. MacColl was Vice Chairman of St. Paul Travelers, a position he held with its predecessor, The St. Paul Companies, Inc. from May 2002 to April 2004. From May 1999 to August 2004, he also held the position of General Counsel of The St. Paul Companies, Inc. Mr. MacColl joined the St. Paul Companies in 1998, following the company’s merger with USF&G Corporation, where he served as Executive Vice President of Human Resources and General Counsel. From April 2005 to January 2006, Mr. MacColl pursued personal business interests.

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
Eric B. Miller	49	2006	Executive Vice President and General Counsel

Mr. Miller joined us in May 2006 and was elected Senior Vice President and General Counsel in June 2006 and assumed the chief legal officer role in February 2008. In May 2008, Mr. Miller was elected an Executive Vice President of FTI. From 1995 to May 2006, Mr. Miller was a Partner with DLA Piper.

Catherine M. Freeman	52	2007	Senior Vice President, Controller and Chief Accounting Officer

Ms. Freeman has been Senior Vice President and our Controller and Chief Accounting Officer since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, Ms. Freeman was Vice President and Corporate Controller of World Kitchen, Inc., and from 1983 to March 2001, held various finance and accounting positions with Fort James Corporation. During Ms. Freeman’s term as an officer of World Kitchen, Inc., World Kitchen, Inc. filed for Chapter 11 bankruptcy protection.

Curt A. H. Jeschke, Jr.	58	2004	Vice President— Internal Audit

Mr. Jeschke joined us as Vice President—Internal Audit in May 2004. From November 1998 through June 2003, he was Senior Vice President and Chief Financial Officer of Renaissance Aircraft LLC, a manufacturer of general aviation aircraft. He managed his family’s real estate business from July 2003 to May 2004.

     Our executive officers are appointed by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of written employment arrangements that we have with some of them.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion of NEO compensation contains descriptions of various employment related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009. You may request copies of the agreements and plans filed with the SEC, free of charge, by contacting our Corporate Secretary, at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. Exhibits and schedules to the agreements and plans will not be provided unless specifically requested. See “Information About the Board of Directors and Committees –Committees of the Board of Directors – Compensation Committee” for a discussion of the role that the Compensation Committee plays in setting NEO compensation.

The Compensation Committee

     All our NEOs are elected to their positions by the Board. As of December 31, 2008, our NEOs were: our President and CEO – Jack B. Dunn, IV; our Chairman – Dennis J. Shaughnessy; our CFO – Jorge A. Celaya; our Executive Vice President and Chief Operating Officer (“COO”) – Dominic DiNapoli, and our Executive Vice President and Chief Integration Officer (“CIO”) – Declan M. Kelly. The Compensation Committee is responsible for setting the compensation of our NEOs. It reviews and approves corporate and individual goals for Mr. Dunn and Mr. Shaughnessy and reviews the goals of the other NEOs. It sets the compensation of Mr. Dunn and Mr. Shaughnessy and reviews the recommendations of Mr. Dunn and Mr. Shaughnessy relating to the compensation of other NEOs and approves the compensation of those officers. See “Information About the Board of Directors and Committees – Committees of the Board of Directors – Compensation Committee” for a discussion of the powers of the Compensation Committee and the role Mr. Dunn and Mr. Shaughnessy play in compensation decisions.

Primary Objectives of Our Compensation Program

     The primary objectives of the compensation program for our NEOs are to:

  motivate, attract and retain highly qualified and experienced executives;

  align the interests of our NEOs with those of our stockholders by rewarding our NEOs for the achievement of strategic goals that successfully drive our operations and enhance stockholder value;

  provide incentives for the creation of long-term stockholder value;

  reward corporate performance; and

  reward individual performance.

Design of Our Compensation Program

     The compensation program for our NEOs is intended to reward performance by:

  maintaining base salary at a competitive market level;

  evaluating performance on both an individual and company-wide basis reflecting our progress in meeting short-term and long-term growth objectives based on designated performance metrics, including revenue, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share targets;

  linking short-term compensation to individual performance goals set at the beginning of the year;

  balancing short-term and long-term goals by delivering compensation through short-term and long-term incentives;

  delivering a mix of fixed and at-risk compensation; and

  using equity-based awards that are linked to stockholder value.

     In designing the compensation program and in determining NEO compensation, we also considered the following factors:

  our size and complexity;

  our projected growth and expansion into other businesses;

  our long-term strategic goals;

  our operating and financial performance compared with targeted goals;

  our current compensation levels;

  the level of responsibility, experience and longevity of our current executive officers; and

  the competition for strong senior executives.

2008 Peer Group Data

     In May 2008, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FWC”) to review chief executive officer compensation levels among a defined set of peer companies in preparation for negotiation of an extension of Mr. Dunn’s employment term and compensation. The peer group selected by FWC consisted of eight publicly–traded companies selected by FWC to be similar in size and business mix to FTI, which consisted of ChoicePoint, Inc., The Dun & Bradstreet Corporation, Gartner, Inc., Huron Consulting Group, Inc., HIS Inc., LECG Corporation, Navigant Consulting, Inc. and Watson Wyatt Worldwide, Inc. FWC concluded that in terms of size, FTI is generally between the median and the 75th percentile on all measures, except for the number of employees, which is below the median. To analyze chief executive officer compensation levels among the peer companies, FWC reviewed the following pay elements as reported in the most recently filed proxy statements of those companies: base salary, actual bonus (and target, if disclosed), long-term incentive compensation, valued as follows – stock options based on grant date fair value, restricted shares valued at fair market value on grant date; long-term performance awards valued at target, cash-based long-term incentives discounted at 5% per year for the number of years in the performance period, and long-term incentive grants were annualized to reflect irregular patterns and special non-recurring awards. Based on its analysis, FWC concluded that the cash compensation levels of Mr. Dunn were above the 75th percentile of the peer group but the long-term incentives are below the median of the peer group resulting in overall total compensation being between the median and 75th percentile of the peer group. At the median and 75th percentile, the peer group (a) base salary was $873,000 and $947,000, respectively, as compared to Mr. Dunn’s base salary of $1,375,000 (increased to $1,500,000 in July 2008), (b) total target cash compensation, was $1,765,000 and $2,177,000, respectively (compared to $2,850,000 for Mr. Dunn (based on salary of $1,375,000 and bonus target set by FWC of $1,500,000), and (c) target total direct compensation (including fair value equity compensation determined by FWC of $3,044,00 and $4,076,000, respectively), was $5,319,000 and $6,840,000, respectively (compared to $5,549,000 for Mr. Dunn). The Compensation Committee considered the data and analysis supplied by FWC as useful information but did not give it dispositive weight when negotiating the amendments to Mr. Dunn’s employment agreement and compensation discussed below under “NEO Compensation.”

     The Compensation Committee has not targeted salary, bonus, equity compensation and total compensation to any peer group. The Committee did not engage any compensation consultant to look at the compensation of any other NEO in 2008.

Employment Agreements, Termination of Employment and Change in Control Arrangements

     As we discuss more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments,” we have employment agreements with Messrs. Dunn, Shaughnessy, DiNapoli and Kelly. The employment agreements include annual base salary terms that provide that specified annual salary levels cannot be reduced. Our employment agreements with Mr. Dunn, Mr. Shaughnessy and Mr. DiNapoli contain provisions relating to part-time employment opportunities and payments during that period. We do not have a long-term employment agreement with Mr. Celaya, but his written offer letter contains certain terms relating to his continuing employment and payments on termination of his employment by FTI without “cause” and termination by Mr. Celaya with “good reason” within three years of the commencement of his employment with FTI or after three years from the effective date of his employment during the one year period following a change in control.

     As discussed more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments,” we provide certain NEOs with payments and benefits related to certain termination of employment events, including in connection with a change in control, termination by us without “cause” and termination by the NEO with “good reason” (as those terms are defined in the relevant agreement). These protections limit our ability to downwardly adjust compensation, including base salaries, to relocate an executive and to change responsibilities of executives, without triggering the right of the affected NEO to receive termination payments and benefits. These termination protection payments and benefits are viewed as an important component of the total compensation to each of our NEOs. In our view, having these protections helps to maintain our NEOs’ objectivity in decision-making and provides another vehicle to align the interests of our NEOs with the interests of our stockholders. The Compensation Committee did not take the termination protection payments and benefits into account in making decisions with respect to other elements of NEO compensation as all or some of these payments and benefits may never be triggered.

     Decisions to enter into employment agreements, the terms of those agreements and amendments to those agreements have been based on the facts and circumstances at the time and arm’s length negotiations with the applicable NEO.

Deductibility of NEO Compensation

     Code Section 162(m)

     Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 million paid to our chief executive officer and our four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Section 162(m) when making compensation decisions but other considerations, such as providing our NEOs with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to NEOs outside the limits of Code Section 162(m). The Compensation Committee has not consulted with any compensation consultant with respect to the payment of compensation that is not deductible under Code Section 162(m) and may or may not to do so in the future.

     2008 NEO Payments Not Deductible Under Code Section 162(m)

     In 2008, we paid total base salary compensation to each of Mr. Dunn and Mr. DiNapoli in excess of the deductibility limits of Code Section 162(m). We also paid a supplemental 2008 cash bonus to Mr. DiNapoli in the amount of $200,000 that would not be deductible under Code Section 162(m) in recognition of his extensive activities on behalf of our Corporate Finance/Restructuring segment that were in addition to his duties as COO. In addition, on February 19, 2008, the Compensation Committee awarded 6,000 shares of restricted stock to Mr. DiNapoli with a grant date of February 29, 2008 and a market value of $381,000 as of that date (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008), which was in excess of the deductibility limits. This restricted stock award was intended as 2007 bonus compensation. Mr. Kelly, our CIO, was not an officer of FTI on March 26, 2008, which was the date the Compensation Committee designated the participants and set the performance goals and individual targets for 2008 under the FTI Consulting, Inc. Incentive Compensation Plan, as amended (the “Incentive Plan”). The Compensation Committee awarded Mr. Kelly a cash bonus of $600,000 for 2008 in light of his duties prior to June 2008 as the chief executive officer of the U.S. subsidiary of our Strategic Communications segment and his performance after June 2008 as FTI’s CIO, which together with his base annual salary of $705,000, caused his total cash compensation to exceed the deduction limit of Code Section 162(m). See “Executive Officers and Compensation – Summary Compensation Table” for the base salaries and other compensation paid to the NEOs for 2008.

     2008 Amendments to NEO Employment Arrangements to Comply with Code Section 162(m)

     In 2008, we determined it necessary to amend the severance provisions of the employment arrangements with our NEOs to conform to a recent Internal Revenue Service interpretation of Code Section 162(m) providing that certain incentive awards will fail to qualify for the “performance-based compensation” exemption if such awards are payable at target levels upon a termination without cause or for good reason. The amendments to the applicable employment arrangements should allow FTI to preserve the deductibility of the annual bonus payments made by FTI to certain NEOs. These amendments were approved by the Compensation Committee on December 17, 2008 and were entered into by the applicable NEOs effective as of December 31, 2008. These amendments are further described in the section captioned “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

NEO Compensation

     General

     We pay our NEO’s an annual base salary and we also put a significant portion of the executive’s compensation at risk through the use of annual cash bonus and equity awards, by tying those elements to Company and/or individual performance for the year and longer periods of time. The elements of compensation paid to our NEOs are intended to reward performance as follows:

  Base Salary. Base annual salary is a fixed annual rate of pay received by the NEO. Base annual salary rewards the NEO for his or her day to day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of the Company’s businesses are also considered when setting annual base compensation. The Compensation Committee reviews the base salary of Mr. Dunn and Mr. Shaughnessy at least annually and sometimes more often. The Compensation Committee also considers Mr. Dunn’s and Mr. Shaughnessy’s recommendations regarding the base annual salary of other NEOs. The Compensation Committee will adjust base salary on a case by case basis after considering any changes to the NEO’s employment terms, the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package. See “– 2008 NEO Base Salary Adjustments.” The Compensation Committee does not assign relative weights to the items it considers nor does it assign relative weights to each subjective criteria considered to evaluate individual performance of an NEO. See “– The FTI Consulting, Inc. Incentive Compensation Plan – 2008 Cash Incentive Compensation,” for a discussion of the subjective factors considered by the Compensation Committee when setting NEO compensation in 2008.

  Cash Incentive Compensation. Cash incentive compensation, or bonus, is an amount of cash compensation in addition to base salary that is intended to reward the NEO for meeting or exceeding company-wide objective and individual subjective goals established each year by the Compensation Committee. As a result, a substantial portion of a NEO’s annual cash bonus is at risk. For 2008, an individual’s cash bonus targets were established to exceed his base annual salary at the median and higher ranges of the performance goals set by the Compensation Committee. The cash bonus rewards NEOs for organization-wide performance as measured against financial goals for the year and individual performance as measured against individual goals set by the Compensation Committee for Mr. Dunn and Mr. Shaughnessy and set by Mr. Dunn, and approved by the Compensation Committee, for the other NEOs. Cash incentive compensation set by the Compensation Committee pursuant to the Incentive Plan, is designed to meet the requirements of Code Section 162(m) to allow the Company to receive a deduction for that compensation; therefore, individual subjective performance goals can only be considered to reduce but not increase an individual’s bonus payment.

  Equity Compensation. Stock options and restricted stock link a NEO’s compensation to stockholder return and value. Stock options and restricted stock reward increases in our stock price and provide a strong incentive for the NEO to remain with the Company. The Compensation Committee is the administrator of our long-term equity plans and determines the type, number of shares, other terms and timing of equity awards granted to NEOs. The Compensation Committee primarily uses equity awards to provide continuing incentives that will keep NEOs engaged and vested with the interests of stockholders. The Compensation Committee generally but not specifically considers corporate performance, stock price and individual responsibilities and performance to determine whether to make an award, when to make an award and what kind and how many equity incentives to grant to an NEO. No weights are assigned to specific aspects of performance.

  LTIP Awards. Long-Term Incentive Plan (“LTIP”) awards represent stock option and restricted stock awards that vest upon meeting specified performance goals. Performance-based awards link a NEO’s compensation to financial metrics that are important to the Company and its stockholders. Performance-based awards reward long-term financial goals established internally for the Company such as long-term improvement of revenue, EBITDA, earnings per share, financial ratios and business mix. The Compensation Committee primarily uses performance-based equity awards to provide continuing incentives to NEOs to drive the long-term performance of the Company.

  Sign-on or Retention Payments. We may provide contractual or other incentive payment opportunities, including sign-on or retention bonuses, which may be in the form of cash and/or equity, to individuals who join us as officers or, in some cases, to officers who enter into new employment arrangements with us. These payments are designed to reward individuals for joining or continuing to stay with the Company.

  Other benefits and perquisites. We provide our NEOs with substantially the same benefits that we provide to employees generally, including medical and dental insurance, a life insurance benefit and the opportunity to participate in the Company’s 401(k) savings plan. In addition, the Company provides NEOs with certain perquisites designed to facilitate their ability to perform their positions and develop client relations, including, an automobile or automobile allowance, a corporate aircraft to facilitate security, and club memberships that are primarily used for client entertainment.

     Historically, the Compensation Committee and the Company have not used a formula to allocate among cash and non-cash, short and long-term, and fixed and at-risk compensation and has subjectively made decisions as to the form of compensation, amount of compensation and timing of compensation after considering the periodic financial results of the Company and their subjective assessment of the applicable NEO’s performance. The Compensation Committee has not assigned weights or to specific aspects of performance, compensation objections and components of NEO compensation.

     2008 NEO Base Salary Adjustments

     The Compensation Committee considers adjustments to annual base compensation each year but not necessarily at the same time each year. The Compensation Committee discusses annual base salary levels directly with Mr. Dunn and Mr. Shaughnessy and considers the recommendations of Mr. Dunn and Mr. Shaughnessy with respect to the annual base salary levels of the other NEOs. See “Executive Officers and Compensation – Summary Compensation Table” for the base salaries paid to the NEOs.

     2008 CEO Base Salary Adjustment

     On July 31, 2008, the Compensation Committee took action to offer to Mr. Dunn an extension of his employment term and changes to compensation. The Compensation Committee presented the offer to Mr. Dunn on August 4, 2008 and after discussions revised the terms of the offer on August 5, 2008, which terms were agreed to by Mr. Dunn that day. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments” for a description of the amendments to Mr. Dunn’s employment arrangements.

     As partial consideration for the extension of his employment agreement through August 2013, Mr. Dunn’s base annual salary was increased from $1,375,000 to $1,500,000 retroactive to July 1, 2008. The Compensation Committee considered FWC’s peer group analysis prior to approving the increase of Mr. Dunn’s 2008 base annual salary but did not assign it any significant weight. See “– 2008 Peer Group Data.” The Compensation Committee determined that the higher base salary was deserved and warranted in light of Mr. Dunn’s direction during 2008 that resulted in the Company completing 16 acquisitions that added new service offerings, such as real estate advisory services, and expanded FTI’s global reach across Europe, Asia and Latin America, as well as his mandate to direct the larger and more complex organization in 2008 and beyond. The Compensation Committee also considered the increased complexity of our business and organizational structure, the positive 2008 business and financial results of the Company in a challenging economic environment, and increases in our stock price. See “– LTIP Awards” for a description of the performance-based restricted stock award granted to Mr. Dunn as partial consideration for the extension of his employment agreement.

     2008 Other NEO Salary Considerations

     Mr. Shaughnessy’s annual base salary for 2008 was not adjusted. In lieu of an adjustment to annual base salary, Mr. Shaughnessy asked for, and received in January 2009, an increase in the annual transition payment that he would receive upon termination of his employment term as described under “– 2008 Chairman Transition Payment Adjustment.”

     Mr. DiNapoli, our COO, has the highest annual base salary of all executive officers. His annual base salary of $2,000,000 was established by contract in November 2005 through arms-length negotiations. The Compensation Committee concluded that his salary was competitive and did not warrant an increase in 2008.

     Mr. Kelly’s annual base salary for 2008 was $705,000. The Compensation Committee did not take action to increase his salary in 2008.

     Mr. Celaya joined the Company in July 2007. His $550,000 annual base salary in 2008 was established through arm’s length negotiations. Effective March 1, 2009, the Compensation Committee increased his annual base salary to $600,000. This annual base salary change was a merit increase in light of the growing size and complexity of our business and the financial function as a result of adding 16 acquisitions in 2008 and the Company’s continuing expansion in locations outside of the U.S.

     2009 Chairman Transition Payment Adjustment

     On December 17, 2008, the Committee approved amendments to the term of the employment agreement with an effective date of October 18, 2004, as amended (the “Chairman Employment Agreement”), between FTI and Mr. Shaughnessy that had a termination date of October 18, 2009 to extend the term to January 2, 2012. In lieu of a current base salary increase for Mr. Shaughnessy, at his request the Compensation Committee increased his post-full-time employment annual transition payment from $400,000 to $700,000. The foregoing annual transition payment will be payable by FTI following Mr. Shaughnessy’s termination of employment at the expiration of his employment term or for reasons other than death, disability or termination by FTI for “cause,” in consideration for services that we may request from Mr. Shaughnessy up to 500 hours per annum during the five-year period following such termination. The Compensation Committee determined that the higher annual transition payment would be deserved based on the perceived benefit of retaining Mr. Shaughnessy’s services on a part-time basis in light of his knowledge of our company and business and the services he provides to the Board. See “– LTIP Awards” for a description of the performance-based restricted stock award granted to Mr. Shaughnessy as consideration for the extension of his employment agreement.

2008 Incentive Compensation Payments

     The FTI Consulting, Inc. Incentive Compensation Plan

     On June 6, 2006, our stockholders approved our Incentive Plan. Annual cash incentive compensation is intended to focus and reward individuals based on measures identified as having a positive impact on our annual business results and that are aligned with the interests of our stockholders. The Incentive Plan requires that the Compensation Committee designate those executive officers who will participate in the plan for any year and establish performance goals and maximum dollar amounts to be paid to each plan participant if the performance goals have been achieved. In conjunction with a NEO’s equity incentives, annual cash incentive compensation is intended to tie a potentially large portion of such officer’s total compensation to that year’s financial performance and place it at-risk. The Compensation Committee has not assigned any weights to cash incentive compensation as a specific multiple of base salary or as a percentage of total compensation.

     Under the Incentive Plan, the Compensation Committee may choose from a range of defined objective performance measures: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, earnings per share before stock option expense, net earnings, operating or other earnings, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, and market share or strategic business criteria consisting of one or more objectives meeting specified revenue goals, market penetration goals, geographic business expansion goals, or goals relating to acquisitions or strategic partnerships.

     The incentive compensation measures are objective measures that reflect our operating results for the year for which the performance goals are established. The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals for a plan year, the Compensation Committee reviews and discusses our business and financial plans for that year and their key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the plan year as well as individual payment maximums for each goal within the range for the participants in the plan.

     In the case of the NEOs whose overall annual cash compensation may, in some instances, exceed $1,000,000, performance goals and payment maximums have been established by the Compensation Committee no later than 90 days following our fiscal year end, or by March 30 of each year, to ensure that their award payouts that are solely attributable to and dependent upon satisfaction of a performance goal will be fully deductible under the federal tax laws. Under our Incentive Plan, payments based on the prior year’s performance must be made (if earned) by no later than March 15th of each year. All cash incentive compensation payments for 2008 made pursuant to our Incentive Plan will be deductible under Code Section 162(m), however, Dominic DiNapoli received a special merit based discretionary cash bonus in the amount of $200,000 on account of his performance in 2008 that will not be deductible under Section 162(m).

     On March 26, 2008, the Compensation Committee approved the participants, performance goals and individual maximum cash target bonus levels for the year ended December 31, 2008 under our Incentive Plan. When establishing performance goals for 2008, the Compensation Committee reviewed and discussed FTI’s business and financial plans for 2008, company expectations, anticipated market conditions, FTI’s published financial guidance and the recommendations of Mr. Dunn and Mr. Shaughnessy. For 2008, the Compensation Committee designated a range of target performance goals based on earnings per share (determined in accordance with Generally Accepted Accounting Principles) (“EPS”), with a low EPS performance goal and high EPS performance goal. For the purpose of presenting that information in our proxy statement, we report the threshold as the lowest performance goal, the target as the middle performance goal and the maximum as the highest performance goal established within the applicable range of performance goals set by the Compensation Committee. The Compensation Committee also approved a formula for adjusting EPS to reflect extraordinary events that may occur during the year such as a disposition of a business segment, however, no adjustments to EPS were made in connection with the award of the 2008 incentive compensation payments.

     The Compensation Committee designated Mr. Dunn, our CEO, Mr. Shaughnessy, our Chairman, Mr. DiNapoli, our COO, Mr. Celaya, our CFO, Mr. Bannister, our Executive Vice President and Corporate Development and Chief Administrative Officer, and Mr. Miller, our Executive Vice President and General Counsel, as the only participants for 2008. The executive officers designated as 2008 participants in the Incentive Plan do not necessarily correlate to those executive officers who are NEOs. Our Executive Vice President and Corporate Development and Chief Administrative Officer and our Executive Vice President and General Counsel are not NEOs for 2008.

     The Chair of the Compensation Committee proposed maximum cash bonus targets for the participants to Mr. Dunn and Mr. Shaughnessy, who then commented and proposed revised targets, which were ultimately accepted and approved by the Compensation Committee substantially in line with their recommendations. The maximum target awards were not set by formula. The 2008 maximum cash awards under the Incentive Plan for executives vary at each 2008 EPS level established as an objective performance goal, as follows:

2008 EPS Targets and Corresponding Maximum Incentive Compensation Plan Payments1 2 3

Participant	$2.00		$2.30	$2.40	$2.45	$2.50	$2.55	$2.60	$2.65
Jack B. Dunn, IV	$500,000		$1,200,000	$1,325,000	$1,475,000	$1,575,000	$1,675,000	$1,750,000	$1,850,000
Dennis J. Shaughnessy	$500,000		$1,200,000	$1,325,000	$1,475,000	$1,575,000	$1,675,000	$1,750,000	$1,850,000
Dominic DiNapoli	$500,000	[1]	$600,000	$700,000	$800,000	$900,000	$1,000,000	$1,000,000	$1,000,000
Jorge A. Celaya	$250,000		$500,000	$550,000	$600,000	$650,000	$700,000	$750,000	$800,000
David G. Bannister	$250,000		$500,000	$650,000	$800,000	$900,000	$1,000,000	$1,050,000	$1,150,000
Eric B. Miller	$300,000		$400,000	$450,000	$500,000	$550,000	$600,000	$650,000	$700,000
____________________

(1)

The amounts reflected on the table are maximum amounts payable for calendar 2008 pursuant to the Incentive Plan based on achievement of the corresponding EPS performance goals. Although the maximum payments shown on the table are based on the extent to which the EPS performance goals are achieved for 2008, the actual amounts payable under the Incentive Plan to any participant may be less than the maximum based on the extent to which such participant satisfies additional and subjective performance goals established for 2008 by the Compensation Committee in its sole and absolute discretion, including but not limited to individual, business segment or company-wide performance goals.

(2)	The award levels are not cumulative. Mr. DiNapoli will be eligible to receive a payment for 2008 under this Plan of $500,000 based upon an EPS level of $1.00 per share.

(3)

EPS is determined based on FTI as it is constituted on the date of action by the Compensation Committee, but including the anticipated affect of any acquisitions of businesses or business segments completed in 2008. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2008, (a) the EPS targets in the table shall be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2008 subsequent to the closing of such transaction and (b) the Company’s actual EPS shall be adjusted to disregard any gain or loss resulting from such transaction and reflected on the Company’s profit and loss statement. In the event of any sale or other disposition of a part of any business or business segment of the Company completed in 2008, (a) actual EPS shall be adjusted to include the minority interest of such business or business segment subsequent to the closing of the transaction and (b) the Company’s actual EPS shall be adjusted to disregard any gain or loss resulting from such transaction and reflected on the Company’s profit and loss statement.

     As permitted under the Incentive Plan and Code Section 162(m), the Compensation Committee approved subjective individual performance criteria relating to the performance of the participants that could be considered by the Compensation Committee in it sole discretion, to reduce but not increase maximum target awards once an EPS goal has been achieved. The criteria set for Mr. Dunn and Mr. Shaughnessy were general in nature and related to the launching of our 2012 Five Year Strategic Plan, identifying changes to our world-wide organizational structure, branding and risk management initiatives, succession planning, expanding the internal audit function and creating opportunities for directors to interact with our business segment leaders and key revenue generating professionals. The Compensation Committee agreed with individual subjective performance goals set by the NEOs that were approved by Mr. Dunn and Mr. Shaughnessy for the other participants, which the Compensation Committee considered when setting actual bonus amounts awarded in 2009 for the 2008 plan year. The individual goals of the other participants were general, broad and reinforced Mr. Dunn’s and Mr. Shaughnessy’s goals. The subjective performance goals of Mr. DiNapoli included improving practice group profitability, cash collections and employee utilization, reducing employee turnover, marketing and developing client relations, developing and expanding our industry domain expertise and generating business opportunities for the company. The subjective performance goals of Mr. Celaya included continuing to build the internal finance function through key hires in the U.S. and United Kingdom, reviewing information systems, improving accounting processes, documenting accounting policies and procedures, developing operating and reporting statistics and metrics, improving cash collections, making progress on a world-wide treasury function, and expanding relationships with the business segments. The Compensation Committee did not assign weights to each subjective criteria but each participant was informed that the failure to meet such participant’s individual performance goals could result in a reduction of such participant’s maximum target bonus. The Compensation Committee also established quarterly financial benchmarks for 2008 based on information provided by management. These quarterly financial goals did not constitute guidance or projections but were established as benchmarks against which to measure progress and were intended as subjective criteria that could be considered by the Compensation Committee to reduce but not increase a participant’s maximum target award. The Compensation Committee set 2008 first, second, third and fourth quarter and total 2008 year end benchmarks of (a) EPS of $0.50, $0.60, $0.64, $0.71 and $2.45, respectively, (b) Revenue of $274.1 million, $327.1 million, $333.6 million, $339.6 million and $1,274.4 million, respectively, and (c) consolidated cash flow from operating activities of (negative $49.0 million), $22.7 million, $29.9 million, $118.6 million and $122.2, respectively.

     The Company reported fully diluted EPS of $2.34 for the year ended December 31, 2008 in its Annual Report on Form 10-K filed with the SEC on March 2, 2009. On February 24, 2009, the Compensation Committee certified that the EPS performance goal of $2.30 was met, subject to confirmation by the final 2008 audit, and approved cash bonuses payments to the NEOs for 2008 under the Incentive Plan. The Compensation Committee found that the quarterly financial goals were exceeded by actual results for the first and second quarters of 2008 but fell short for the third and fourth quarters as the general economy and credit crisis worsened, although operating cash flow for the year ended December 31, 2008 exceeded the total goal.

     The Compensation Committee found that Messrs. Dunn, Shaughnessy, Celaya and DiNapoli met the general subjective goals set for each of them in substantially all respects. The Compensation Committee considered the quarterly goals in light of the economic recession and the positive 2008 financial results relative to companies in general and its competitors. Although the company faired well in light of the economy, the Compensation Committee used its discretion and reduced the 2008 maximum target bonus at EPS $2.30 payable to Messrs. Dunn, Shaughnessy and Celaya by approximately 10% primarily due to the global economic downturn that negatively impacted our quarterly revenues and EPS for the third and fourth quarters of 2008 and EPS for the full year. The 2008 bonus payment awarded to Mr. DiNapoli equaled the target set for him under the Incentive Plan because of his success in generating new client engagements that contributed to our positive financial results in the worsening economic environment.

     The 2008 annual cash bonuses paid to the NEOs pursuant to the Incentive Plan are as follows:

	Performance
	Goal – EPS	Individual Cash Incentive
	($)	Compensation Payments
Participant	(a)	(b)
Jack B. Dunn, IV	$2.30	$1,100,000
Dennis J. Shaughnessy	$2.30	$1,100,000
Dominic DiNapoli	$2.30	$600,000 (1)
Jorge A. Celaya	$2.30	$450,000
____________________

(1)

In addition, on March 18, 2009 the Compensation Committee awarded outside of the Incentive Plan, an additional discretionary cash bonus of $200,000 to Mr. DiNapoli in consideration of his activities in 2008 on behalf of the Corporate Finance/Restructuring segment that were in addition to his duties as COO. The amount awarded to Mr. DiNapoli was not based on any formula.

     On March 18, 2009, the Compensation Committee approved the participants, range of performance goals and individual maximum cash target bonus levels for 2009 under the Incentive Plan within the deadline for establishing such terms under Code Section 162(m). The Compensation Committee designated Mr. Dunn, our CEO, Mr. Shaughnessy, our Chairman, Mr. Celaya, our CFO, Mr. DiNapoli, our COO, Mr. Kelly, our CIO and our Executive Vice President – Corporate Development and Chief Administrative Officer, Executive Vice President and Chief Human Resources Officer, Executive Vice President and Chief Risk and Compliance Officer and Executive Vice President and General Counsel as the only participants for the year ending December 31, 2009. The 2009 participants in the Incentive Plan will not necessarily correlate with those executive officers who are NEOs for 2009. The performance goals for 2009 are based on a range of company-wide earnings per share, subject to adjustment in certain circumstances, for the year ending December 31, 2009. The 2009 performance goals require the Company to meet or improve its 2009 year end earnings per share in comparison to the actual earnings per share reported by the Company for the year ended December 31, 2008. The Compensation Committee believes that it is probable that a 2009 performance goal at the low end of the range will be achieved. The 2009 performance goals at the high end of the range are appropriately aggressive and would require significant improvement of FTI’s financial results for 2009 over 2008. If the Compensation Committee determines that an objective performance goal has been achieved, each of the participants for 2009 would be entitled to receive the corresponding target incentive compensation amount, subject to reduction in the Compensation Committee’s discretion based on certain subjective individual and company performance criteria.

     2008 Bonus Payment to CIO

     Mr. Kelly was not a participant in the Incentive Plan for the year ended December 31, 2008 because he was not an executive officer of FTI on March 26, 2009, the date that the Compensation Committee designated the 2008 participants under that plan. Mr. Kelly received a cash bonus of $600,000 for 2008. This amount was recommended by management, based on his performance as president and chief executive officer of the U.S. subsidiary of our Strategic Communications segment prior to his election as an executive officer in June 2008 and his performance as CIO during the balance of the year. The Compensation Committee reviewed the performance self-assessment prepared by Mr. Kelly and delivered to management and considered the branding and marketing initiatives commenced during the later half of the year. The Compensation Committee determined that Mr. Kelly substantially met his goals for 2008 and approved the 2008 bonus payment to him on February 3, 2009. The 2008 bonus payment was intended to reward Mr. Kelly for his performance as president of the U.S. branch of our Strategic Communications segment during the first half of 2008 and his performance as CIO during the second half of the year and, therefore, the Committee did consider the non-deductibility of such compensation as an impediment to paying that bonus.

2008 Equity Compensation

     Equity incentives are used as a mechanism to link compensation with increases in stockholder value. The Compensation Committee believes that the use of equity incentives aligns the interests of NEOs with long-term stockholder value better than cash alone. The Compensation Committee on the recommendation of Mr. Dunn also uses equity awards upon hiring of an officer or employee to immediately link the interests of that person with our interests and those of our stockholders. The level of equity awards are not tied to any peer group analysis and are determined on a case by case basis based on management’s recommendation and the perceived value of the services performed by the individual to FTI.

     Standing Equity Awards to our CEO

     From 1996 to the first quarter of 2008, Mr. Dunn received a quarterly grant of a market-based stock option exercisable for 22,500 shares of common stock (the “Standing Option Award”). The grant was automatic and made and priced the day following the publication of our quarterly and annual earnings press release. On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to Mr. Dunn with a value equivalent to $250,000 on the day following FTI’s quarterly and annual public earnings release each year (the “Standing Stock Award”) in lieu of the Standing Option Award, beginning with the second quarter ended June 30, 2008 and thereafter without the necessity of further action of the Committee. The number of shares of restricted stock awarded to Mr. Dunn will be determined by dividing (i) $250,000, by (ii) the closing price per share of FTI common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual FTI earnings release (the “Stock Grant Date”). The Standing Stock Awards will be awarded out of the shares available under the 2006 Plan, or any other stockholder approved equity plan in effect from time to time. The Standing Stock Awards replace and supersede the Standing Option Awards first authorized by the Compensation Committee in December 1996, and affirmed in March 2005. The Compensation Committee believes that the Standing Stock Awards directly align with and keep our CEO focused on long-term increases in stockholder value. The Compensation Committee authorized the Standing Stock Awards in substitution for the Standing Option Awards based on its determination that (1) the accounting for the Standing Option Awards in future years was too variable because the Company is required to value those options under Regulation 123(R) using the a model other than Black-Scholes due to the market conditions associated with such awards and (2) a fixed value award of $250,000 per quarter would eliminate that variability. See “– LTIP Awards” for a discussion of the performance-based restricted stock awarded to Mr. Dunn.

     Other 2008 Equity Awards to NEOs

     Upon the recommendation of management, on February 19, 2008, the Compensation Committee awarded 6,000 shares of restricted stock under the 2006 Plan to Mr. DiNapoli with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share of FTI common stock as reported on the NYSE for February 29, 2008). This restricted stock award was intended to reward Mr. DiNapoli’s performance for the year ended December 31, 2007.

     In connection with Mr. Kelly being elected to the position of Executive Vice President and Chief Integration Officer on June 10, 2008, the company negotiated an amendment to the employment agreement entered into effective October 4, 2006 with Mr. Kelly (the “CIO Employment Agreement”), which amended certain compensation terms and provided for additional compensation, including compensation in the form of restricted stock and stock options, to compensate him for his promotion to an executive officer position and his additional duties and responsibilities. On July 31, 2008, our Compensation Committee granted to Mr. Kelly with a grant date of August 11, 2008 (i) a stock option under the 2006 Plan, exercisable for 75,000 shares of common stock at an exercise price of $74.05 per share (the closing price per share of FTI common stock reported on the NYSE for August 11, 2008) and (ii) 5,000 shares of restricted stock under the 2006 Plan with a market value of $370,250 (based on a closing price of $74.05 per share of FTI common stock for August 11, 2008). See “– LTIP Awards” for a discussion of the performance-based restricted stock awarded to Mr. Kelly. Except as described under “– 2008 Equity Compensation,” the Compensation Committee did not approve any other equity awards to NEOs in 2008. See also “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2008” for additional information, including grant date fair values, of all equity awards made to our NEOs in 2008.

     LTIP Awards

     As partial consideration for Mr. Dunn agreeing to extend his employment term, on July 31, 2008, the Compensation Committee authorized the award of 67,522 performance-based shares of restricted stock under our 2006 Plan with a value equivalent to $5.0 million on the grant date of August 11, 2008, based on $74.05 per share (the closing price per share of FTI common stock reported on the NYSE for that day). The revenue goal established for the year ended December 31, 2008 has been achieved and 50% of the award scheduled for vesting in 2009 will vest on August 11, 2009 (the first anniversary of the date of grant).

     As partial consideration for Mr. Kelly’s promotion to an executive officer position and his additional duties and responsibilities, on July 31, 2008, the Compensation Committee authorized the award of 10,000 performance-based shares of restricted stock under our 2006 Plan on the grant date of August 11, 2008, with a value equivalent to $740,050 (based on the closing price of $74.05 per share of FTI common stock as reported on the NYSE for that day).

     As partial consideration for Mr. Shaughnessy’s agreeing to extend his employment term, on December 18, 2008, the Compensation Committee authorized the award of 33,693 performance-based shares of restricted stock under our 2006 Plan with a value equivalent to $1.5 million on the grant date of January 2, 2009 (based on the closing price per share of FTI common stock of $44.52 reported on the NYSE for that day). The first vesting date associated with this award will be January 2, 2010.

     The purpose of these awards was to incentivize long-term performance by setting aggressive annual revenue and earnings per share goals during the remaining term of each of Mr. Dunn’s, Mr. Shaughnessy’s and Mr. Kelly’s employment under his current employment agreement. See “Grants of Plan Based Awards for Fiscal Year Ended December 31, 2008” for descriptions of the terms of these performance-based equity awards.

Employee Stock Purchase Plan

     During 2008, the NEOs were entitled to participant in our employee stock purchase plan for U.S. employees (our “ESPP”) on the same basis and terms as our employees in general. All employees working more than 20 hours a week were eligible to participate in our ESPP. No participant was permitted to acquire more than $25,000 worth of shares of our common stock during a calendar year. Mr. Celaya and Mr. Kelly were the only NEOs who participated in the ESPP for 2008. The Board terminated our ESPP effective January 1, 2009.

Sign-On Payments

     No NEO received a cash sign-on payment or retention payment in 2008.

Benefits and Perquisites

     NEOs receive a variety of benefits, including the following benefits that are available to all full-time employees:

  medical, dental, vision, prescription drug and mental health services (employee shares cost);

  pre-tax health and dependent care flexible spending accounts;

  parking and transit reimbursement accounts;

  group life insurance and AD&D coverage and supplemental life and AD&D insurance coverage (employee shares cost);

  life and AD&D coverage for spouses and dependents;

  short-term disability insurance coverage for illnesses lasting no more than 90 days;

  long-term disability insurance coverage equal to 60% of base salary with the benefit capped at $300,000;

  parental leave;

  family and medical leave;

  emergency travel services;

  health advocacy services;

  travel insurance;

  401(k) match; and

  workers’ compensation insurance.

Additional benefits and perquisites that are provided to one or more NEOs include:

  company supplied automobile or car allowance;

  club membership(s); and

  supplemental life, AD&D insurance or long-term disability insurance.

     During 2008, we were parties to a Charter and Management Services Agreement with Sentient LLC (f/k/a Summit Jet, LLC) (“Sentient”), a FAA Part 135 air carrier, whereby Sentient provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company for business travel, Sentient chartered the aircraft. In February 2006, upon the recommendation of the Compensation Committee, the Board approved an internal Corporate Aircraft Policy to govern the use and administration of the aircraft, including the personal use of the aircraft by authorized NEOs and their family members and other invitees. During 2008, authorized NEOs directly chartered the aircraft from Sentient for personal use. The hourly charter fee per in flight travel hour for personal charters by authorized NEOs for 2008 was $1,800, which is less than the amount third parities would pay to charter the aircraft. During 2008, Sentient charged an hourly fuel surcharge payable by lessees, including NEOs. During 2008, the cost per hour (with the fuel surcharge) for an executive to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee travels on the aircraft when a NEO is using it for a business purpose, if the person is a family member, the related officer or non-employee director is imputed taxable income relating to that person’s travel. If the invitee is a third party, we issue a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income is imputed at a rate equivalent to the Standard Industry Fare Level formula calculation (“SIFL”), or such other calculation as may be required under applicable rules and regulations of the Internal Revenue Service, for the NEO and each family member or other invitee over the age of two. On April 1, 2009, FTI engaged Northeastern Aviation (“Northeastern”), an FAA Part 135 air carrier, to provide the crew and maintain, manage and operate the corporate aircraft. NEOs and other officers and directors, with the consent of the CEO or Chairman, will continue to be allowed directly to charter the aircraft from Northeastern at the same hourly rate of $1,800 as applied in 2008, as well as on the other terms, including terms applicable to invitees, as described above.

Retirement Benefits

     We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. NEOs are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code.

     We provide a medical program that provides health, dental, vision and prescription benefits to our NEOs and their spouses and dependents after termination of employment at a level substantially the same as that provided prior to termination. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

     For a description of the perquisites received by the NEOs in 2008, see “Executive Officers and Compensation – Summary Compensation Table.”

Total Compensation Comparisons

     The following table compares each component of a NEO’s compensation described in “Executive Officers and Compensation – Summary Compensation Table” as a percentage of his total compensation for the year ended December 31, 2008:

			Non-Equity
			Incentive Plan		Option	All Other
	Base Salary	Bonus	Compensation	Stock Awards	Awards	Compensation
	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% or Total)
Name and Principal Position	(a)	(b)(1)	(c)	(d)(2)	(e)(2)	(f)
Jack B. Dunn, IV	23.17	—	17.76	16.92	41.07	1.08
Jorge A. Celaya	38.60	—	31.58	9.20	18.69	1.93
Dennis J. Shaughnessy	27.14	—	29.85	18.96	22.07	1.98
Dominic DiNapoli	60.22	6.02	18.07	14.17	—	1.52
Declan M. Kelly	38.18	32.62	—	10.19	17.29	1.72
____________________

(1)	The percentage in column (b) for Messrs. DiNapoli and Kelly includes the discretionary cash bonus paid to each of them for 2008 outside of the Incentive Plan. See “– Cash Incentive Compensation.”

(2)

The percentages in columns (d) and (e) were derived based on the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS Statement 123(R), which may include amounts from awards granted in years prior to 2008. See “Executive Officers and Compensation – Summary Compensation Table.” These amounts are different than the grant date fair values that were considered by the Compensation Committee when making equity awards in 2008. See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2008.”

Timing of Equity Grants

     Equity awards to our NEOs, other officers and employees have been awarded under our 1997 Plan, 2004 Plan, 2006 Plan and Deferred Compensation Plan. Our plans are administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. Mr. Dunn, Mr. Shaughnessy and Mr. DiNapoli recommends to the Compensation Committee the identities of the officers and employees to receive awards, the type of award, the number of shares subject to an award and other terms of an award, including vesting terms and the life of such award. In general, our stock option awards have a ten year exercise term.

     The 2004 Plan and 2006 Plan by their terms prohibit below-market equity grants. The plans also limit aggregate annual individual equity awards to 750,000 shares of our common stock. We do not adjust that limit for terminated, surrendered and cancelled awards.

     Stock option and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FAS Statement 123(R). In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with us, or with grant dates as of a future date. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant.

     The Compensation Committee does not generally time equity awards to NEOs (or other employees) to correspond to the release of material public information, including earnings announcements. However, by their terms, Mr. Dunn’s Standing Stock Awards, which are made the day after each quarterly and annual earnings release date, are timed to allow dissemination of our quarterly and year-end earnings announcements prior to the award dates. In addition, the Compensation Committee established the grant date of awards to Mr. Dunn and Mr. Kelly approved on July 31, 2008 as August 11, 2008 to coincide with the third business day following the publication of our second quarter earnings release, in light of the eminent release of material information to the public.

     The Compensation Committee does not follow a set schedule for making equity grants under the plans. Throughout the year, as Mr. Dunn, Mr. Shaughnessy and Mr. DiNapoli believe grants are merited, they will make recommendations for equity awards to the Compensation Committee for approval. The Compensation Committee may also make equity awards on its own initiative. The timing of awards is influenced by new hires and promotions throughout the year and timing of annual bonus payments that may be in the form of equity. Typically, equity awards are approved at regularly scheduled or special meetings of the Compensation Committee but the Compensation Committee may also approve equity awards by unanimous written consent of the members.

     The equity awards to our NEOs are also subject to contractual transition, termination and change in control provisions. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

Stock Ownership Guidelines and Return of Incentive Compensation by NEOs

     Our NEOs are stockholders of the Company. See “Security Ownership of Certain Beneficial Owners and Management.” We do not currently have stock ownership guidelines for our NEOs. We have stock ownership guidelines for our non-employee directors. See “Information About the Board of Directors and Committees – Compensation of Non-Employee Directors and Stock Ownership Guidelines.”

     The Board has not adopted a policy that gives the Board the discretion to require an officer to reimburse FTI for any bonus or incentive compensation that was paid, or any equity awards that were granted, based on financial results that may become the subject of a significant restatement of our financial statements or are subsequently restated as a result of such officer’s misconduct.

Tax and Accounting Considerations

     We account for stock-based compensation in accordance with SFAS No. 123(R). SFAS No. 123(R) requires us to recognize compensation expense relating to share-based payments (such as stock options and restricted stock) in our financial statements. The adoption of SFAS No. 123(R) and the recognition of this expense have not caused us to limit or significantly alter equity-based compensation elements. This is because we believe equity-based compensation is needed to provide a competitive executive compensation program and fulfills important objectives.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Gary C. Wendt (Chair)
Brenda J. Bacon(1)
Denis J. Callaghan(1)
James W. Crownover(1)
Gerard E. Holthaus(2)
Matthew F. McHugh
____________________

(1)

Effective February 25, 2009, (a) James Crownover joined the Compensation Committee and rotated off of the Audit Committee, (b) Denis Callaghan rotated off of the Compensation Committee and joined the Audit Committee, and (c) Brenda Bacon was appointed as a new member of the Compensation Committee.

(2)

On April 15, 2009, the Board concluded that it could not affirmatively find that Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of that decision, Mr. Holthaus went off of the Compensation Committee effective April 15, 2009.

SUMMARY COMPENSATION TABLE

     We have set forth below the total compensation paid or earned by our President and Chief Executive Officer, each person who served as our Chief Financial Officer and the three other most highly compensated persons who were serving as our executive officers on December 31, 2008.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal	Year	($)(1)	($)(1)	($)(2)	($)(3)	($)(1)	($)	($)(4)	($)
Position	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jack B. Dunn, IV,	2008	1,434,616	—	1,047,877	2,542,933	1,100,000	—	66,621	6,192,047
President and Chief	2007	1,375,000	—	508,689	2,293,872	1,750,000	—	44,589	5,972,150
Executive Officer	2006	1,250,000	750,000	216,534	1,030,662	—	—	43,739	3,290,935

Jorge A. Celaya(5)	2008	550,000	—	131,025	266,361	450,000	—	27,427	1,424,813
Executive Vice	2007	253,846	375,000	62,567	127,192	—	—	15,944	834,549
President and Chief
Financial Officer

Dennis J. Shaughnessy,	2008	1,000,000	—	698,750	813,466	1,100,000	—	73,105	3,685,321
Executive Chairman	2007	1,000,000	—	697,325	812,317	1,750,000	—	49,862	4,309,504
of the Board	2006	1,000,000	750,000	382,692	570,326	—	—	44,371	2,747,389

Dominic DiNapoli,	2008	2,000,000	200,000 (6)	470,628	—	600,000	—	50,285	3,320,913
Executive Vice	2007	2,000,000	—	364,447 (7)	276,792	800,000	—	22,666	3,463,905
President and Chief	2006	2,000,000	—	312,973	412,614	500,000	—	38,278	3,263,865
Operating Officer

Declan M. Kelly,	2008	702,354	600,000 (8)	187,492	318,022	—	—	31,516	1,839,384
Executive Vice
President and
Chief Integration
Officer
____________________

(1)

All cash compensation is presented in columns (c), (d) and (f) above. Column (c) includes any cash bonus payments that were paid in, 2007, 2009 and 2008 on account of a NEO’s performance in 2006, 2007 and 2008, respectively, which were not paid pursuant to our Incentive Plan. Cash bonus payments pursuant to our Incentive Plan that were paid in 2007, 2008 and 2009 on account of the 2006, 2007 and 2008 plan year, respectively, which are intended to qualify as deductible under Code Section 162(m), are included in column (f). The numbers in column (f) reflect the actual cash bonus awards paid to a NEO in 2007, 2008 and 2009 upon attainment of a performance goal for 2006, 2007 and 2008, respectively, established by the Compensation Committee pursuant to the Incentive Plan.

(2)

The amounts in column (d) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008, in accordance with FAS Statement 123(R), of stock awards pursuant to our stockholder approved equity plans, including our 1997 Plan, 2004 Plan and 2006 Plan, and may include amounts from awards granted in years prior to 2006, 2007 and 2008, respectively. Assumptions used in the calculations of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 13, 2007, our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008 and our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009.

(3)

The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008, in accordance with FAS Statement 123(R), of option awards pursuant to our stockholder approved equity compensation plans, including our 1997 Plan, 2004 Plan and 2006 Plan and may include amounts from awards granted in years prior to 2006, 2007 and 2008. Assumptions used in the calculation of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Reports on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 13, 2007, for the year ended December 31, 2007 filed with the SEC on February 29, 2008 and for the year ended December 31, 2008 filed with the SEC on March 2, 2009. Options allow the grantee to purchase shares of our common stock at the closing price per share of FTI common stock as reported on the NYSE for the grant date established by our Compensation Committee.

(4)	The following table presents an itemization of the amounts included in column (h):

			Company
		Company	Paid	Premiums		Personal	Club Dues,
		401(k)	Premiums	on Other	Company	Use of	Memberships
		Matching	on Life	Insurance	Car/Auto	Corporate	and Season
		Contribution	Insurance	Policies	Allowance	Aircraft	Tickets	Total
		($)	($)(i)	($)(ii)	($)	($)(iii)	($)(iv)	($)
Name	Year	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jack B. Dunn, IV	2008	6,900	1,290	—	29,783	5,868	22,780	66,621
	2007	6,750	1,000	—	24,589	—	12,250	44,589
	2006	6,600	827	—	23,317	995	12,000	43,739

Jorge A. Celaya(v)	2008	6,900	300	—	20,227	—	—	27,427
	2007	6,750	—	—	9,194	—	—	15,944

Dennis J. Shaughnessy	2008	6,900	1,980	11,148	37,824	10,107	5,146	73,105
	2007	6,750	686	11,001	21,240	9,260	925	49,862
	2006	6,600	568	10,824	21,240	2,357	2,782	44,371

Dominic DiNapoli	2008	6,900	690	—	33,483	—	9,212	50,285
	2007	6,750	331	—	15,300	—	285	22,666
	2006	6,600	279	—	16,899	—	14,500	38,278

Declan M. Kelly	2008	6,900	300	—	24,316	—	—	31,516
____________________

(i)	The amount in column (b) reflects premiums paid by us for a life insurance benefit.

(ii)	The amount in column (c) reflects premium payments for additional liability coverage and long-term disability coverage that are not generally provided to other employees and executive officers.

(iii)

During 2008, we were parties to a Charter and Management Services Agreement with Sentient, a FAA Part 135 air carrier, whereby Sentient provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When the aircraft is not in use for business purposes, Sentient chartered the aircraft. The NEOs were permitted to directly charter the corporate aircraft from Sentient for personal use. In 2006, 2007 and 2008, the hourly leasing fee per in flight travel hour for personal charters by corporate executives and non-employee directors was $1,800, which is lower than the hourly charter fee charged to third parties. In 2008, Sentient charged an hourly fuel surcharge payable by the lessee (including an NEO). During 2006, 2007 and 2008, the cost per hour for a NEO to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee traveled on the aircraft when a NEO or non-employee director was using it for a business purpose, if the person was a family member, the related NEO or non-employee director was imputed taxable income relating to that person’s travel. If the invitee was a third party, we issued a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income was imputed at a rate equivalent to the SIFL formula calculation, or such other calculation as required under applicable rules and regulations of the Internal Revenue Service, for the executive or non-employee director and each family member or other invitee over the age of two. The amounts in column (e) include the SIFL imputed to the applicable NEO for use by invitees.

(iv)

The amount in column (f) reflects the annual fees for memberships to golf clubs and other clubs that are primarily used for client entertainment purposes by certain of the NEOs as well as other employees. The golf club memberships require us to designate individuals as members. Messrs. Dunn Shaughnessy and DiNapoli are each designated as a member of one golf club. Mr. Shaughnessy is also designated as a member of one other club. Due to the billing cycle of the relevant golf club, 2007 dues for Mr. Shaughnessy and Mr. DiNapoli in the amounts of $2,782 and $6,955, respectively, were paid by the Company in 2006 instead of 2007. The amounts in column (f) do not reflect deposits paid by us on account of golf club memberships in the aggregate net amount of $1,095,000 as of December 31, 2008. As a limited partner and director, Mr. Dunn receives two season tickets to the Orioles. In addition, FTI purchases season tickets to the Baltimore Orioles and Ravens for client entertainment purposes. Mr. Dunn allows FTI to use his Orioles tickets for client entertainment purposes and at other times Mr. Dunn may use FTI’s tickets for personal use. FTI believes that there is no net economic benefit to either party from this arrangement.

(v)

Jorge Celaya joined FTI on July 9, 2007. This table includes payments to Mr. Celaya for the portion of 2007 that he was employed by FTI and the payments to him have not been annualized to reflect a full 12 months.

(5)

Jorge Celaya joined FTI on July 9, 2007. This table includes payments to Mr. Celaya for the portion of 2007 that he was employed by FTI and the payments to him have not been annualized to reflect a full 12 months.

(6)	On March 18, 2009, the Compensation Committee awarded an additional $200,000 cash bonus to Mr. DiNapoli on account of 2008 outside of the Incentive Plan.

(7)

On February 19, 2008, the Compensation Committee awarded, 6,000 shares of restricted stock to each of Mr. DiNapoli with a grant date of February 29, 2008 and a market value of $381,000 as of that date (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008). The restricted shares vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011. This restricted stock award to Mr. DiNapoli were intended as 2007 equity bonus compensation to reward his performance for the year ended December 31, 2007.

(8)	Mr. Kelly did not participate in the Incentive Plan for the year ended December 31, 2008 because he was elected an executive officer of FTI on June 10, 2008.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2008

     The following table provides information on performance-based cash incentive awards pursuant to our Incentive Plan and performance-based and non-performance-based stock option and restricted stock awards granted in 2008 to each NEO. There can be no assurance that the grant date fair value of the stock and stock option awards will ever be realized. The dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS Statement 123(R) is shown in “Executive Officers and Compensation – Summary Compensation Table.”

										All Other
										Stock	All Other		Grant
										Awards:	Option		Date Fair
										Number	Awards:	Exercise	Value
				Estimated Future Payouts			Estimated Future Payouts			of Shares	Number of	or Base	of Stock
				Under Non-Equity Incentive			Under Equity Incentive Plan			of Stock	Securities	Price of	and
			Compensation	Plan Awards(1)			Awards(2)			or Stock	Underlying	Option	Option
	Grant		Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options(2)	Awards	Awards(3)
	Date		Approval Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Name	(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jack B. Dunn, IV			03/26/08	500,000	1,475,000	1,850,000	—	—	—	—	—	—	—
		(4)	02/29/08	—	—	—	—	—	—	—	22,500	63.50	694,575
		(4)	05/08/08	—	—	—	—	—	—	—	22,500	61.74	678,600
		(5)	08/07/08	—	—	—	—	—	—	3,600	—	—	249,984
		(6)	08/11/08	—	—	—	—	—	—	67,521	—	—	4,999,930
		(5)	11/06/08	—	—	—	—	—	—	5,799	—	—	249,995

Jorge A. Celaya			03/26/08	500,000	800,000	1,000,000	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—	—	—	—

Dennis J. Shaughnessy	—		03/26/08	500,000	1,475,000	1,850,000	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—	—	—	—

Dominic DiNapoli	—		03/26/08	500,000	800,000	1,000,000	—	—	—	—	—	—	—
		(7)	02/29/08	—	—	—	—	—	—	6,000	—	—	381,000

Declan M. Kelly		(8)	08/11/08	—	—	—	—	—	—	10,000	—	—	740,500
		(9)	08/11/08	—	—	—	—	—	—	5,000	—	—	2,242,838
		(10)	08/11/08	—	—	—	—	—	—	—	75,000	74.05	370,250
____________________

(1)

On March 26, 2008, the Compensation Committee set the performance goals under our Incentive Plan for the plan year ended December 31, 2008 as disclosed in the table under the heading “Executive Officers and Compensation – Compensation Discussion and Analysis – Cash Incentive Compensation.” For 2008, the Compensation Committee designated a range of target performance goals based on EPS, with a low EPS performance goal and high EPS performance goal. For the purpose of presenting information in this proxy statement, we report the threshold as the lowest performance goal, the target as the middle performance goal and the maximum as the highest performance goal established within the applicable range of performance goals set by the Compensation Committee.

On February 24, 2009, the Compensation Committee certified that the EPS performance goal of $2.30 per share under the Incentive Plan was met and approved the following cash bonus payments under the Incentive Plan for 2008:

	Performance	Individual Incentive
Participant	Criteria – EPS ($)	Compensation Payments ($)
Jack B. Dunn, IV	2.30	1,100,000
Dennis J. Shaughnessy	2.30	1,100,000
Dominic DiNapoli	2.30	600,000
Jorge A. Celaya	2.30	450,000

Mr. Kelly was elected an executive officer of the Company on June 10, 2008 and was not designated by the Compensation Committee as a participant in the Incentive Plan for the year ended December 31, 2008.

(2)

Equity awards to the NEOs in 2008 were awarded pursuant to our 2006 Plan, except that the stock option awards to Mr. Dunn made on February 29, 2008 and May 8, 2008 were awarded pursuant to our 2004 Plan.

(3)

Column (l) represents the aggregate grant date fair value of restricted stock and stock option awards to a NEO during the year ended December 31, 2008. See “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009 for a discussion of the assumptions made in determining FAS Statement 123(R) values. The Company used the Black-Scholes method of valuation to value all stock options grants in 2008, except that the Company used the Monte Carlo Pricing model in 2008 to value the quarterly Standing Option Awards to Mr. Dunn. The Monte Carlo Pricing model value of the Standing Option Awards made to Mr. Dunn on February 29, 2008 was $694,575 and on May 8, 2008 was $678,600. The Black-Scholes value of the stock option award made to Mr. Kelly on August 11, 2008 was $2,242,838. Options allow the grantee to purchase shares of our common stock at the closing price per share of FTI common stock as reported on the NYSE for the date of grant, except in the case of Mr. Dunn’s Standing Option Awards, which will be exercisable at 110% of the closing price per share of FTI common stock as reported on the NYSE for each date of grant. The grant date fair value of restricted stock to the executive was determined by multiplying the number of shares subject to the applicable award by the closing price per share of FTI common stock as reported on the NYSE for the date of grant, which was $69.44 per share for the grant made to Mr. Dunn on August 7, 2008, $43.11 per share for the grant made to Mr. Dunn on November 6, 2008, $74.05 per share for the grant made to Messrs. Dunn and Kelly on August 11, 2008 and $63.50 per share for the grant made to Mr. DiNapoli on February 29, 2008. There can be no assurance that an executive will ever exercise the stock options awarded to him in 2008 (in which case no value will be realized by the executive) nor is there any assurance that the values of such stock options and the shares of restricted stock will equal their FAS Statement 123(R) values.

(4)

Represents Standing Option Awards to Mr. Dunn pursuant to quarterly and year-end grant of stock options as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each quarterly grant is for 22,500 shares of our common stock (which number may be adjusted for stock splits, stock dividends and similar events pursuant to the applicable equity-based plan). The award was made automatically as of the day following the publication of each of our quarterly and year end earnings press releases at an exercise price equal to 110% of the closing price per share of FTI common stock as reported on the NYSE (or other principal exchange on which our common stock is then traded) for the date of the award. Each Standing Option Award will become fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the date of the award, or eight years from the date of the award if the market value does not reach the target value. The Standing Option Awards were replaced by the Standing Stock Awards to Mr. Dunn beginning with the second quarter ended June 30, 2008.

(5)

Represents the Standing Stock Award authorized by our Compensation Committee on July 31, 2008, with a value equivalent to $250,000 on the date following FTI’s quarterly and annual public earnings release each year. The Standing Stock Award is in lieu of the Standing Option Award and went into effect for the second quarter ended June 30, 2008. The number of shares of restricted stock awarded to Mr. Dunn will be determined by dividing (i) $250,000, by (ii) the closing price per share of FTI common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual FTI earnings release (the “Stock Grant Date”).

The restricted shares granted pursuant to each Standing Stock Award will vest as follows: 33.33% of the award shares on the first anniversary of the Stock Grant Date, 33.33% of the award shares on the second anniversary of the Stock Grant Date, and 33.34% of the award shares on the third anniversary of the Stock Grant Date, subject to the terms of the CEO Employment Agreement relating to the continued vesting of equity awards during his “transition period” (as defined in such employment agreement) and accelerated vesting on death, disability, termination by Mr. Dunn for good reason, termination by the Company without cause and a change in control.

(6)

Represents a performance-based restricted stock award to Mr. Dunn by the Compensation Committee pursuant to the 2006 Plan with a grant date of August 11, 2008 with a value equivalent to $5.0 million based on the closing price per share of FTI common stock reported on the NYSE for that day (the “CEO Performance Stock Award”). The CEO Performance Stock Award will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) applicable performance goals based on the achievement of annual revenue and earnings per share targets for the year ended December 31, 2008 and each of the years ending December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2012, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The vesting terms will also be subject to the applicable provisions of the CEO Employment Agreement relating to the accelerated vesting of equity awards on certain termination events. Mr. Dunn may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. The revenue goal established for the year ended December 31, 2008 has been achieved and 50% of the award scheduled for vesting in 2009 will vest on August 11, 2009 (the first anniversary of the date of grant).

(7)

On February 19, 2008, the Compensation Committee awarded 6,000 shares of restricted stock to Mr. DiNapoli with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share of FTI common stock as reported on the NYSE for February 29, 2008). The restricted shares vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011.

(8)

Represents 10,000 shares of performance-based restricted stock awarded to Mr. Kelly by the Compensation Committee pursuant to the 2006 Plan with a grant date of August 11, 2008 (the “CIO Performance Stock Award”). The CIO Performance Stock Award will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the year ended December 31, 2008 and the years ending December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The vesting terms will also be subject to the applicable provisions of the CIO Employment Agreement relating to the accelerated vesting of equity awards on certain termination events. Mr. Kelly may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. The revenue goal established for the year ended December 31, 2008 has been achieved and 50% of the award scheduled for vesting in 2009 will vest on August 11, 2009 (the first anniversary of the date of grant).

(9)

On July 31, 2008, the Compensation Committee awarded 5,000 shares of restricted stock to Mr. Kelly with a grant date of August 11, 2008, with a market value of $370,250 (based on the closing price of $74.05 per share of FTI common stock as reported on the NYSE for August 11, 2008). The restricted shares vest in equal installments of 20% on each of the first through fifth anniversary dates of the date of grant.

(10)

On July 31, 2008, the Compensation Committee awarded a stock option exercisable for 75,000 shares of common stock to Mr. Kelly with a grant date of August 11, 2008, at an exercise price of $74.05 per share (based on the closing price per share of FTI common stock as reported on the NYSE for August 11, 2008). The stock option vests in equal installments of 20% on each of the first through fifth anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by our NEOs on December 31, 2008:

Option Awards	Stock Awards
Equity	Equity
Incentive	Incentive
Plan	Plan
Awards:	Awards:
Equity	Number	Market
Incentive	of	or Payout
Plan	Unearned	Value of
Awards:	Market	Shares,	Unearned
Number of	Number of	Number of	Number	Value	Units or	Shares,
Securities	Securities	Securities	of Shares	Shares or	Other	Units or
Underlying	Underlying	Underlying	or Units of	Units of	Rights	Other
Unexercised	Unexercised	Unexercised	Option	Stock that	Stock that	that	Rights that
Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Exercisable	Unexercisable	(#)	($/Sh)	Date	(#)	($)	(#)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jack B. Dunn, IV	20,021	(1)	894,538	(2)
104,021	(3)	4,647,658	(2)
22,500	(4)	—	—	31.91	02/15/16	—	—	—	—
22,500	(4)	—	—	30.83	05/02/16	—	—	—	—
—	—	20,000	(5)	26.45	10/24/16	—	—	—	—
23,750	(6)	—	—	26.45	10/24/16	—	—	—	—
—	20,000	(6)	—	26.45	10/24/16	—	—	—	—
22,500	(4)	—	—	30.77	11/01/16	—	—	—	—
22,500	(4)	—	—	28.86	11/01/15	—	—	—	—
22,500	(4)	—	—	29.48	03/03/13	—	—	—	—
22,500	(4)	—	—	33.25	04/25/13	—	—	—	—
18,651	(4)	—	—	28.58	07/25/12	—	—	—	—
22,500	(4)	—	—	30.50	11/01/12	—	—	—	—
126,029	(7)	—	—	27.60	11/05/12	—	—	—	—
22,500	(4)	—	—	36.40	02/16/17	—	—	—	—
22,500	(4)	—	—	41.15	05/02/17	—	—	—	—
22,500	(4)	—	—	53.52	08/06/17	—	—	—	—
22,500	(4)	—	—	59.25	11/01/17	—	—	—	—
—	—	22,500	(8)	69.85	03/01/18	—	—	—	—
—	—	22,500	(8)	67.91	05/08/18	—	—	—	—
Jorge A. Celaya	6,667	(9)	297,882	(2)
15,000	(10)	—	—	39.26	07/09/17	—	—	—	—
—	60,000	(10)	—	39.26	07/09/17	—	—	—	—
Dennis J. Shaughnessy	—	—	—	—	—	91,512	(11)	4,088,756	(2)	—	—
—	—	—	—	—	—	—	50,000	(3)	2,234,000	(2)
100,000	(6)	—	—	26.45	10/24/16	—	—	—	—
—	50,000	(6)	—	26.45	10/24/16	—	—	—	—
—	—	50,000	(5)	26.45	10/24/16	—	—	—	—
60,000	(12)	—	—	21.33	06/05/12	—	—	—	—
—	—	—	—
Dominic DiNapoli	—	—	—	—	—	89,334	(13)	3,991,443	(2)	—	—
67,500	(14)	—	—	24.28	08/30/12	—	—	—	—
50,000	(14)	—	—	16.59	03/12/14	—	—	—	—
100,000	(15)	—	—	26.24	11/01/15	—	—	—	—
Declan M. Kelly	—	—	—	—	—	17,000	(16)	759,560	(14)
—	—	—	—	—	—	—	10,000	(3)	446,800	(2)
12,000	(17)	—	—	25.25	10/04/16	—	—	—	—
—	36,000	(17)	—	25.25	10/04/06	—	—	—	—
—	75,000	(18)	—	74.05	08/11/18	—	—	—	—

____________________

(1)	Includes:

  10,622 unvested shares of restricted stock out of 53,106 shares awarded to the executive by the Compensation Committee pursuant to our 2004 Plan, with a grant date of September 23, 2004, which vests over five years as follows: 10,621 shares on September 23, 2005, 10,621 shares on September 23, 2006, 10,621 shares on September 23, 2007, 10,621 shares on September 23, 2008 and 10,622 shares on September 23, 2009 such that the restricted stock will be fully vested on September 23, 2009; and

  3,600 unvested shares of restricted stock awarded on August 7, 2008 and 5,799 unvested shares of restricted stock awarded on November 6, 2008 pursuant to a standing quarterly and year-end grant of $250,000 in value of restricted stock authorized by Compensation Committee on July 31, 2008 pursuant to our 2006 Plan, which vests over three years as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant and 33.34% on the third anniversary of the date of grant, such that the award made on August 7, 2008 will be fully vested on August 7, 2011 and the award made on November 6, 2008 will be fully vested on November 6, 2011. The Standing Stock Award is automatically made as of the day following the publication of our quarterly and annual earnings press release. The quarterly and annual restricted stock awards will be awarded in lieu of the Standing Option Awards described in footnote 4.

(2)	The closing price of FTI common stock reported by the NYSE for December 29, 2008 was $44.68 per share. Determined by multiplying $44.68 by the number of shares of restricted stock that have not yet vested.

(3)	Includes:

  unvested performance-based restricted stock awards of 10,000 shares of restricted stock awarded to Mr. Dunn on October 24, 2006 and 26,500 shares of restricted stock on awarded to Mr. Dunn on April 24, 2007, and 50,000 shares of restricted stock awarded to Mr. Shaughnessy on October 24, 2006, by the Compensation Committee pursuant to the 2006 Plan, which are subject to cliff vesting as of December 31, 2009 after final determination that the following company-wide performance goals have been achieved for any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009 based on the Company’s audited financial statements for such year:

Consolidated Revenues:	$1.0 billion or more
EBITDA:	$250.0 million or more (before stock option expense under FAS Statement 123(R))
Revenues outside of the U.S.:	$150.0 million
Leverage Ratio: Net Debt/EBITDA:	Less than 3.0 : 1

All performance goals associated with these awards have been met as of the year ended December 31, 2008. As a result of the performance goals having been met, the awards are scheduled to vest on December 31, 2009; and

  unvested performance-based restricted stock awards by the Compensation Committee of 67,521 shares to Mr. Dunn and 10,000 shares to Mr. Kelly with a grant date of August 11, 2008 pursuant to our 2006 Plan, which will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the year ended December 31, 2008 and the years ending December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2012, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executives may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. The revenue goal established for the year ended December 31, 2008 has been achieved and 50% of the award scheduled for vesting in 2009 will vest on August 11, 2009 (the first anniversary of the date of grant).

(4)

Represents vested Standing Option Awards to the executive as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each quarterly grant was exercisable for 22,500 shares of FTI common stock (which number may be adjusted for stock splits, stock dividends and similar events pursuant to the applicable equity-based plan). The award was made automatically as of the day following the publication of each of our quarterly and year end earnings press releases at an exercise price equal to 110% of the closing price per share of FTI common stock as reported on the NYSE (or other principal exchange on which our common stock is then traded) for the date of the award. Each option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The Standing Option Award was replaced by the Standing Stock Award to Mr. Dunn effective with the second quarter ended June 30, 2008. The awards in column (a) represent stock options granted pursuant to our 2004 Plan or 2006 Plan for which the applicable market conditions have been achieved as of December 31, 2008, which have been outstanding more than one-year, and have vested as described below:

Grant Date	Fully Vested Date	Expiration Date
02/16/07	02/16/08	02/16/17
05/02/07	05/02/08	05/02/17
08/06/07	08/06/08	08/06/17
11/01/07	11/01/08	11/01/17
02/15/06	02/15/07	02/15/16
05/02/06	05/02/07	05/02/16
11/01/06	11/01/07	11/01/16
11/01/05	02/15/07	11/01/15
03/03/03	04/11/07	03/03/13
04/25/03	04/25/07	04/25/13
07/25/02	02/15/07	07/25/12
01/01/02	04/11/07	11/01/12

(5)

Represents an unvested performance-based stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which is subject to cliff vesting as of December 31, 2009 after final determination that the company-wide performance goals described in footnote (3) above have been achieved.

(6)

Represents the vested and unexercised portion and the unvested portion of a stock option exercisable for 60,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vests in three installments as follows: 20,000 on October 24, 2007, 20,000 on October 24, 2008 and 20,000 on October 24, 2009, such that the stock option will be fully vested on October 24, 2009.

(7)

Represents a vested and unexercised stock option exercisable for 126,029 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of November 5, 2002, which has vested in three installments as follows: 36,029 on November 5, 2002, 45,000 on November 5, 2003 and 45,000 on November 5, 2004, such that the stock option was fully vested on November 5, 2004.

(8)

Represents unvested stock option awards, each exercisable for 22,500 shares of FTI common stock, granted by the Compensation Committee to the executive under our 2004 Plan or 2006 Plan, pursuant to the Standing Option Awards described in footnote (4). Each stock option award will become fully exercisable upon an increase of 25% in the market value of a share of FTI common stock but not earlier than the first anniversary of the date of the award, or eight years from the date of the award if the market value does not reach the target value. The applicable market conditions have not yet been achieved for these stock option awards and they have not vested.

(9)	Represents unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 10,000 shares of FTI common stock with a grant date of July 9, 2007, which vest in three installments as follows: 3,333 shares on July 9, 2008, 3,333 shares on July 9, 2009 and 3,334 shares on July 9, 2010, such that all shares will be fully vested on July 9, 2010.

(10)	Represents vested and unvested unexercised portions of a stock option exercisable for 75,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 2006 Plan on July 9, 2007, which vests in five installments as follows: 15,000 on July 9, 2008, 15,000 shares on July 9, 2009, 15,000 shares on July 9, 2010, 15,000 shares on July 9, 2011 and 15,000 shares on July 9, 2012, such that the stock option will be fully vested on July 9, 2012.

(11)	Represents the unvested portion of shares of restricted stock awarded to the executive by our Compensation Committee pursuant to our 2004 Plan for 152,517 shares of FTI common stock with a grant date of October 18, 2004, which vests in ten installments as follows: 15,252 shares on October 18, 2005, 15,251 shares on October 18, 2006, 15,251 shares on October 18, 2007, 15,251 shares on October 18, 2008, 15,252 shares on October 18, 2009, 15,252 shares on October 18, 2010, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2012, 15,252 shares on October 18, 2013 and 15,552 shares on October 18, 2014, such that all shares will be fully vested on October 18, 2014.

(12)	Prior to October 18, 2004, the executive was a non-employee director of the Company. In that capacity, he received non-employee director’s compensation in the form of an automatic formula stock option exercisable for 135,000 shares of common stock under our 1997 Plan with a grant date of June 5, 2002. Represents the vested and unexercised portion of that award, which vested in three installments as follows: 45,000 shares on June 5, 2003, 45,000 shares on June 5, 2004 and 45,000 shares on June 5, 2005, such that the stock option was fully vested on June 5, 2005.

(13)	Includes:

  the unvested portion of a restricted stock award to the executive by our Compensation Committee pursuant to our 2004 Plan for 125,000 shares of our common stock with a grant date of November 1, 2005, which vests in nine installments as follows: 13,888 shares on December 31, 2006, 13,889 shares on December 31, 2007, 13,889 shares on December 31, 2008, 13,889 shares on December 31, 2009, 13,889 shares on December 31, 2010, 13,889 shares on December 31, 2011, 13,889 shares on December 31, 2012, 13,889 shares on December 31, 2013, 13,889 shares on December 31, 2014, such that all shares will be fully vested on December 31, 2014; and

  6,000 shares of restricted stock awarded to the executive by our Compensation Committee pursuant to our 2006 Plan with a grant date of February 29, 2008, which vests in three installments as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011, such that all shares will be fully vested on March 1, 2011, which was intended as 2007 equity bonus compensation to reward his performance for the year ended December 31, 2007.

(14)	Includes:

  vested and unexercised stock option exercisable for 67,500 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of August 30, 2002, which vested in three installments as follows: 22,500 shares on August 30, 2003, 22,500 shares on August 30, 2004 and 22,500 shares on August 30, 2005, such that the stock option was fully vested on August 30, 2005; and

  vested and unexercised stock option exercisable for 50,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of March 12, 2004, which vested in three installments as follows: 16,666 shares on March 12, 2005, 16,667 shares on March 12, 2006 and 16,667 shares on March 12, 2007, such that the stock option was fully vested on March 12, 2007.

(15)	Represents the vested and unexercised stock option exercisable for 100,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 2004 Plan with a grant date of November 1, 2005, which vested in three installments as follows: 33,333 shares on November 1, 2005, 33,333 shares on November 1, 2006 and 33,334 shares on November 1, 2007, such that the stock option was fully vested on November 1, 2007.

(16)	Includes:

  12,000 unvested shares of restricted stock out of a total of 20,000 restricted shares awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 4, 2006, which vests in five equal installments as follows: 4,000 shares on October 4, 2007, 4,000 shares on October 4, 2008, 4,000 shares on October 4, 2009, 4,000 shares on October 4, 2010 and 4,000 shares on October 4, 2011, such that the shares will be fully vested on October 4, 2011; and

  5,000 unvested shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of August 11, 2008, which vests in five equal installments as follows: 1,000 shares on August 11, 2009, 1,000 shares on August 11, 2010, 1,000 shares on August 11, 2011, 1,000 shares on August 11, 2012 and 1,000 shares on August 11, 2013, such that the shares will be fully vested on August 11, 2013.

(17)	Represents the vested and unexercised and unvested portions of a stock option exercisable for 60,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 4, 2006, which vests in five equal installments as follows: 12,000 shares on October 4, 2007, 12,000 shares on October 4, 2008, 12,000 shares on October 4, 2009, 12,000 shares on October 4, 2010 and 12,000 shares on October 4, 2011, such that the stock option will be fully vested on October 4, 2011.

(18)	Represents an unvested stock option exercisable for 75,000 shares of FTI common stock granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of August 11, 2008, which vests in five equal installments as follows: 15,000 shares on August 11, 2009, 15,000 shares on August 11, 2010, 15,000 shares on August 11, 2011, 15,000 shares on August 11, 2012 and 15,000 shares on August 11, 2013, such that the stock option will be fully vested on August 11, 2013.

Option Exercises and Stock Vested

     The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2008 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
	Number	Value	Number	Value
	of Shares	Realized	of Shares	Realized
	Acquired on	Upon	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
	(#)	($)	(#)	($)
Name of Executive Officer	(a)	(b)(1)	(c)	(d)(2)
Jack B. Dunn, IV:
Options	—	—	—	—
Stock	—	—	10,621 (3)	763,969

Jorge A. Celaya
Options	—	—	—	—
Stock	—	—	3,333 (4)	227,277

Dennis J. Shaughnessy:
Options	—	—	—	—
Stock	—	—	15,251 (5)	975,759

Dominic DiNapoli:
Options	—	—	—	—
Stock	—	—	13,889 (6)	620,561

Declan M. Kelly:
Options	—	—	—
Stock	—	—	4,000 (7)	271,360
____________________

(1)	The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the exercise date by (B) the number of restricted share that vested on that date.

(3)	On September 23, 2004, the Compensation Committee awarded to Mr. Dunn 53,106 shares of restricted stock pursuant to our 2004 Plan that vest in five installments as follows: 10,621 shares on September 23, 2005, 10,621 shares on September 23, 2006, 10,621 shares on September 23, 2007, 10,621 shares on September 23, 2008 and 10,622 shares on September 23, 2009, such that the shares will be fully vested on September 23, 2009. Upon vesting of 10,621 shares of restricted stock on September 24, 2008, the Company withheld 3,871 shares to pay federal withholding on account of that vesting event, such that the net number of shares delivered to Mr. Dunn was 6,750.

(4)	On July 9, 2007, the Compensation Committee awarded to Mr. Celaya 10,000 shares of restricted stock pursuant to our 2006 Plan that vest in three installments as follows: 3,333 shares on July 9, 2008, 3,333 shares on July 9, 2009 and 3,334 shares on July 9, 2010, such that the shares will be fully vested on July 9, 2010. Upon vesting of 3,333 shares of restricted stock on July 9, 2008, the Company withheld 1,145 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. Celaya was 2,188.

(5)	On October 18, 2004, the Compensation Committee awarded to Mr. Shaughnessy 152,517 shares of restricted stock pursuant to our 2004 Plan that vest in ten installments as follows: 15,252 shares on October 18, 2005, 15,251 shares on October 18, 2006, 15,251 shares on October 18, 2007, 15,251 shares on October 18, 2008, 15,252 shares on October 18, 2009, 15,252 shares on October 18, 2010, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2012, 15,252 shares on October 18, 2013 and 15,552 shares on October 18, 2014, such that the shares will be fully vested on October 18, 2014. Upon the vesting of 15,251 shares of restricted stock on October 18, 2008, upon instructions from Mr. Shaughnessy, the Company withheld 5,558 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. Shaughnessy was 9,693.

(6)	On November 1, 2005, the Compensation Committee awarded to Mr. DiNapoli 125,000 shares of restricted stock pursuant to our 2004 Plan that vest in nine installments as follows: 13,889 shares on December 31, 2006, 13,889 shares on December 31, 2007, 13,889 shares on December 31, 2008, 13,889 shares on December 31, 2009, 13,889 shares on December 31, 2010, 13,889 shares on December 31, 2011, 13,889 shares on December 31, 2012, 13,889 shares on December 31, 2013, 13,889 shares on December 31, 2014, such that the shares will be fully vested on December 31, 2014. Upon the vesting of 13,889 shares of restricted stock on December 31, 2008, upon instructions from Mr. DiNapoli, the Company withheld 5,681 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. DiNapoli was 8,208.

(7)	On October 4, 2006, the Compensation Committee awarded to Mr. Kelly 20,000 shares of restricted stock pursuant to our 2006 Plan that vest in five equal installments as follows: 4,000 shares on October 4, 2007, 4,000 shares on October 4, 2008, 4,000 shares on October 4, 2009, 4,000 shares on October 4, 2010 and 4,000 shares on October 4, 2011, such that the shares will be fully vested on October 4, 2011.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

     Jack B. Dunn, IV

     We entered into an employment agreement with Jack B. Dunn, IV as of November 5, 2002, to replace the employment agreement that we previously had with him. The CEO Employment Agreement was amended as of September 23, 2004. The CEO Employment Agreement was further amended as of August 11, 2008 to extend the employment term to terminate on August 12, 2011 rather than November 5, 2010 (the “First Additional Term”). Effective at the close of business on August 11, 2009, the term of Mr. Dunn’s employment under the CEO Employment Agreement, if not otherwise terminated, will be extended for an additional one-year period unless either party has, before such time, given notice to the other of his or its intention not to further extend the term to and including August 12, 2012 (the “Second Additional Term”). Effective at the close of business on August 11, 2010, the term of Mr. Dunn’s employment under the CEO Employment Agreement, if not otherwise terminated, will be extended for an additional one-year period unless either party has, before such time, given notice of his or its intention not to further extend the term to and including August 12, 2013. The CEO Employment Agreement includes provisions relating to termination by the Company with and without “cause,” termination by the employee with and without “good reason” and events of termination such as death, disability and a change in control (all such terms as defined in such agreement). In addition, the CEO Employment Agreement was amended to provide that the executive’s place of employment may be Baltimore, Maryland, Annapolis, Maryland or Palm Beach (West Palm Beach), Florida.

     If Mr. Dunn’s employment term expires or earlier terminates other than upon death, disability or termination by the Company for cause, Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period. During his transition term, in lieu of his salary, we will pay Mr. Dunn five annual transition payments of $500,000. Mr. Dunn is also entitled to the use of a car during his transition term. Mr. Dunn’s equity awards will continue to vest during the transition term. Mr. Dunn’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “– Potential Payments upon Termination or Change in Control.”

     Dennis J. Shaughnessy

     We entered into an employment agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004. Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Chairman of the Board of Directors, which is an executive officer’s position, reporting to the Board and our Chief Executive Officer. On December 17, 2008, the Committee approved amendments to the term of the Chairman Employment Agreement to extend the termination date to January 2, 2012 from October 18, 2009, unless otherwise terminated pursuant to Section 9 of such agreement). The amendment became effective as of January 2, 2009. Mr. Shaughnessy’s employment agreement includes provisions relating to termination by the Company with and without “cause,” termination by the employee with and without “good reason” and events of termination such as death, disability and a change in control (all such terms as defined in such agreement).

     If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, disability or termination by the Company for cause), Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our chief executive officer or Board, of not more than 500 hours of service per 12-month period. On December 17, 2008, the Compensation Committee increased his post-full-time employment annual transition payment, in lieu of salary, from $400,000 to $700,000 effective as of January 2, 2009. Mr. Shaughnessy is also entitled to the use of a car during his transition term. Mr. Shaughnessy’s equity awards will continue to vest during the transition term. Mr. Shaughnessy’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “– Potential Payments upon Termination or Change in Control.”

     Dominic DiNapoli

     On November 1, 2005, we entered into an employment agreement with Dominic DiNapoli effective as of that date that superseded and replaced his employment agreement dated July 17, 2002 and the letter agreement dated March 24, 2004. The effective date of the employment agreement is November 1, 2005 and it terminates on December 31, 2011, unless otherwise terminated pursuant to Section 9 of such agreement. During the term of his employment agreement, Mr. DiNapoli will serve as our full-time Executive Vice President and Chief Operating Officer. The Compensation Committee has approved a minimum bonus amount of $500,000 per year at a minimum target of $1.00 consolidated earnings per share for the term of the employment agreement pursuant to the Incentive Plan, or its successor plan. Mr. DiNapoli will be eligible to earn additional bonus amounts pursuant to that plan, subject to the discretion of the Compensation Committee, and the recommendation of Mr. Dunn or Mr. Shaughnessy. Mr. DiNapoli’s employment agreement includes provisions relating to termination by the Company with and without “cause,” termination by the employee with and without “good reason” and events of termination such as death, disability and a change in control (all such terms as defined in such agreement).

     If Mr. DiNapoli’s employment term expires or earlier terminates other than upon death, disability, termination by the Company for cause or the resignation of Mr. DiNapoli without good reason, Mr. DiNapoli will continue to provide services to us as a part-time employee for three years (his transition term), at such dates and time as may be mutually agreed to by him and us, and upon the request and direction of the chief executive officer, of not more than 500 hours of service per 12-month period. During the transition term, in lieu of his salary, we will pay Mr. DiNapoli annual transition payments of $500,000. Mr. DiNapoli is also entitled to the use of a car during his transition term. Mr. DiNapoli’s equity awards will continue to vest during the transition term. Mr. DiNapoli’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. DiNapoli also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. DiNapoli also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “– Potential Payments upon Termination or Change in Control.”

     Jorge A. Celaya

     Jorge A. Celaya joined us as our Executive Vice President and Co-Chief Financial Officer in July 2007. Mr. Celaya assumed the role of sole Chief Financial Officer in November 2007. His offer letter provides that in the event of termination by the Company without “cause” or termination by Mr. Celaya for “good reason” (all such terms as defined in the Offer Letter) (i) within three years from the effective date of his employment or (ii) after three years from the effective date of his employment during the one year period following a “change in control” (as defined in the Offer Letter) he will be entitled to certain payments described under the section captioned “– Termination Payments to our NEOs who are not Parties to Written Employment Agreements.” Pursuant to the offer letter extended by the Company and accepted by Mr. Celaya, Mr. Celaya’s employment with us is “at-will.” As an “at-will” employee he is not subject to non-competition and non-solicitation agreements.

     Declan M. Kelly

     Effective October 4, 2006, we entered into an employment agreement with Declan Kelly in connection with the acquisition of FD International (Holdings) Limited (“FD”). Mr. Kelly joined us in the capacity of president and chief executive officer of the U.S. subsidiary of FD. The effective date of the employment agreement coincided with the closing date of the acquisition of FD. Mr. Kelly’s employment term will terminate on the fifth anniversary of the effective date (the “CIO Initial Term”), except that the term will extend for an additional year from year to year (each a “CIO Extended Term”) unless either party provides written notice of non-renewal to the other party at least 90 days prior to the date of the expiration of the CIO Initial Term or any CIO Extended Term, unless otherwise terminated pursuant to Section 9 of such agreement. Mr. Kelly’s employment agreement includes provisions relating to termination by the Company with and without “cause,” termination by the employee with and without “good reason” and events of termination such as death and disability (as such terms are defined in such agreement). On August 1, 2008, we entered into an amendment to the CIO Employment Agreement to provide that Mr. Kelly will service as our Executive Vice President and Chief Integration Officer and the Chairman of FD-Americas (the business operations of our strategic communications segment located in the U.S.) and FD-Ireland (the business operations of our Strategic Communications segment located in Ireland) reporting to Mr. Dunn.

     Mr. Kelly’s employment agreement contains non-competition terms that will continue for 12 months from the termination date of his employment (the “CIO Restricted Period”), unless the termination was by the Company without cause. During this period, Mr. Kelly also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Kelly also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. Mr. Kelly will be entitled to the continuation of his full salary during the CIO Restricted Period. See “– Potential Payments upon Termination or Change in Control.”

2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code

     In 2008 we determined it necessary to amend the employment agreements with Messrs. Dunn, Shaughnessy, Celaya, DiNapoli and Kelly to comply with the final rules and regulations promulgated under Code Section 409A that went into effect on January 1, 2009. In general, the amendments to conform their employment arrangements to the requirements of Code Section 409A are administrative and procedural in nature, and did not materially alter the underlying economic benefits to the Company or the affected NEOs. The changes to the NEO employment arrangements were approved by the Compensation Committee on December 17, 2008 and the NEOs entered into amendments of their employment arrangements effective December 31, 2008.

     In 2008, we determined it necessary to amend the severance provisions of the employment arrangements with Messrs. Dunn, Shaughnessy, Celaya and DiNapoli to conform to a recent Internal Revenue Service interpretation of Code Section 162(m) providing that certain incentive awards will fail to qualify for the performance-based compensation exemption if such awards are payable at target levels upon a termination without cause or for good reason. The amendments to the applicable employment arrangements should allow FTI to preserve the deductibility of the annual bonus payments made by FTI to certain NEOs during their employment. These amendments were approved by the Committee on December 17, 2008 and were entered into by the applicable NEOs effective as of December 31, 2008.

     Prior to their amendment, the employment arrangements with Messrs. Dunn, Shaughnessy, Celaya and DiNapoli generally provided for, among other termination benefits, the payment of a pro rata target bonus upon termination by FTI without cause or by the executive officer for good reason,” and, in the case of Messrs. Dunn, Shaughnessy and DiNapoli, upon expiration of such executive officer’s “employment term” (as such term is defined in the applicable employment arrangement). In addition, the employment arrangements with Messrs. Dunn, Shaughnessy and DiNapoli provided for the payment of an amount equal to 50% of the annual bonus paid to such executive in the year prior to termination in the event of a termination by FTI without cause or by the executive for good reason.

     In lieu of the termination payments described above, the amendments to the employment arrangements with Messrs. Dunn, Shaughnessy, Celaya and DiNapoli provide for the following new payments:

  Upon a termination of employment by FTI without cause or a termination of employment by the executive officer for good reason unrelated to a change in control (such term, as defined in the applicable employment arrangement), the amendments provide for a lump-sum fixed cash payment in the amount of:

$2,000,000, in the case of each of Messrs. Dunn and Shaughnessy; $800,000, in the case of Mr. DiNapoli; and $550,000, in the case of Mr. Celaya.

Upon expiration of the employment term, the amendments provide for the following payments:

  a lump-sum cash payment of $1,000,000, in the case of Mr. Dunn (Mr. Dunn’s employment agreement is currently scheduled to expire August 11, 2013); and

  a pro rated incentive bonus for the calendar year of termination based on the actual results achieved (without regard to any reduction that may apply due to any subjective performance goal), in the case of each of Messrs. Shaughnessy and DiNapoli.

     Mr. Celaya is an “at-will” employee and his employment arrangement with FTI has no fixed term, therefore, his employment arrangement did not require amendment to address severance upon expiration of an employment term. The provisions of the CIO Employment Agreement do not provide for post-termination payment of bonuses tied to a target and therefore did not require modification.

Potential Payments upon Termination or Change in Control

     The NEOs will receive various payments described below upon termination of employment or a change in control of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEO and serve as a deterrent to the NEO voluntarily leaving the Company’s employ, and serves as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “– Employment Agreements” above.

     The NEOs will be entitled to various payments upon termination of their employment, including termination by the Company without cause, termination by the employee for good reason and termination upon or in anticipation of a change in control or words of similar import. Generally, a NEO’s employment agreement provides that the Company may terminate such executive’s employment for cause if, and only if, the executive: (i) commits a material breach of his obligations or agreements under his employment agreement; (ii) commits an act of gross negligence or otherwise acts with willful disregard for the best interests of the Company and its affiliates; (iii) fails or refuses to perform any duties delegated to him that are consistent with the duties of similarly-situated executives or are otherwise required under his employment agreement; (iv) is convicted or pleads guilty or no contest to a felony, or violates any federal or state securities or tax laws, or with respect to his employment, commits either a material dishonest act or common law fraud; (v) seizes a corporate opportunity for himself instead of offering such opportunity to the Company or its affiliates; (vi) is absent (and not traveling on business) for a reason other than illness, vacation, or approved leave for more than 30 consecutive days; or (vii) commits a material violation of a material Company policy. Generally, a NEO’s employment agreement provides that an executive may resign for good reason if, without such executive’s prior written consent, the Company: (i) assigns such executive duties materially and adversely inconsistent with such executive’s positions as described in his employment agreement; (ii) materially reduces such executive’s compensation or compensation (including in some cases target annual bonus levels for any year below the target for the preceding year), other than as a result of a decline in the Company’s results of operations or other adverse event; (iii) materially breaches a material provision of his employment agreement; or (iv) changes executive’s principal place of employment to another location or to a specified number of miles beyond the specified location.

     Generally, change in control or words of similar import mean: (i) the acquisition, in one or more transactions, by any person of the beneficial ownership of 50% or more of (A) all shares of capital stock of the Company to be outstanding immediately following such acquisition or (B) the combined voting power of all shares of capital stock of the Company to be outstanding immediately following such acquisition that are entitled to vote generally in the election of directors (the shares in clauses (A) and (B), collectively “Company Voting Stock”); (ii) the closing of a sale or conveyance of all or substantially all of the assets of the Company; or (iv) the effective time of any merger, share exchange, consolidation or other business combination involving the Company if immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held Company Voting Stock.

Payments by the Company upon Termination (Including Termination by the Company for Cause or by Executive Without Good Reason)

     Regardless of the manner in which Mr. Dunn’s, Mr. Shaughnessy’s or Mr. DiNapoli’s employment terminates, he will be entitled to receive the following payments (collectively, “Accrued Compensation”) earned during his term of employment:

  accrued but unpaid base salary;

  unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination;

  unreimbursed substantiated business expenses; and

  vested benefits, if any, under our employee benefit plans in which such executive was a participant.

     Regardless of the manner in which Mr. Kelly’s employment terminates, he will be entitled to receive the following payments (collectively, “CIO Accrued Compensation”) earned during his term of employment:

  accrued but unpaid base salary;

  unreimbursed substantiated business expenses; and

  vested benefits, if any, under our employee benefit plans in which the NEO was a participant.

     Payments upon Termination by the Company Without Cause or by the Executive for Good Reason

     Messrs. Dunn, Shaughnessy and DiNapoli will be entitled to receive the following payments upon (a) termination of his employment by us without cause, (b) termination of employment by such executive with good reason, or (c) termination by an acquirer following a change in control other than as described in “– Payments on or after Certain Change in Control Events:”

  Accrued Compensation;

  continued payment of base salary for the remainder of the employment term;

  transition payments as described under “– Employment Agreements;”

  a fixed cash payment as specified in such executive’s employment agreement (See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code”);

  full and immediate vesting of all stock options and other equity awards; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     Mr. Kelly will be entitled to receive the following payments upon (a) termination of his employment by us without cause or (b) termination of employment by Mr. Kelly with good reason. See “– Payments on or after Certain Change in Control Events.”

     If termination is during the remaining three years of the CIO Initial Term:

  CIO Accrued Compensation;

  continued payment of base salary plus the value of all his contractual benefits for the remainder of the CIO Initial Term provided that at a minimum he will receive such payments for a period of one year; and

  should Mr. Kelly elect COBRA, all COBRA premiums on behalf of him and his dependents for a period of one year.

     If termination is during a CIO Extended Term:

  CIO Accrued Compensation;

  continued payment of base salary for one year; and

  should Mr. Kelly elect COBRA, all COBRA premiums on behalf of him and his dependents for a period of one year.

     If Mr. Dunn, Mr. Shaughnessy, Mr. DiNapoli or Mr. Kelly breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying the executive the payments described above.

     Payments on or After Certain Change in Control Events

     Messrs. Dunn, Shaughnessy and DiNapoli will be entitled to receive all or substantially all of the following payments, if such executive’s employment is terminated following a change in control, other than in the event executive’s employment is terminated (a) by such executive for any or no reason coincident with or during the 12-month period after a change in control occurs or (b) by such NEO for good reason coincident with or during the 24-month period after a change in control occurs or (c) by the Company without cause coincident with or during the 24-month period after a change in control occurs:

  Accrued Compensation;

  continued payment of base salary for the remainder of the employment term;

  transition payments as described under “– Employment Agreements;”

  a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year, or, if no target annual bonus was established for the year or the target annual bonus was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years;

  an additional incentive bonus equal to one-half of the annual incentive bonus paid to such executive on account of the immediately preceding fiscal year;

  full and immediate vesting of all stock options and equity-based awards; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     Mr. Dunn, Mr. Shaughnessy and Mr. DiNapoli will be entitled to receive all or substantially all of the following payments if such executive’s employment is terminated (a) by such executive for any or no reason coincident with or during the 12-month period after a change in control occurs or (b) by such NEO for good reason coincident with or during the 24-month period after a change in control occurs or (c) by the Company without cause coincident with or during the 24-month period after a change in control occurs:

  Accrued Compensation;

  pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years;

  lump sum severance payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for good reason right), plus (B) the greater of the target annual incentive bonus for the year in which the termination occurs or the highest annual incentive bonus earned within the immediately prior three years, plus (C) the aggregate amount of any other bonuses, including special bonuses, earned by the executive within the immediately prior year;

  full and immediate vesting of all stock options and other equity awards; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     If Mr. Dunn, Mr. Shaughnessy or Mr. DiNapoli breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying the executive the payments described above.

     Termination of Mr. Kelly in anticipation of or after a change in control, such termination will be treated like a termination by the Company without cause and Mr. Kelly will be entitled to payments under his contract pursuant to the sections relating to payments upon a termination by the Company without “cause.”

     Payments upon Death or Disability

     Each of Mr. Dunn, Mr. Shaughnessy or Mr. DiNapoli, or his estate in the event of death, will be entitled to receive all or substantially all of the following payments if his employment is terminated due to death or “disability” as defined in his employment agreement):

  Accrued Compensation;

  only if such death or disability occurs during the employment term (as opposed to the transition term), a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year, the highest incentive bonus earned within the preceding three years;

  full and immediate vesting of all stock options and other equity awards; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the remaining balance of the employment term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the employment term.

     Mr. Kelly, in the event of disability, or his estate in the event of death, will be entitled to receive Accrued Compensation.

     Payments Due upon Expiration of the Primary Employment Term

     Messrs. Dunn, Shaughnessy and DiNapoli will be entitled to receive all or substantially all of the following payments upon expiration of the primary employment term of such executive’s contract (whether or not as a result of a notice of non-renewal by such executive or the Company):

  Accrued Compensation;

  transition payments as described under “– Employment Agreements;”

  a fixed cash payment or pro rated incentive compensation payment as specified in such executive’s employment agreement upon termination at the end of the employment term (See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code”); and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     Mr. Kelly, in the event of non-renewal of his employment agreement will be entitled to receive Accrued Compensation.

     If any such executive breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying such executive the payments described above.

     Payments Due upon Expiration of the Transition Term

     Our NEOs who are parties to written employment agreements will be entitled to receive all or substantially all of the following payments upon expiration of such executive’s transition term:

  unreimbursed substantiated business expenses;

  vested benefits, if any, under our employee benefit plans in which the NEO was a participant;

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost will be borne 100% by the executive or his spouse.

     In the case of Mr. DiNapoli, we also have agreed to transfer his golf club membership in effect as of November 1, 2005 (if still in effect on the date of termination) to him, including all rights to the initiation deposit of $75,000, at no cost to him.

     In addition to the above payments, in the event it is determined that any payment or distribution by FTI would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will reimburse the executive for such excise taxes and related interest and penalties.

     Termination Payments to our NEOs Who are not Parties to Written Employment Agreements

     Jorge Celaya, our CFO, pursuant to his offer letter will be entitled to the following payments if his employment is terminated by the Company without cause or terminated by the executive with good reason (i) within three years from the effective date of his employment or (ii) after three years from the effective date of his employment during the one year period following a change in control:

  base salary;

  a fixed cash payment (See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code”);

  accelerated vesting of all stock option and restricted stock awards upon death, disability, termination by the Company without cause, and termination by the executive with good reason; and

  continuation of medical benefits for 18 months for the executive and/or his spouse and dependents, at the Company’s expense, after death, disability, termination by the Company without cause, and termination by the executive with good reason.

Potential Termination and “Change in Control” Payment Amounts

     The following tables show the potential payments upon a termination or change in control of the Company that a NEO could receive pursuant to the terms of his employment agreement or offer letter if the termination or change in control occurred as of December 31, 2008. The amounts are estimates based on the assumptions set forth in the footnotes to each table and may differ substantially from the actual amounts paid to the NEO.

Termination by (1)
the Executive for Any or
No Reason Coincident
With or During the
12-Month Period After
a “Change in Control,”
or (2) by the Executive for
“Good Reason”
Coincident With or
During the 24-Month
Period After a “Change
Termination	in Control” Occurs, or
by the Company	Termination	(3) by the Company
Termination	Termination	Without “Cause”	After a “Change	Without “Cause”	Death and
by the	by the	or by the	in Control”	Coincident With or	Termination	Termination	“Disability”
Company	Executive	Executive	Other Than	During the 24-Month	at End of	at End of	During the
for	Without	With “Good	as Provided in	Period After a “Change	Employment	Transition	Employment
“Cause”	“Good Reason”	Reason”	Column (e)	In Control”	Term	Period	Term
($)	($)	($)	($)	($)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jack B. Dunn, IV:

Accrued Compensation(1)	—	—	—	—	—	—	—	—

Cash Compensation:	n/a	2,416,438	2,416,438
Base Salary(2)	n/a	n/a	n/a	n/a	n/a	n/a
Transition Payments(3)	n/a	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	n/a	n/a
Fixed Cash Payment(4)	n/a	n/a	2,000,000	n/a	n/a	1,000,000	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus(5)	n/a	n/a	n/a	2,350,000	(13)	1,475,000	(14)	n/a	n/a	1,475,000	(14)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	5,542,197	5,542,197	(15)	5,542,197	(15)	—	5,542,197	(16)	5,542,197	(15)
Stock Options	n/a	n/a	729,200	729,200	(17)	729,200	(17)	—	729,200	(18)	729,200	(17)

Benefits & Perquisites:
Dental and Medical
Benefits(6)	n/a	56,040	56,040	56,040	56,040	56,040	n/a	n/a
Life and ADD Insurance(7)	n/a	15,641	15,641	15,641	15,641	15,641	n/a	n/a
Long- and Short-Term
Disability Insurance(8)	n/a	6,690	6,690	6,690	6,690	6,690	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car
Allowance(9)	n/a	148,822	148,822	148,822	148,822	148,822	n/a	n/a
401(k)(10)	n/a	34,500	34,500	34,500	34,500	34,500	n/a	n/a
Club Dues(11)	n/a	61,250	61,250	61,250	61,250	61,250	n/a	n/a

Severance:
Cash Severance(12)	n/a	n/a	n/a	n/a	9,750,000	n/a	n/a	n/a
Total	n/a	2,822,943	13,510,778	13,860,778	20,319,340	3,822,943	6,271,397	7,746,397

____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2008.

(2)	Assumes a pro rated base salary continuation payment for the period January 1, 2009 to and including August 11, 2009 of $916,438 based on a 365 day year. Assumes base salary continuation payments for the period August 11, 2009 to and including August 11, 2010 of $1,500,000 per annum.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of five years at annual base compensation of $500,000 per annum.

(4)	Executive will be entitled to a fixed cash payment of $2,000,000 in the event of termination by FTI without “cause” or by the executive with “good reason” and $1,000,000 in the event of termination at the end of the employment term. See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(5)	Upon an event of a change in control other than as provided in Column (e), executive will be entitled to a pro rated target incentive bonus for the year of termination or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Upon an event of a “change in control as provided in Column (e), executive shall be entitled to a pro rated target incentive bonus for the year of termination, or, if no target payment incentive bonus was established for the year, or if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. Upon death or disability during the employment term, executive or his estate will be entitled to receive the target annual incentive bonus for the year, or, if no target annual incentive bonus was established for the year, or, if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. If executive dies or becomes disabled during the transition period, no pro rated bonus will be payable.

(6)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2008 to provide dental and medical benefits to the executive and his dependents during the five-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $3,128 as of December 31, 2008 for life insurance and accidental death and dismemberment insurance during the five-year transition period.

(8)	Assumes no increase of the aggregate annual premiums of $1,338 as of December 31, 2008 for long- and short-term disability insurance during the five-year transition period.

(9)	Assumes no increase of the Company’s annual cost as of December 31, 2008 of $29,764 for a company car or automobile allowance during the five-year transition period.

(10)	Assumes annual Company match under our 401(k) Plan of $6,900 (the maximum match permitted for 2008) during the five-year transition period.

(11)	Assumes no increase of the annual dues of $12,250 as of December 31, 2008 for one club membership during the five-year transition period.

(12)	$9,750,000 or three times $3,250,000, which is the sum of (a) $1,500,000 (executive’s annual base salary), plus (b) the greater of (i) $1,475,000 (the 2008 EPS target bonus at $2.45 for the year in which termination occurs) or (ii) $1,750,000 (the highest annual bonus earned within the immediately prior three years), plus (c) $0.00, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive for 2007 (the immediately prior year).

(13)	Assumes payment of incentive bonus of $1,475,000 for the year of termination based on the 2008 EPS target performance goal of $2.45, plus $875,000 (50% of the 2007 bonus in the amount of $1,750,000 paid in 2008). On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment of $1,100,000 based on achieving the 2008 EPS performance goal of $2.30.

(14)	Assumes payment of incentive bonus of $1,475,000 for the year of termination based on the 2008 EPS target performance goal of $2.45. On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment of $1,100,000 based on achieving the 2008 EPS performance goal of $2.30.

(15)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2008. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008).

(16)	The unvested shares of restricted stock will continue to vest during the five-year transition term, which will result in the vesting of all currently unvested shares of restricted stock by the end of the transition period. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008). Assumes that any performance conditions to be satisfied during the transition period have been satisfied. Assumes any market price conditions to vesting have been satisfied during the transition period.

(17)	The vesting of all unvested stock option awards will accelerate as of December 31, 2008. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price. Does not include stock options exercisable for 45,000 shares of common stock with an aggregate Black-Scholes value of $1,373,175 with exercise prices in excess of $44.68 per share.

(18)	The unvested stock option awards will continue to vest during the five-year transition term, assuming any market price conditions to vesting have been satisfied during the transition period, which will result in the vesting of all currently unvested stock options by the end of the transition period. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price. Assumes that any performance conditions are satisfied during the transition period.

Termination by the
Company Without
			Termination	“Cause” or by the
			by the Company	Executive With “Good
			Without “Cause”	Reason” After Three
			or by the Executive	Years from Effective Date
		Termination	With “Good	of Employment and
	Termination by	By the Executive	Reason” on	Within One Year
	the Company	Without “Good	or Prior to	of a “Change in
	with “Cause”	Reason”	July 9, 2010	Control”	Death	“Disability”
	($)	($)	($)(1)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)
Jorge A. Celaya:(2)

Accrued Compensation(3)	n/a	n/a	n/a	n/a	n/a	n/a

Cash Compensation:
Base Salary	n/a	n/a	550,000	n/a	n/a	n/a
Transition Payments	n/a	n/a	n/a	n/a	n/a	n/a
Fixed Cash Payment(4)	n/a	n/a	550,000	n/a	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus(5)	n/a	n/a	n/a	n/a	n/a	n/a

Equity and Long-Term Incentives:
Restricted Stock(6)	n/a	n/a	297,882	n/a	297,882	297,882
Stock Options(7)	n/a	n/a	325,200	n/a	325,200	325,200

Benefits & Perquisites:
Dental and Medical Benefits(8)	n/a	n/a	16,812	n/a	16,812	16,812
Life and ADD Insurance	n/a	n/a	n/a	n/a	n/a	n/a
Long- and Short-Term
Disability Insurance	n/a	n/a	n/a	n/a	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance	n/a	n/a	n/a	n/a	n/a	n/a
401(k)	n/a	n/a	n/a	n/a	n/a	n/a
Club Dues	n/a	n/a	n/a	n/a	n/a	n/a

Severance:
Cash Severance	n/a	n/a	n/a	n/a	n/a	n/a

Total	n/a	n/a	1,739,894	n/a	639,894	639,894
____________________

n/a means not applicable

(1)	Assumes executive has been terminated effective December 31, 2008.

(2)	Executive is an at-will employee, except that he will be entitled to the payments on termination by the Company without cause, termination by the executive with good reason or a change in control as provided in his Offer Letter dated June 14, 2007, as amended.

(3)	There would have been no Accrued Compensation due and payable as of December 31, 2008.

(4)	Executive will be entitled to receive an additional fixed cash payment of $550,000 upon termination by the Company without “cause” or by the executive for good reason within three years from the effective date of executive’s employment. See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(5)	In the event of termination by the Company without cause or by the executive for good reason after three years from the effective date of executive’s employment and during the one year period following a change in control, executive will be entitled to receive an amount equal to the higher of his target bonus for the year of termination or the actual bonus paid before termination.

(6)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2008 if termination is due to death, disability, termination by the Company without cause, by the executive with good reason, or upon a change in control. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008).

(7)	The vesting of all unvested stock option awards will accelerate upon death, disability, termination by the Company without cause, resignation by the employee with good reason and a change in control. Options will terminate if termination is by the Company without cause or the executive with good reason if not exercised within 90 days of such event. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of options by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price.

(8)	Upon termination due to death, disability, by the Company without cause and within one year of a change in control or resignation by the executive for good reason, the Company will provide health benefits for a period of 18 months to executive and his spouse and dependents at the Company’s cost. Assumes no increase of the Company’s aggregate annualized cost of $11,208 as of December 31, 2008 to provide health benefits for a period of 18 months following termination.

Termination by (1)
the Executive for Any or
No Reason Coincident
With or During the
12-Month Period After
a “Change in Control,” or
(2) by the Executive for
“Good Reason”
Coincident With or
During the 24-Month
Period After a “Change
Termination	in Control” Occurs, or
by the Company	Termination	(3) by the Company
Termination	Termination	Without “Cause”	After a “Change	Without “Cause”	Death and
by the	by the	or by the	in Control”	Coincident With or	Termination	Termination	“Disability”
Company	Executive	Executive	Other Than	During the 24-Month	at End of	at End of	During the
for	Without	With “Good	as Provided in	Period After a “Change	Employment	Transition	Employment
“Cause”	“Good Reason”	Reason”	Column (e)	In Control”	Term	Period	Term
($)	($)	($)	($)	($)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dennis J. Shaughnessy:

Accrued Compensation(1)	—	—	—	—	—	—	—	—

Cash Compensation:
Base Salary(2)	n/a	n/a	2,005,479	2,005,479	n/a	n/a	n/a	n/a
Transition Payments(3)	n/a	3,500,000	3,500,000	3,500,000	3,500,000	3,500,000	n/a	n/a
Fixed Cash Payment(4)	n/a	n/a	2,000,000	n/a	n/a	n/a	n/a	n/a

Short-Term Incentives:
Cash Incentive
Bonus(5)	n/a	n/a	n/a	2,350,000	(13)	1,475,000	(14)	1,200,000	(15)	n/a	1,475,000	(14)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	6,322,756	(16)	6,322,756	(16)	6,322,756	(16)	—	6,322,756	(17)	6,322,756	(16)
Stock Options	n/a	n/a	1,823,000	(18)	1,823,000	(18)	1,823,000	(18)	—	1,823,000	(19)	1,823,000	(18)

Benefits & Perquisites:
Dental and Medical
Benefits(6)	n/a	39,055	39,055	39,055	39,055	39,055	n/a	n/a
Life and ADD
Insurance(7)	n/a	33,550	33,550	33,550	33,550	33,550	n/a	n/a
Long- and Short-Term
Disability Insurance(8)	n/a	62,430	62,430	62,430	62,430	62,430	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance(9)	n/a	217,069	217,069	217,069	217,069	217,069	n/a	n/a
401(k)(10)	n/a	34,500	34,500	34,500	34,500	34,500	n/a	n/a
Club Dues(11)	n/a	25,730	25,730	25,730	25,730	25,730	n/a	n/a

Severance:
Cash Severance(12)	n/a	n/a	n/a	n/a	8,250,000	n/a	n/a	n/a
Total	n/a	3,912,334	16,063,569	16,413,569	21,783,090	5,112,334	8,145,756	9,620,756
____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2008.

(2)	Assumes a pro rated base salary continuation payment for the period January 1, 2009 to and including January 2, 2009 of $5,479 based on a 365 day year. Assumes base salary continuation payments for the period January 2, 2009 to and including January 2, 2011 of $1,000,000 per annum.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of five years at an annual base compensation of $700,000 per annum.

(4)	Executive will be entitled to a fixed cash payment of $2,000,000. See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(5)	Upon an event of a change in control other than as provided in Column (e), executive will be entitled to a pro rated target incentive bonus for the year of termination or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Upon an event of a “change in control as provided in Column (e), executive shall be entitled to a pro rated target incentive bonus for the year of termination, or, if no target payment incentive bonus was established for the year, or if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. Upon death or disability during the employment term, executive or his estate will be entitled to receive the target annual incentive bonus for the year, or, if no target annual incentive bonus was established for the year, or, if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. If executive dies or becomes disabled during the transition period, no pro rated bonus will be payable. At the end of the employment term, the executive will be entitled to a pro rated incentive bonus for the calendar year of termination based on the actual results achieved (without regard to any reduction that may apply due to any subjective performance goals). See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(6)	Assumes no increase of the Company’s aggregate annual cost of $7,811 as of December 31, 2008 to provide dental and medical benefits to the executive and his dependents during the five-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $6,710 as of December 31, 2008 for life insurance and accidental death and dismemberment insurance during the five-year transition period.

(8)	Assumes no increase of the aggregate annual premiums of $12,486 as of December 31, 2008 for long- and short term disability insurance during the five-year transition period.

(9)	Assumes no increase of the Company’s annual cost as of December 31, 2008 of $43,414 for a company car or automobile allowance during the five-year transition period.

(10)	Assumes annual Company match under our 401(k) Plan of $6,900, the maximum match permitted for 2008, during the five-year transition period.

(11)	Assumes no increase of the annual dues of $5,146 as of December 31, 2008 for club memberships during the five-year transition period.

(12)	$8,250,000 or three times $2,750,000, which is the sum of (a) $1,000,000 (executive’s annual base salary), plus (b) the greater of (i) $1,475,000 (the 2008 EPS target bonus at $2.45 for the year in which termination occurs) or (ii) $1,750,000 (the highest annual bonus earned within the immediately prior three years), plus (c) $0.00, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive for 2007 (the immediately prior year). On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment of $1,100,000 based on achieving the 2008 EPS performance goal of $2.30.

(13)	Assumed payment of incentive bonus of $1,475,000 for the year of termination based on the 2008 EPS target performance goal of $2.45 plus $875,000 (50% of the 2007 bonus in the amount of $1,750,000 paid in 2008). On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment of $1,100,000 based on achieving the 2008 EPS performance goal of $2.30.

(14)	Assumes payment of incentive bonus of $1,475,000 for the year of termination based on 2008 EPS target performance goal of $2.45. On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment of $1,100,000 based on achieving the 2008 EPS performance goal of $2.30.

(15)	Assumes payment of incentive bonus of $1,200,000 for the year of termination based on achievement of actual 2008 EPS performance goal of $2.30 (with no reduction for subjective goals).

(16)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2008. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008).

(17)	Unvested shares of restricted stock will continue to vest during the five-year transition term, which will result in the vesting of all currently unvested shares of restricted stock held by Mr. Shaughnessy by the end of the transition term. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008). Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(18)	The vesting of all unvested stock option awards will accelerate as of December 31, 2008. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price.

(19)	Unvested stock option awards will continue to vest during the five-year transition term, which will result in the vesting of all currently unvested stock options held by Mr. Shaughnessy by the end of the transition term. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price. Assumes that any performance conditions are satisfied during the transition period.

Termination by (1)
the Executive for Any or
No Reason Coincident
With or During the
12-Month Period After
a “Change in Control,”
or (2) by the Executive for
“Good Reason”
Coincident With or
During the 24-Month
Period After a “Change
Termination	in Control” Occurs, or
by the Company	Termination	(3) by the Company
Termination	Without “Cause”	After a “Change	Without “Cause”	Death and
Termination	by the	or by the	in Control”	Coincident With or	Termination	Termination	“Disability”
by the	Executive	Executive	Other Than	During the 24-Month	at End of	at End of	During the
Company for	Without	With “Good	as Provided in	Period After a “Change	Employment	Transition	Employment
“Cause”	“Good Reason”	Reason”	Column (e)	In Control”	Term	Period	Year
($)	($)	($)	($)	($)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dominic DiNapoli:

Accrued Compensation(1)	—	—	—	—	—	—	—	—

Cash Compensation:
Base Salary(2)	n/a	n/a	6,000,000	6,000,000	n/a	n/a	n/a	n/a
Transition Payments(3)	n/a	n/a	1,500,000	1,500,000	1,500,000	1,500,000	n/a	n/a
Fixed Cash Payment(4)	n/a	800,000	n/a	n/a	n/a	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus(5)	n/a	n/a	n/a	1,200,000	(13)	800,000	(14)	600,000	(15)	n/a	800,000	(14)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	3,991,443	(16)	3,991,443	(16)	3,991,443	(16)	—	2,129,762	(17)	3,991,443	(16)
Stock Options	n/a	n/a	—	(18)	—	(18)	—	(18)	—	—	(18)	—	(18)

Benefits & Perquisites:
Dental and Medical
Benefits(6)	n/a	n/a	33,623	33,623	33,623	33,623	n/a	n/a
Life and ADD Insurance(7)	n/a	n/a	5,342	5,342	5,342	5,342	n/a	n/a
Long- and Short-Term
Disability Insurance(8)	n/a	n/a	4,014	4,014	4,014	4,014	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a
Automobile/Car Allowance(9)	n/a	n/a	120,387	120,387	120,387	120,387	n/a	n/a
401(k)(10)	n/a	n/a	20,700	20,700	20,700	20,700	20,700	n/a
Club Dues(11)	n/a	n/a	102,637	102,637	102,637	102,637	75,000	(19)	n/a

Severance:
Cash Severance(12)	n/a	n/a	n/a	n/a	8,400,000	n/a	n/a	n/a

Total	n/a	n/a	12,578,146	12,978,146	14,978,146	2,386,703	2,225,462	4,791,443
____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2008.

(2)	Assumes base salary continuation payments for the period January 1, 2009 to and including December 31, 2011 of $2,000,000 per annum.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of three years at an annual base compensation of $500,000 per annum.

(4)	The executive will be entitled to a fixed cash payment of $800,000. See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(5)	Upon an event of a change in control other than as provided in Column (e), executive will be entitled to a pro rated target incentive bonus for the year of termination or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Upon an event of a change in control as provided in Column (e), executive shall be entitled to a pro rated target incentive bonus for the year of termination, or, if no target payment incentive bonus was established for the year, or if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. Upon death or disability during the employment term, executive or his estate will be entitled to receive the target annual incentive bonus for the year, or, if no target annual incentive bonus was established for the year, or, if the target annual incentive bonus for the year was materially reduced so as to constitute good reason, the highest incentive bonus earned within the preceding three years. If executive dies or becomes disabled during the transition period, no pro rated bonus will be payable. At the end of the employment term, the executive will be entitled to a pro rated incentive bonus for the calendar year of termination based on the actual results achieved (without regard to any reduction that may apply due to any subjective performance goals). See “– 2008 Amendments to NEO Employment Arrangements to Comply with Section 409A and Section 162(m) of the Internal Revenue Code.”

(6)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2008 to provide dental and medical benefits to the executive and his dependents during the three-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $1,781 as of December 31, 2008 for life insurance and accidental death and dismemberment insurance during the three-year transition period.

(8)	Assumes no increase of the aggregate annual premiums of $1,338 as of December 31, 2008 for long- and short term disability insurance during the three-year transition period.

(9)	Assumes no increase of the Company’s annual cost as of December 31, 2008 of $40,129 for a company car or automobile allowance during the three-year transition period.

(10)	Assumes annual Company match under our 401(k) Plan of $6,900, the maximum match permitted for 2008, during the three-year transition term.

(11)	Assumes no increase of the Company’s annual cost of $9,212 of executive’s club membership during the three-year transition period, plus transfer of the $75,000 initiation deposit for membership in such club. The Company has agreed to transfer executive’s club membership in effect as of November 1, 2005 (if still in effect on the date of termination), including all rights to the initiation deposit at no cost to the executive.

(12)	$8,400,000 or three times $2,800,000, which is the sum of (a) $2,000,000 (executive’s annual base salary), plus (b) the greater of (i) $800,000 (the specified 2008 EPS target bonus at $2.45 for the year in which termination occurs) or (ii) $800,000 (highest annual bonus earned within the immediately prior three years), plus (c) $0.00, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive in 2007 (the immediately prior year).

(13)	Assumes payment of incentive bonus of $800,000 for the year of termination based on the 2008 EPS target performance goal of $2.45 plus $400,000 (50% of the 2007 bonus in the amount of $800,000 paid in 2008). On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment to the executive of $600,000 based on achieving the 2008 EPS performance goal of $2.30. On March 27, 2009, the Compensation Committee authorized an additional 2008 discretionary bonus payment of $200,000 to the executive.

(14)	Assumes payment of incentive bonus of $800,000 for the year of termination based on 2008 EPS target performance goal of $2.45. On February 24, 2009, the Compensation Committee authorized a 2008 bonus payment to the executive of $600,000 based on achieving the 2008 EPS performance goal of $2.30. On March 27, 2009, the Compensation Committee authorized an additional 2008 discretionary bonus payment of $200,000 to the executive.

(15)	Assumes payment of incentive bonus of $600,000 for the year of termination based on achievement of actual 2008 EPS performance goal of $2.30 (with no reduction for subjective goals).

(16)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2008. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008).

(17)	Unvested shares of restricted stock will continue to vest during the three-year transition term, which will result in the executive forfeiting as of December 31, 2008, 41,667 shares of the outstanding restricted stock award granted on November 1, 2005. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008). Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(18)	All stock options outstanding as of December 31, 2008 would have vested as of that date.

(19)	Represents the $75,000 initiation deposit for executive’s club membership. The Company has agreed to transfer executive’s club membership in effect as of November 1, 2005 (if still in effect on the date of termination), including all rights to the initiation deposit at no cost to the executive.

Termination by	Termination by
the Company	the Company
Without “Cause”	Without	Termination by
or by Notice of	“Cause” or	the Company
Non-Renewal	by Notice of	Without “Cause”
or by the	Non-Renewal	or by the
Executive for	or by the	Executive for
“Good Reason”	Executive for	“Good Reason”
Termination	During the	“Good Reason”	During the Last
by the	Termination	Termination by	First Two Years	During	Three Years
Company	by Executive	the Executive	of the Initial	Extended	of the Initial
with	for Resignation	Without	Employment	Employment	Employment
“Cause”	or Notice of	“Good Reason”	Term	Term	Term	Death	“Disability”
($)	Non-Renewal	($)	($)(1)	($)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Declan M. Kelly:

Accrued Compensation(2)	n/a	n/a	n/a	—	—	—	—

Cash Compensation:	n/a	n/a	n/a	n/a
Base Salary	n/a	n/a	n/a	1,945,027	(8)	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Equity and Long-Term
Incentives:
Restricted Stock(3)	n/a	n/a	n/a	1,206,360	1,206,360	1,206,360	1,206,360	1,206,360
Stock Options(4)	n/a	n/a	n/a	n/a	(4)	699,480	(5)	699,480	699,480	(5)	233,160	(6)

Benefits & Perquisites:
Dental and Medical
Benefits(7)	n/a	n/a	n/a	n/a	n/a	33,624	(9)	n/a	n/a
Life and ADD Insurance	n/a	n/a	2,448	(10)	n/a	n/a
Long- and Short- Term
Disability Insurance	n/a	n/a	n/a	n/a	n/a	3,465	(11)	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
401(k)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Club Dues	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Severance:	n/a
Cash Severance	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Total	n/a	n/a	n/a	1,206,360	1,905,840	3,890,404	1,905,840	1,439,520
____________________

n/a means not applicable

(1)	Assumes executive has been terminated effective December 31, 2008.

(2)	There would have been no Accrued Compensation due and payable as of December 31, 2007.

(3)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2008 if termination is due to death, disability, termination by the Company without cause, by the executive with good reason, or upon a change in control in accordance with the applicable award agreements. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008).

(4)	Unvested options will terminate if termination is by the Company with or without cause or by the executive with or without good reason.

(5)	The vesting of all unvested stock option awards will accelerate only upon death or a change in control. Represents the aggregate market value of such stock options for which vesting has accelerated or will continue to vest, determined by multiplying (a) the number of options by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price. Does not include a stock option exercisable for 75,000 shares of common stock with a Black-Scholes value of $2,242,838 with an exercise price per shares of more than $44.68 per share.

(6)	Stock Options will continue to vest and the stock options will be exercisable for 12 months if the termination is due to disability. Represents the aggregate market value of stock options which will continue to vest, determined by multiplying (a) the number of shares of common stock for which the stock options are exercisable by (b) the difference between (i) $44.68 (the closing price per share of FTI common stock as reported on the NYSE for December 31, 2008) and (ii) the applicable option exercise price. Does not include a stock option exercisable for 15,000 shares of common stock with a Black-Scholes value of $448,568 with an exercise price per shares of more than $44.68.

(7)	FTI has agreed to pay the executive’s COBRA premiums. The estimated COBRA premiums for coverage for the executive and his dependents as of December 31, 2008 were $23,394.

(8)	Assumes pro rated base salary continuation payments for the remainder of the CIO Initial Term for the period January 1, 2009 to and including October 4, 2009 of $535,027 (based on a per diem base salary of $1,931.51 determined by dividing (a) $705,000 by (b) 365 days) and annual base salary continuation payments for the period October 5, 2009 to October 4, 2011 of $705,000 per annum.

(9)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2008 to provide dental and medical benefits to the executive and his dependents during the three-year transition period.

(10)	Assumes no increase of the aggregate annual premiums of $816 as of December 31, 2008 for life insurance and accidental death and dismemberment insurance during the three-year transition period.

(11)	Assumes no increase of the aggregate annual premiums of $1,155 as of December 31, 2008 for long- and short term disability insurance during the three-year transition period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer or director or an immediate family member of an officer or director or a company, firm or entity in which an officer or director serves as an officer, director or partner, on the other hand.

     Mr. Stamas is a partner of Kirkland & Ellis LLP, a law firm that has been engaged during the last fiscal year to provide legal services to us in the ordinary course of business. At the Audit Committee meeting held in February 2008, the Audit Committee considered and approved the Company’s use of Kirkland & Ellis LLP to provide legal services. For the year ended December 31, 2008, fees paid by us to Kirkland & Ellis were approximately $1,700,000. Mr. Stamas owns 7,419 shares of FTI’s common stock and stock options for 102,945 shares of common stock that are currently exercisable or will be exercisable on or before May 30, 2009.

     In April 2009, FTI was advised that it will be engaged to provide financial advisory services to certain lenders to Algeco Scotsman. Gerard Holthaus, a director of FTI, is the Chairman of the Board and Chief Executive Officer as well as a significant stockholder of Algeco Scotsman. The types of services to be provided and the fees and terms of the engagement are on the same basis as FTI negotiates with unaffiliated third party clients. FTI estimates that fees for the engagement as it has currently been described to FTI will be around £1,650,000 (British Pounds Sterling). Algeco Scotsman will reimburse the lenders for fees they pay to FTI, as is customary in these types of relationships.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of FTI’s financial reporting process, FTI’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

     The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of March 31, 2009. We review and reassess the Charter annually, and more frequently as necessary to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Audit Committee is publicly available, can be found on the Company’s website at http://www.fticonsulting.com/en_us/about/governance/Pages/default.aspx and is furnished as Appendix B to this proxy statement.

     The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Mark H. Berey, Denis J. Callaghan and Gary C. Wendt. The Audit Committee and the Board have determined that Mr. Holthaus qualifies as an “audit committee financial expert,” based on his designation as a certified public accountant and his public accounting experience and experience as a chief financial officer of a publicly held company. All of the members of the Audit Committee qualify as financially literate and able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes.

     The independent registered public accounting firm is responsible for performing an independent audit of FTI’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews FTI’s quarterly financial statements. Management is responsible for FTI’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of FTI’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with FTI’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and FTI’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any management letter comments with FTI’s independent registered public accounting firm and management’s response.

     During fiscal 2008, the Audit Committee engaged KPMG as FTI’s independent registered public accounting firm for the quarters and year ended December 31, 2008. KPMG attended all of 10 regular and special meetings of the Audit Committee and met four times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and met with the Audit Committee in all the closed sessions held by the Audit Committee with respect to audit, financial reporting and internal control matters. The Audit Committee met with the head of internal audit of the Company three times in closed session during 2008. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the head of internal audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings.

     In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed FTI’s audited consolidated financial statements as of and for the year ended December 31, 2008 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of FTI were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of FTI Consulting, Inc., and accounting principles, as applied to the financial reporting of FTI Consulting, Inc.

3.	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve all audit and permitted non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of FTI for the fiscal year ended December 31, 2008, for filing with the SEC. We have concluded that KPMG, FTI’s independent registered public accounting firm for fiscal 2008, is independent from FTI and its management.

     We have retained KPMG as FTI’s independent registered public accounting firm for 2009.

     This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI.

Audit Committee

     Gerard E. Holthaus, Chair(1)
     Mark H. Berey(1)
     James A. Crownover(2)
     Denis J. Callaghan(2)
     Gary C. Wendt
____________________

(1)	On April 15, 2009, the Board concluded that it could not affirmatively find Mr. Holthaus would be independent for at least the duration of an engagement involving Algeco Scotsman. As a result of that decision, Mr. Holthaus went off of the Audit Committee and Mr. Berey assumed the position of Chair of the Audit Committee effective April 15, 2009.

(2)	Effective February 25, 2009 (a) James Crownover rotated off of the Audit Committee and was appointed to the Compensation Committee and (b) Denis Callaghan was appointed to the Audit Committee and rotated off of the Compensation Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for full years ended December 31, 2008 and 2007. In connection with the audit of the 2008 and 2007 financial statements, we entered into an engagement agreement with KPMG that set forth the terms by which KPMG performs audit services for FTI. Our engagement letter with KPMG is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

	2008	2007
	(in thousands)
Audit Fees	$2,137	$1,550
Audit-Related Fees	195	392
Tax Fees	721	510
All Other Fees	2	2

     Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2008, approximately $2,087,000 in fees were incurred for audit (including the audit of internal controls over financial reporting), statutory audit and quarterly review services provided in connection with periodic reports filed under the Exchange Act and approximately $50,000 in fees were incurred related to the audit of FTI Capital Advisors, LLC, a NASD member firm. Audit-related fees principally include professional services related to assistance in financial due diligence for our acquisitions of other businesses. Tax fees primarily include tax compliance and planning services.

     KPMG has confirmed to us its independence with respect to FTI under all relevant professional and regulatory standards.

     For 2008 and 2007, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding common shares who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2008, except that one Form 4 filed by Dominic DiNapoli reporting the withholding of shares of common stock on December 31, 2007 to pay the tax withholding liability upon the vesting of shares of restricted stock was filed on January 8, 2008, more than two business days following the filing deadline because of an inadvertent error, and one Form 4 filed by Brenda Bacon reporting the disposition of shares on November 25, 2008 was filed on December 1, 2008, more than two business days following the filing deadline because information necessary to complete the Form 4 was inadvertently delivered late.

PROPOSALS FOR THE 2010 ANNUAL MEETING

     If you want to present a proposal in the proxy statement at our 2010 annual meeting, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     Stockholders intending to present a proposal at our 2010 annual meeting must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock, which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For our annual meeting in 2010, we must receive stockholder proposals no earlier than December 24, 2009 and no later than January 23, 2010. If any stockholder proposal is received before December 24, 2009 or after January 23, 2010, it will be considered untimely, and we will not be required to present it at the 2010 annual meeting if submitted outside the processes of Rule 14a-8. If a stockholder wishes to submit a proposal at the 2010 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting, which will be December 24, 2009.

Appendix A

FTI CONSULTING, INC.
2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of _____ __, 2009)

ARTICLE I

ESTABLISHMENT AND OBJECTIVES OF PLAN

     FTI Consulting, Inc., a Maryland corporation (the “Company”), hereby establishes this FTI Consulting, Inc. Omnibus Incentive Compensation Plan (the “Plan”) for the benefit of non-employee directors, employees, officers and other individual service providers of the Company and its Affiliates. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining such persons and by providing such persons with additional incentives to serve the Company by increasing their proprietary interest in the success of the Company.

ARTICLE II

DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1 “Account” means, with respect to each Participant that is a Key Employee, a separate bookkeeping reserve account, which may include separate sub-accounts for Restricted Stock Units, Stock Units or cash amounts credited under the Plan to such Key Employee.

     2.2 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

     2.3 “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, Restricted Stock Unit, Stock Unit or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

     2.4 “Board” means the Board of Directors of the Company.

     2.5 “Bonus” means the incentive compensation bonus payment, if any, awarded to a Key Employee pursuant to a Performance-Based Incentive Compensation Plan that a Key Employee may receive with respect to a Plan Year.

     2.6 “Bonus Payment Date” means the date on which the Bonus becomes payable with respect to a Plan Year, without regard to any Deferral Election respecting such Bonus.

     2.7 “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held a majority of the Company Voting Stock. For purposes hereof, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company. Notwithstanding the foregoing, for purposes of any Award hereunder that constitutes “nonqualified deferred compensation” (within the meaning of Section 409A) and that is settled, payable or otherwise distributable upon a Change in Control, a Change in Control shall not be deemed to occur hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A).

     2.8 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     2.9 “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised (to the extent determined to be necessary or advisable by the Board) of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

     2.10 “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

     2.11 “Deferrable Bonus” means 33.33% of a Key Employee’s Bonus (or such other amount or percentage of the Bonus that the Committee determines from time to time is eligible to be deferred under the Plan), provided that any Bonus (or portion thereof) that is paid to a Key Employee after termination of employment shall not constitute a Deferrable Bonus under the Plan.

     2.12 “Deferral Election” means a written election made in accordance with the provisions of Article IV to defer receipt of a Key Employee’s Deferrable Bonus (or a portion thereof) pursuant to the Plan.

     2.13 “Disability” or “Disabled” shall have the meaning ascribed thereto under Code Section 409A(a)(2)(C); provided that for purposes of the grant of any incentive stock option under the Plan, the term “Disability” shall have the meaning attributed to such term under Code Section 22(e)(3).

     2.14 “Elected Payment Date” shall have the meaning ascribed to such term under Section 4.4 of the Plan.

     2.15 “Eligible Service Provider” means a person who is an employee (including any Key Employee), officer, non-employee director or such other individual service provider of the Company or an Affiliate, as may be determined by the Committee from time to time to be eligible to participate in the Plan. Once an Eligible Service Provider, a person shall continued to be an Eligible Service Provider until determined by the Committee to be ineligible to participate in the Plan (or such person’s service with the Employer ceases).

     2.16 “Employer” means the Company and each of its Affiliates.

     2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     2.18 “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan taking into account the requirements of Section 409A. For all purposes under the Plan, the term “relevant date” as used herein means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion. Notwithstanding the foregoing, for purposes of the grant of stock options and stock appreciation rights under the Plan, “Fair Market Value” may be determined by the Committee under any method available under Section 409A.

     2.19 “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

     2.20 “Grant Date” means the date authorized by the Committee for the grant of an Award under the Plan.

     2.21 “Key Employee” means a person who is an employee of the Company or of an Affiliate and who holds the position of Senior Managing Director or higher, or such other highly-compensated position, as may be determined by the Committee from time to time. Once a Key Employee, a person shall continue to be a Key Employee until otherwise determined by the Committee (or such person’s employment with the Employer ceases). Notwithstanding the foregoing, officers designated as Section 16 officers under the Exchange Act by the Board shall not be treated as Key Employees under the Plan.

     2.22 “Participant” means an Eligible Service Provider to whom an Award has been granted pursuant to the Plan.

     2.23 “Payment Election” means a written election made in accordance with the provisions of Article IV to select an Elected Payment Date with regard to an Award of Stock Units granted under the Plan to a Key Employee.

     2.24 “Performance-Based Compensation” means performance-based compensation payable based on services performed over a period of at least 12 months, determined in accordance with Section 409A.

     2.25 “Performance-Based Incentive Compensation Plan” means any plan, policy or program (or portion thereof) that provides for Performance-Based Compensation or bonuses, and which plan, policy or program (or portion thereof) is designated by the Company to be a Performance-Based Incentive Compensation Plan for purposes of the Plan. The Company may add or eliminate such designation for any plan, policy or program (or portion thereof) at any time in its discretion. No Performance-Based Compensation or bonus shall be eligible for deferral under the Plan unless the plan, policy or program (or portion thereof) that provides for such payment is designated by the Company as a Performance-Based Incentive Compensation Plan.

     2.26 “Plan” means this FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended from time to time.

     2.27 “Plan Year” means any 12-month period during the term of the Plan coinciding with a calendar year.

     2.28 “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Committee, in its discretion, may impose.

     2.29 “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

     2.30 “Separation from Service” means a “separation from service” with respect to the Employer, within the meaning of Code Section 409A(a)(2)(A)(i).

     2.31 “Specified Employee” shall have the meaning attributed to such term under Code Section 409A(a)(2)(B)(i) and the applicable provisions of Treasury Regulation Section 1.409A-1(i).

     2.32 “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.

     2.33 “Unforeseeable Emergency” shall have the meaning described thereto under Code Section 409A(a)(2)(B)(ii).

ARTICLE III

ADMINISTRATION OF THE PLAN

     3.1 Administrator. Except as otherwise provided herein or as the Board may determine from time to time, the Plan shall be administered by the Committee.

     3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the Eligible Service Providers to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, to the extent not inconsistent with the terms of the Plan; (5) subject to the limitations of Sections 8.3.2 and 8.4.2 hereof, modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as specifically provided otherwise in the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) determine conclusively whether (and, if applicable, when) a Participant is a Specified Employee or Disabled, or has experienced a Separation from Service or Unforeseeable Emergency, and shall make such determination consistent with Section 409A; (7) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of a Participant’s employment or other relationship with the Company or its Affiliates; provided, however, that (a) the Board may accelerate vesting terms and conditions and lapse of restrictions of outstanding Awards for reasons of (i) death, (ii) Disability, (iii) Change in Control, (iv) retirement, or (v) an event of termination (including termination by the Company or its Affiliate without cause, termination by grantee for good reason, or settlement or waiver of claims or proceedings arising out of a termination by the Company or its Affiliate without cause), and (b) no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Section 409A, except as otherwise permitted thereunder; and (8) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

     3.3 Guidelines; Delegation. The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate certain administrative or ministerial duties to a subcommittee of the Committee or to one or more officers or employees of the Company or an Affiliate as the Committee deems necessary or advisable in its sole and absolute discretion, but shall retain the ultimate responsibility for the interpretation of the Plan. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

     3.4 Effect of Committee Decisions. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, all Participants in the Plan (and their beneficiaries) and any other employee, consultant, or director of the Company, and their respective successors in interest.

     3.5 Limited Liability and Indemnification. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or determination made in good faith relating to the Plan. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all of their activities under the Plan.

     3.6 Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE IV

BONUS DEFERRAL AND PAYMENT ELECTIONS

     4.1 Initial Deferral Elections. For any Plan Year, a Key Employee may elect, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), to irrevocably defer payment of all or a specified part of such Key Employee’s Deferrable Bonus earned during such Plan Year (and, to the extent set forth in Section 4.2, in any succeeding Plan Years until such Key Employee ceases to be a Key Employee). Any person who shall become a Key Employee during any Plan Year, may elect, no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan under this Article IV, to irrevocably defer payment of all or a specified part of such Deferrable Bonus (as adjusted for any limitations imposed by Section 409A) payable with respect to services rendered during the remainder of such Plan

Year (and, to the extent set forth in Section 4.2, for any succeeding Plan Years until the Key Employee ceases to be a Key Employee). Any Deferrable Bonuses deferred pursuant to the Plan shall be paid to the Key Employee at the time and in the manner specified in Article VI.

     4.2 Subsequent Deferral Elections. Deferral Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1). Deferral Elections will remain in effect from Plan Year to Plan Year unless modified by the Key Employee for a subsequent Plan Year as indicated in the following sentence (or until such person ceases to be a Key Employee). Modifications to a Key Employee’s current Deferral Election for any subsequent Plan Year may be made by filing a new Deferral Election form by June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1).

     4.3 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, to the extent that any Bonus does not constitute Performance-Based Compensation, the Deferral Election and Payment Election timing for such Bonuses shall be as provided in Sections 4.1, 4.2, 4.4 and 4.5 except substituting “December 31st of the Plan Year preceding such Plan Year” for “June 30th of such Plan Year.”

     4.4 Payment Elections. For any Plan Year in which a Key Employee elects pursuant to the preceding sub-sections to irrevocably defer payment of all or a specified part of the Key Employee’s Deferrable Bonus earned during such Plan Year, a Key Employee, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), may select a payment date for the resulting award of Stock Units granted (the “Elected Payment Date”). For any person who shall become a Key Employee during any Plan Year who irrevocably defers payment of all or a specified part of such Deferrable Bonus earned during such Plan Year as provided above, such Key Employee may select the Elected Payment Date no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan. A Key Employee may select an Elected Payment Date that is on or after January 1st of the second calendar year after the applicable Grant Date of the resulting award of Stock Units. To the extent that a Key Employee does not make a valid Payment Election with respect to an award of Stock Units, there shall be no Elected Payment Date for such Award (and no subsequent Payment Election under Section 4.6 shall be permitted with respect to such Award).

     4.5 Subsequent Payment Elections. Except as specifically provided in Section 4.6, Payment Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.4). A Payment Election will only be valid for the Plan Year to which it applies, and Key Employees will need to make a separate Payment Election for each Plan Year in accordance with Section 4.4.

     4.6 Change in Payment Elections. A Payment Election with regard to an award of Stock Units may be changed only if the following is satisfied: (i) the subsequent Payment Election shall not take effect until at least 12 months after the date on which the subsequent Payment Election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date of the current Payment Election.

     4.7 Deferral Election and Payment Election Forms. An Eligible Employee’s Deferral Elections and Payment Elections shall be made in a form and manner prescribed by the Committee.

ARTICLE V

DEFERRED COMPENSATION ACCOUNTS

     5.1 Accounts. The Company shall maintain a separate Account for the Deferrable Bonuses deferred by each Key Employee.

     5.2 Grant of Stock Units. For each Plan Year with respect to which a Key Employee has a valid Deferral Election in force, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Section 5.3, the Key Employee’s Account shall be credited, on the Grant Date with respect to the applicable Bonus Payment Date, with a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing (a) the amount of the Deferrable Bonus for such Plan Year that the Key Eligible Employee has elected to defer, by (b) the Fair Market Value of one share of Common Stock on the applicable Grant Date. Notwithstanding the foregoing, no Stock Units will be credited to the Key Employee’s Account unless the Key Employee is employed with the Employer on the Grant Date. The crediting of Stock Units to the Key Employee’s Account shall not entitle the Key Employee to voting or other rights as a stockholder until shares of Common Stock are issued upon distribution of the Key Employee’s Account, but shall entitle the Key Employee to receive dividend equivalents under Section 5.4.

     5.3 Cash Credit in lieu of Stock Units. In the event that the Committee determines, in its sole discretion, that there are insufficient shares of Common Stock available for award under the Plan as of a Bonus Payment Date or applicable Grant Date to make awards of Stock Units in accordance with Section 5.2 of the Plan to all Key Employees who have valid Deferral Elections in force, the Committee may credit cash amounts, in lieu of Stock Units, to the Account of one or more of such Key Employees (as determined by the Committee) for some or all (as determined by the Committee) of the amount of the Deferrable Bonus that such Key Employee elected to defer. For such Key Employees, the amount of the Deferrable Bonus (if any) taken into consideration under Section 5.2 in determining Stock Units shall be adjusted accordingly for such crediting of cash amounts. Such credited cash amounts shall accrue interest at a rate of 6%.

     5.4 Dividend Equivalents. As of the date that the Company pays any cash dividend on shares of Common Stock, each Key Employee’s Account shall be credited with that number of Stock Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the Stock Units credited to the Key Employee’s Account immediately prior to such payment date had the shares of Common Stock represented by such Stock Units been outstanding as of such payment date, by (b) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, however, that if the Committee determines, in its sole discretion, that there are then insufficient shares of Common Stock available for award under the Plan as of the dividend payment date to credit dividend equivalent Stock Units to all Key Employees’ Accounts in accordance with this Section 5.4, then the Committee, in its sole discretion, may credit one or more Key Employees’ Accounts with dividend equivalents in the form of cash credits in lieu of Stock Units.

     5.5 Vesting. All Stock Units and cash amounts credited to Key Employees’ Accounts under the Plan pursuant to Article IV and this Article V shall at all times be fully vested and not subject to any risk of forfeiture.

ARTICLE VI

DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS

     6.1 Distributions. Subject to Section 6.2, amounts credited to a Key Employee’s Account shall be distributed in accordance with the requirements of Section 409A (including without limitation Code Section 409A(a)(2)) as soon as practicable following the earliest of:

(a) the applicable valid Elected Payment Date (if any) for such amounts;
(b) the date of the Key Employee’s Separation from Service;
(c) the date that the Key Employee becomes Disabled;
(d) the date of the Key Employee’s death;
(e) the date of a Change in Control; and
(f) the occurrence of an Unforeseeable Emergency with respect to the Key Employee.

     The amount distributed under Section 6.1(a) shall be the amount in the Account covered by the applicable Elected Payment Date. The amount distributed under Sections 6.1(b) through 6.1(e) shall be the whole amount in the Account. The amount distributed under Section 6.1(f) shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Key Employee’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the Key Employee’s account shall continue to be subject to the terms of the Plan.

     6.2 Specified Employee. Section 409A requires that in the case of any Specified Employee, the requirements of Section 409A are only met if distributions upon a Separation from Service are not made before the date which is six months after the date of the Specified Employee’s Separation from Service (or, if earlier, the date of the Specified Employee’s death). Thus, if, at the time any distributions would otherwise be made to a Key Employee pursuant to Section 6.1(b), the Key Employee is a Specified Employee, then such distributions shall not be made until the date which is six months and one day after the Key Eligible Employee’s Separation from Service (or, if earlier, the date of the Key Employee’s death).

     6.3 Form of Distribution. Distribution of Key Employees’ Accounts shall be made in the form of a single sum distribution. All distributions of Stock Units from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash. All distributions of cash amounts credited under the Plan shall be paid in cash. All distributions upon an Unforeseeable Emergency shall first be paid through the distribution of Stock Units credited to the applicable Key Employee’s Account, and second through the distribution of any cash amounts credited under the Plan to such Key Employee’s Account.

     6.4 No Acceleration. The time of any Account distribution shall not be accelerated, except as otherwise permitted under Section 409A (including, without limitation, Section 409A(a)(3) of the Code) and under the Plan.

     6.5 Beneficiary Designation. Each Key Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If no beneficiary has been designated by the Key Employee, then in the event of the Key Employee’s death, the balance of the amounts credited to the Key Employee’s Account shall be paid, in accordance with Section 6.1, to the Key Employee’s or former Key Employee’s estate. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Key Employee and filed with the Company’s Secretary.

ARTICLE VII

DEFERRED COMPENSATION AWARDS TO NON-EMPLOYEE DIRECTORS

     Awards under Article IV through Article VI of the Plan may be issued to non-employee directors who elect under the FTI Consulting, Inc. Non-Employee Director Compensation Plan to (i) defer their annual retainer fees as Stock Units, or (ii) receive their cyclical equity grant in the form of Restricted Stock Units. Such Awards shall be subject to the terms of the Plan; provided, however, that the determination of the number of applicable Stock Units and Restricted Stock Units, and the applicable vesting, dividend equivalent, settlement and distribution provisions shall be in accordance with the terms provided under the FTI Consulting, Inc. Non-Employee Director Compensation Plan.

ARTICLE VIII

GENERAL EQUITY AWARDS

     8.1 General. The Committee, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Section 409A, the Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with the requirements of Section 409A. The maximum term for any stock option or stock appreciation right shall not exceed ten years from the Grant Date of such Award (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, shall not exceed five years from the Grant Date).

     8.2 Participation. All Eligible Service Providers as may be selected by the Committee from time to time may receive grants of Awards under this Article VIII, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date that such individuals first perform services for the Company or an Affiliate, provided that the grant of such Awards shall be conditioned upon such individuals actually commencing the performance of such services.

     8.3 Stock Options.

     8.3.1 In General. The Committee may from time to time grant Awards of incentive stock options or nonstatutory stock options to Eligible Service Providers; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock on the Grant Date (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, at least 110% of the Fair Market Value of a share of Common Stock on the Grant Date). No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and unless it otherwise meets the requirements of Section 422 of the Code.

     8.3.2 Prohibition on Option Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any stock option granted under the Plan, (i) through cancellation and replacement or regrant with lower priced options, (ii) through exchange, replacement, or buyouts of awarded options with cash, or (iii) by lowering the option exercise price of a previously granted Award, without the prior approval of the Company’s stockholders.

     8.4 Stock Appreciation Rights.

     8.4.1 In General. The Committee may from time to time grant Awards of Stock Appreciation Rights (“SARs”) to Eligible Service Providers. An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock, over (B) the base price per share specified in the Grant Agreement, multiplied by (2) the number of shares of Common Stock specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     8.4.2 Prohibition on SAR Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any SAR granted under the Plan, (i) through cancellation and replacement or regrant with lower priced SARs, (ii) through exchange, replacement, or buyouts of awarded SARs with cash, or (iii) by lowering the SAR base price of a previously granted Award, without the prior approval of the Company’s stockholders.

     8.5 Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

     8.6 Phantom Stock. The Committee may from time to time grant Awards to Eligible Service Providers denominated in stock-equivalent units (referred to as “phantom stock,” “phantom stock units,” “Restricted Stock Units,” and “Stock Units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the

Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.

     8.7 Performance Awards. The Committee may, in its discretion, grant performance Awards which become vested or payable on account of attainment of one or more performance goals during a specified period as established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Section 409A to the extent applicable. The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. EBITDA means earnings before interest, taxes, depreciation and amortization. At any time prior to the final determination of the performance Awards, the Committee may adjust the performance goals and Awards for Participants to the extent that the Committee deems appropriate considering the requirements of Code Section 162(m); provided that if a performance Award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Committee shall be precluded from increasing the amount of compensation payable under the terms of such performance Award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) a change in tax law or accounting standards required by generally accepted accounting principles. In addition, the performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

     8.8 Other Stock-Based Awards. The Committee may from time to time grant other stock-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based Awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

     8.9 Cash-Based Awards. The Committee may from time to time grant cash-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based Awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash. The maximum dollar award that may be paid to any one individual as cash-based Awards under the Plan in any calendar year shall not exceed the aggregate amount of $15 million.

ARTICLE IX

SHARE RESERVE AND ADJUSTMENTS

     9.1 Available Shares. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,500,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards granted during any calendar year to any one individual under the Plan shall be limited to 200,000 shares of Common Stock per type of Award. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards granted during the term of the Plan that are described in Sections 8.5 through 8.8 shall be limited to 900,000 shares of Common Stock in the aggregate. In addition, not more than five percent (5%) of stock-based Awards granted under the Plan that are described in Sections 8.5 through 8.8 shall be granted with pro rata vesting periods ending less than (a) in the case of stock-based Awards granted under the Plan that are described in Section 8.7, one-year measured from the Grant Date, and (b) in the case of stock based Awards granted under the Plan that are described in Section 8.5, 8.6 or 8.8, three years measured from the Grant Date.

     9.2 Changes in Capital Structure. In the event of a stock dividend, extraordinary dividend, or stock split or reverse stock split affecting the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 9.1 of the Plan, and (B) the number of shares covered by and other terms of outstanding Awards, shall, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, extraordinary dividend, stock split or reverse stock split. The Company will not issue fractional shares of Common Stock.

     9.3 Other Transactions Affecting the Common Stock. Except with respect to the transactions set forth in Section 9.2, in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, other than (subject to Section 9.4) any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan; and (B) appropriate adjustments in outstanding Awards, including, but not limited to, modifying the number, kind and price of securities subject to Awards. The terms and conditions of the Plan will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Participant in exchange for, or by virtue of such Participant having been credited with, an Award, whether such additional and/ or substitute securities or other property are received as a result of any spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event not resulting in a Change in Control affecting the Common Stock or the share price of the Common Stock. The Committee shall make such equitable adjustments, if any, with respect to Key Employee Accounts (including, without limitation, adjusting the number of Restricted Stock Units or Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available thereunder and to reflect any spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock.

     9.4 Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. Notwithstanding the foregoing, the terms of the Grant Agreement shall control to the extent that it otherwise provides different treatment for an Award in the event of any transaction resulting in a Change in Control of the Company. In the event of such termination as described in the first sentence hereof, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or immediately prior to the effective time of the Change in Control.

     9.5 Unusual or Nonrecurring Events. The Committee shall make, in its discretion, and without the consent of holders of Awards, and subject to the limitations of Sections 8.3.2 and 8.4.2, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     9.6 Limitation on Share Issuances. Notwithstanding any other provision of the Plan to the contrary, for the period commencing on January 1, 2009 and ending on December 31, 2011, the number of shares of Common Stock subject to Awards granted under the Plan and under any other equity compensation plan of the Company shall be limited to an average of 4.01% of the Company’s weighted average basic shares of Common Stock outstanding, which is the “burn rate” limit established by Institutional Shareholder Services for the Company’s industry peer group. For purposes of the calculation used to determine compliance with the limitation described in the foregoing sentence, the number of shares of Common Stock granted in a calendar year under the Plan, with respect to Awards described in Sections 8.5 through 8.8 shall count as (i) 1.5 shares of Common Stock, if the Company’s annual Common Stock price volatility is 54.6% or higher, (ii) two shares of Common Stock, if the Company’s annual Common Stock price volatility is between 36.1% and 54.6%, (iii) 2.5 shares of Common Stock, if the Company’s annual Common Stock price volatility is between 24.9% and 36.1%, (iv) three shares of Common Stock, if the Company’s annual Common Stock price volatility is between 16.5% and 24.9%, (v) 3.5 shares of Common Stock, if the Company’s annual Common Stock price volatility is between 7.9% and 16.5%, and (vi) four shares of Common Stock, if the Company’s annual Common Stock price volatility is less than 7.9%.

ARTICLE X

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     The Plan, the grant of Awards, and the issuance and delivery of shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares of Common Stock if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority or national securities exchange. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state, local or foreign laws. A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. To the extent applicable, Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law. The Committee may take such actions as it deems appropriate to ensure that the Plan and Awards hereunder may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Any determination in this connection by the Committee shall be final, binding, and conclusive.

ARTICLE XI

MODIFICATION AND TERMINATION

     11.1 General Provisions. The Board may terminate, amend or modify the Plan or any portion hereof at any time; provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, with respect to any type of Award, or with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan, in either case except as provided in Sections 9.2 through 9.5, or (ii) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Except as specifically provided otherwise in the Plan, no amendment or termination of the Plan shall adversely affect the rights of a Participant that has been established prior to such amendment or termination absent the written consent of the affected Participant. Notwithstanding the foregoing, any amendment or modification of the Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan or to prevent an amount deferred under the Plan from being subject to any federal, state or local tax prior to the distribution of such deferred amounts in accordance with the terms of the Plan.

     11.2 Tax Law Compliance. To the extent that any provision of the Plan or any Award, or action by the Board or Committee would subject any participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and Awards hereunder will comply with Section 409A to the extent applicable, and the Plan and such Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award hereunder may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

     11.3 Post-Change in Control. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Section 409A to fail to comply in any respect with Section 409A without the written consent of the Participant.

     11.4 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 9.1, (b) increases the number of shares available under the Plan, as set forth in Section 9.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans at any time. The Committee may delegate the authority to approve sub-plans to comply with and administer such plans under the laws of jurisdictions outside the U.S. to a committee composed of executive officers, provided, that, such committee of executive officers shall have no power and authority to grant, award, approve, authorize and set the terms of any equity awards under this Plan.

ARTICLE XII

MISCELLANEOUS

     12.1 Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the Participant. For each calendar year in which a Participant receives an Award in connection with the deferral of compensation, the Employer shall withhold from that portion of the Participant’s compensation that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes due; provided, however, that the Committee may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.

     12.2 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as a result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     12.3 No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the individual’s interests under the Plan. The Plan shall not be deemed to create or confer on any individual any right to be retained in the employment or service of the Employer, nor to create or confer on any individual the right to make a Deferral Election or receive an Award with respect to any future period of service with the Employer. The terms and conditions of an individual’s employment or service with the Employer shall be governed by arrangements entered into independently of the Plan.

     12.4 Unfunded Status of the Plan. Neither the Plan nor any Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company. With respect to the deferred compensation features of the Plan contained in Article IV through Article VII, the Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of management and highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. Restricted Stock Units, Stock Units and cash amounts credited to the Accounts of Participants, and any deemed earnings with respect thereto, shall be reflected in separate bookkeeping reserve accounts and held in the general assets of the Company, and no separate fund or trust shall be created or moneys set aside on account of the Accounts. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. Notwithstanding the foregoing, the Committee, in its discretion, may elect to establish a fund (the “Fund”) containing assets equal to the amounts credited to Participants’ Accounts under the Plan, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company’s bankruptcy or insolvency as defined in any such trust.

     12.5 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

     12.6 Nontransferability and Pledging. No Award or interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such Award, interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No Award and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

     12.7 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset amounts to be paid to a Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company, except that no such offset shall be permitted to the extent that such an offset would result in adverse tax consequences to the Participant under Section 409A.

     12.8 Availability of Rights. All rights with respect to an Award or an Account, including Restricted Stock Units or Stock Units credited thereto, will be available during the Participant’s lifetime only to the Participant or the Participant’s legally authorized guardian or personal representative. The Committee may, in its discretion, require a Participant’s guardian or personal representative to supply it with evidence that the Committee deems necessary to establish the authority of the guardian or personal representative to act on behalf of the Participant.

     12.9 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any individual or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such individual or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     12.10 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

     12.11 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     12.12 Treatment for Other Compensation Purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

     12.13 Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Code Section 83 in the gross income of a Participant for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the executed election form.

     12.14 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses.

     12.15 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

     12.16 Headings. Section headings are used in this Plan for convenience of reference only and shall not affect the meaning of any provision of the Plan.

     12.17 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine, and the plural will include the singular and the singular will include the plural.

     12.18 Effective Date. The Plan was adopted by the Board on March 29, 2006, subject to approval by the Company’s stockholders. The Plan shall be effective as of June 6, 2006 (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     12.19 Effect on Other Plans. The FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, the FTI Consulting, Inc. 2004 Long-Term Incentive Plan and the FTI Consulting, Inc. Non-Employee Director Compensation Plan shall remain in full force and effect on and after the Effective Date. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans that may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

ARTICLE XIII

CLAIMS PROCEDURES

     13.1 Initial Claims. In the event that a dispute arises over any payment under the Plan and the payment is not paid or delivered to the Participant (or to the Participant’s estate in the case of the Participant’s death), the claimant of such payment must file a written claim with the Committee within 60 days from the date payment or delivery is refused. The Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

     13.2 Appeals. If the claimant desires a second review, such claimant shall notify the Committee in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments that the claimant may deem appropriate. In its discretion, the Committee shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the decision is based.

FTI CONSULTING, INC.
2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of _______ ____, 2009)

i

Appendix B

FTI CONSULTING, INC.
CHARTER OF AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

Amended and Restated Effective as of March 31, 2009

Organization and Operation

     There shall be a committee of the Board of Directors to be known as the Audit Committee (“Audit Committee”). The Audit Committee shall be comprised of at least three directors who are independent of management and FTI Consulting, Inc. (the “Company”). Members of the Audit Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange (the “NYSE”), Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise, as required by the NYSE rules and regulations. An Audit Committee member who satisfies the definition of an “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K, promulgated by the SEC, as determined by the Nominating and Corporate Governance Committee or the Board of Directors (as the case may be), shall be deemed to have the relevant accounting or related financial management expertise. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members of the Audit Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Audit Committee shall designate a Chair by majority vote of the members of the Audit Committee. The Chair shall preside at all sessions of the Audit Committee and develop the agenda for each Audit Committee meeting. The Chairman of the Board of Directors, Chief Executive Officer of the Company or the Chair of the Audit Committee may call a meeting of the Audit Committee. The Audit Committee shall cause to be made and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. Any director of the Board of Directors, at his or her option, or at the Audit Committee’s request, may attend a meeting of the Audit Committee but, if he or she is not a member of the Audit Committee, he or she shall not be counted in determining the presence of a quorum and shall not be entitled to vote. At any time, the Audit Committee may go into executive session and exclude non-members and management from Audit Committee proceedings.

     In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Audit Committee.

Meetings

     The Audit Committee shall hold meetings as deemed necessary or desirable by the Chair of the Audit Committee. In addition to such meetings of the Audit Committee as may be required to perform the functions described under “Responsibilities and Duties” below, the Audit Committee shall meet on a periodic basis. The Audit Committee shall meet periodically in separate executive sessions with Company management, the senior internal auditing executive and the Company’s independent auditors to discuss any matters that the Audit Committee (or any of these groups)

believes should be discussed privately. While the Audit Committee is not required to provide a written report of such executive sessions, it is required to inform management of any concerns or material issues arising from such sessions.

Responsibilities and Duties

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee or such subcommittee, as applicable, shall consider whether the provision of permitted non-audit services is compatible with maintaining such firm’s independence.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors and approve their fees. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      In carrying out these responsibilities and duties, the Audit Committee will:

A.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

B.	In connection with its review of the Company’s quarterly and annual reports and related financial statements, review:

	1.	with the independent auditors and financial and accounting personnel, (i) the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, and (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable;

	2.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (as defined in accordance with the Company’s Management Policies and Procedures) made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements;

	3.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

	4.	the Company’s internal audit function, taking into account any changes in laws or regulations, as well as current industry standards; and

	5.	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as any financial information and earnings guidance provided to analysts and rating agencies. Further, the Audit Committee shall review such matters related to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies prior to release of such information if the release is not concurrent with the Audit Committee’s review of the Company’s quarterly and annual reports.

If any material matters are brought to the attention of the Audit Committee during the reviews contemplated by this subsection B, the Audit Committee shall consider whether independent review of such matters by an outside advisor is necessary or advisable and, if so, shall retain such advisors as are deemed necessary and appropriate in the discretion of the Audit Committee for that purpose.

C.	Receive and review reports from inside and outside legal counsel, regulators and others regarding legal, regulatory and other matters that may have a material effect on the financial statements or related Company compliance policies.

D.	Inquire of management and the independent auditors about significant risks or exposures, including, but not limited to, financial risks, and assess the steps management has taken to minimize such risks to the Company. Discuss the Company’s guidelines and policies with respect to risk assessment and risk management, in compliance with applicable requirements and guidance under the NYSE rules and standards, federal law and the rules of the Commission.

E.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or the public. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

F.	Meet to review and discuss the quarterly financial statements with financial management and the independent auditors, including reviewing the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Form 10-Q and prior to any press release of results, and determine whether the independent auditors take any exception to the disclosure and content of the financial statements. Meet to review and discuss any other matters required to be communicated to the Audit Committee by the auditors.

G.	Review and discuss quarterly reports from the independent auditors on: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

H.	Meet to review and discuss the financial statements to be contained in the annual report to stockholders with management and the independent auditors, including reviewing the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Meet to review and discuss with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also meet to review and discuss with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

I.	Meet to review and discuss disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

J.	Provide sufficient opportunity for the independent auditors and the internal auditor to meet with the members of the Audit Committee without members of management present. Notwithstanding the foregoing, the Audit Committee shall meet periodically with the independent auditors and the internal auditors, separately, without members of management present. Among the items to be discussed in the meetings with the independent auditors are the independent auditors’ evaluation of the Company’s financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of audit.

K.	Review with the independent auditors any audit problems or difficulties and management’s response. As appropriate, and at the Audit Committee’s discretion, it may discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

L.	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

M.	Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

N.	Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors’ internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors’ quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board promptly after each such review.

O.	Prior to the initial engagement of a registered public accounting firm and on an annual basis thereafter, the Audit Committee shall (i) ensure that such firm delivers to the Audit Committee and the Company a written communication describing all professional services and relationships that might bear on its independence, (ii) discuss with such firm the potential effects of such relationships and their impact on its independence, (iii) document such discussions with such firm in writing, and (iv) take, or recommend that the Board of Directors take, appropriate action to satisfy itself as to such firm’s independence, in accordance with applicable requirements of the Public Company Accounting Oversight Board (or successor organization) as in effect from time to time, At least annually, the Audit Company shall ensure that the Company’s registered public accounting firm delivers an affirmation in writing that, as of the date of the communication, it is independent.

P.

Review and approve all related party transactions, including contracts or other transactions between or among the Company or a subsidiary and an officer or a director or an immediate family member of an officer or a director, or another company, firm or entity in which an officer or a director of the Company serves as an officer, director or has a material financial interest. The Audit Committee shall either approve or reject the proposed transaction. The Audit Committee shall communicate its findings and determinations with respect to each related party transaction to the Board. The Audit Committee shall submit the matter to the Board if the Audit Committee finds that it is advisable to submit proposed transaction to the Board or stockholders for approval in accordance with Section 2-419(b) of the Maryland General Corporation Law.

Q.	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor.

R.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

S.

Obtain assurances from management, the Company’s senior internal auditing executive and the independent auditors that none of them are aware that the Company and its subsidiaries are not in conformity with applicable legal requirements and the Company’s Policy on Ethics and Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Policy on Ethics and Business Conduct.

T.

Establish procedures for the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

U.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

V.	Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

W.

Prepare a report of the Audit Committee to be included in the Company’s proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the auditors the independence of the auditors; and (3) based upon the Committee’s review and discussions with management and the independent auditors, the Committee had recommended to the Board of Directors that the audited financials be included in the Company’s annual report on Form 10-K.

X.	Include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

Y.	Regularly submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

Z.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

AA.

Review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers appropriate for consideration by the Board as conditions dictate but at least annually.

BB.	Annually review the Committee’s performance of its responsibilities and duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

ATTN: JOANNE CATANESE CORPORATE SECRETARY, FTI CONSULTING, INC. 500 EAST PRATT STREET SUITE 1400 BALTIMORE, MD 21202
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by FTI Consulting, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FTI Consulting, Inc., c/o Broadridge Investor Communication Solutions, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, MARK, SIGN, DATE AND PROMPTLY RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FTICO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FTI CONSULTING, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR CLASS I DIRECTORS AND FOR PROPOSALS 2 and 3 LISTED BELOW.

Vote on Directors

1.	ELECTION OF TWO CLASS I DIRECTORS.

Nominees:

DENIS J. CALLAGHAN

MATTHEW F. MCHUGH

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposal		For	Against	Abstain

2.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE FTI CONSULTING, INC. DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS (TO BE RENAMED THE FTI CONSULTING, INC. 2009 OMNIBUS INCENTIVE COMPENSATION PLAN).	☐	☐	☐

3.	RATIFY THE RETENTION OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Jack B. Dunn, IV and Jorge A. Celaya, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 3, 2009 at the executive office of the Company located at 777 Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401 at 9:30 a.m. Eastern Time, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 30, 2009, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)